EXHIBIT 10.1
EXECUTION VERSION

CREDIT AGREEMENT AND GUARANTY
dated as of April 26, 2022
by and among
ESTABLISHMENT LABS HOLDINGS INC.,
as the Borrower,

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,
as the Guarantors,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders,
and
OAKTREE FUND ADMINISTRATION, LLC,
as the Administrative Agent

U.S. $225,000,000

    (continued)

    (continued)

    (continued)

    (continued)

14.18 Judgment Currency	136
14.19 USA PATRIOT Act	136
14.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	136
14.21 Certain ERISA Matters	137

    (continued)
SCHEDULES AND EXHIBITS
Schedule 1    -    Loans Schedule
Schedule 2    -    Target Gross Sales
Schedule 3        Permitted Licenses
Schedule 4    -    Products
Schedule 5    -    Material Real Property
Schedule 7.05(b)    -    Certain Intellectual Property
Schedule 7.06(a)    -    Litigation
Schedule 7.06(c)    -    Collective Bargaining Agreements
Schedule 7.08    -    Taxes
Schedule 7.12    -    Information Regarding Subsidiaries
Schedule 7.14        Material Agreements
Schedule 7.15    -    Restrictive Agreements
Schedule 7.16    -    Real Property Owned or Leased by Obligors
Schedule 7.18(c)    -    Adverse Findings
Schedule 7.23    -    Royalties and Other Payments
Schedule 8.17(g)    -    Other Non-U.S. Law Security Documents
Schedule 9.01(b)    -    Existing Indebtedness
Schedule 9.02(b)    -    Existing Liens
Schedule 9.05(a)    -    Existing Investments
Schedule 9.09    -    Sale of Assets
Schedule 9.10    -    Transactions with Affiliates
Schedule 9.14    -    Existing Sales and Leasebacks

Exhibit A    -    Form of Assignment and Assumption
Exhibit B    -    Form of Borrowing Notice
Exhibit C    -    Form of Funding Date Certificate
Exhibit D    -    Form of Guarantee Assumption Agreement
Exhibit E    -    Form of Intercompany Subordination Agreement
Exhibit F    -    Form of Landlord Consent
Exhibit G    -    Form of Note
Exhibit H    -    Form of Costa Rican Note
Exhibit I-1    -    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2    -    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3    -    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4    -    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J    -    Form of Solvency Certificate
Exhibit K    -    Form of Compliance Certificate

CREDIT AGREEMENT AND GUARANTY
CREDIT AGREEMENT AND GUARANTY, dated as of April 26, 2022 (this “Agreement”), among ESTABLISHMENT LABS HOLDINGS INC., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time hereunder (each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), and OAKTREE FUND ADMINISTRATION, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WITNESSETH:
WHEREAS, the Borrower has requested that the Lenders provide a senior secured term loan facility to the Borrower in an aggregate principal amount of $225,000,000, consisting of (a) a $150,000,000 Tranche A Term Loan to be extended on the Closing Date, (b) a $25,000,000 Tranche B Term Loan to be extended on the Applicable Funding Date, (c) a $25,000,000 Tranche C Term Loan to be extended on the Applicable Funding Date, and (d) a $25,000,000 Tranche D Term Loan to be extended on the Applicable Funding Date; and
WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth herein, to provide such senior secured term loan facility.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1.
DEFINITIONS
1.01Certain Defined Terms. As used herein, the following terms have the following respective meanings:
“Acquisition” means any transaction, or any series of related transactions, by which any Person (for purposes of this definition, an “acquirer”) directly or indirectly, by means of amalgamation, merger, purchase of assets, purchase of Equity Interests, or otherwise, (a) acquires all or substantially all of the assets of any other Person, (b) acquires an entire business line, or an entire product or unit or division of any other Person, (c) with respect to any other Person that is managed or governed by a Board, acquires control of Equity Interests of such other Person representing more than fifty percent (50%) of the ordinary voting power (determined on a fully-diluted basis) for the election of directors of such Person’s Board, or (d) acquires control of more than fifty percent (50%) of the Equity Interests in any other Person (determined on a fully-diluted basis) that is not managed by a Board.
“Administrative Agent” has the meaning set forth in the preamble hereto.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that solely with respect to transfers by, or any other rights afforded to, the QIA Lender or any of its Affiliates, all references to “Affiliate” or “Affiliates” with respect to the QIA Lender shall include (i) Qatar Investment Authority and any individual, corporation, partnership, firm, joint venture, investment fund, association, trust, unincorporated association or organization, governmental body or other entity, which controls, is controlled by or is under common control with, the QIA Lender, and (ii) government entities or instrumentalities of, or entities that are wholly-owned or controlled by, the State of Qatar, the Amiri Diwan of the State of Qatar or any entities that are wholly-owned or controlled by any one or more of the foregoing.
“Agreement” has the meaning set forth in the preamble hereto.
“Allocable Amount” has the meaning set forth in Section 13.10(b).
“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the Patriot Act, (c) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (d) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (e) the laws, regulations and orders administered by the UK Office of Financial Sanctions Implementation, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), (g) the Brazilian Federal Law No. 12,846/2013 and (h) any similar laws enacted in the United States, BVI, Costa Rica, the European Union, Brazil or any other jurisdictions in which the parties to this agreement operate, and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war.
“Applicable Availability Period” means the Tranche B Availability Period, the Tranche C Availability Period or the Tranche D Availability Period, as the context may require.
“Applicable Commitment” means the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment or the Tranche D Commitment, as the context may require.
“Applicable Funding Condition” means the Tranche A Funding Condition, the Tranche B Funding Condition, the Tranche C Funding Condition or the Tranche D Funding Condition, as the context may require.
“Applicable Funding Date” means, with respect to each Applicable Commitment, the date on or prior to the expiration of the Applicable Availability Period for such Applicable Commitment on which all conditions precedent set forth in Section 6.02 are satisfied or waived in accordance with the terms of this Agreement.
“Approved Lender” means any Person designated by Oaktree Capital Management, L.P. by written notice to the Borrower prior to the Closing Date.
“Arm’s Length Transaction” means, with respect to any transaction, the terms of such transaction shall not be less favorable to the Borrower or any of its Subsidiaries than it would obtain in a comparable arms’ length transaction with a Person that is not an Affiliate.
“Asset Sale” has the meaning set forth in Section 9.09.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender substantially in the form of Exhibit A, or such other form as agreed by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority or U.K. Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bailee Letter” means a bailee letter substantially in the form of Exhibit F to the Security Agreement (or such other form as is reasonably acceptable to the Administrative Agent).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”
“Belgian Code of Companies and Associations” means the Belgian Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations dated 23 March 2019, as amended from time to time.
“Belgian Guarantor” means European Distribution Center Motiva BV, a private limited liability company (besloten vennootschap/société à responsabilité limitée) incorporated and existing under the laws of Belgium, having its registered office (zetel/siège) at Nijverheidsstraat 96, 2160 Wommelgem, Belgium and registered with the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) under number 0881.512.541, RPR/RPM Antwerp, section Antwerp.
“Belgian Obligor” means any Obligor that is incorporated and existing under the laws of Belgium.
“Belgian Security Documents” means (a) the receivables pledge agreement to be entered into by the Belgian Guarantor and the Administrative Agent, (b) the bank account pledge agreement to be entered into by the Belgian Guarantor and the Administrative Agent, (c) the share pledge agreement in relation to the shares in the Belgian Guarantor to be entered into by the shareholder(s) of the Belgian Guarantor and the Administrative Agent, and (d) the register pledge agreement to be entered into by the Belgian Guarantor and the Administrative Agent.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof has any obligation or liability, contingent or otherwise.
“Board” means, with respect to any Person, the board of directors or equivalent management or oversight body of such Person or any committee thereof authorized to act on behalf of such board (or equivalent body).
“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means the borrowing of the Loans on each Applicable Funding Date.
“Borrowing Notice” means a written notice substantially in the form of Exhibit B or such other form approved by the Administrative Agent.
“Brazil” means the Federative Republic of Brazil.
“Brazilian Guarantor” means any Guarantor that is organized and existing under the Laws of Brazil.
“Brazilian Securities” means the Fiduciary Assignment of Receivables and the Fiduciary Transfer of Quotas.
“Brazilian Security Agreements” means the Fiduciary Assignment of Receivables Agreement and the Fiduciary Transfer of Quotas Agreement.
“Bringdown Date” means each date on which a Loan is advanced pursuant to Section 2.01 and any other date the representations and warranties under the Loan Documents are required to be made (other than the Closing Date).
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close (i) in New York City, (ii) in Costa Rica, (iii) in the BVI or (iv) exclusively in relation to the perfection of the Brazilian Securities, where the Brazilian Guarantors’ headquarters are located; provided, that with respect to any notices to a QIA Lender or any obligation for a QIA Lender to fund any Borrowings, “Business Day” shall not include any day on which commercial banks in Qatar are authorized or required to close.
“BVI” means the British Virgin Islands.
“BVI BCA” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.
“BVI Registrar” means the Registrar of Corporate Affairs of the BVI appointed under section 229 of the BVI BCA.
“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property by such Person as lessee, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP or IFRS, as applicable, and for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP or IFRS, as applicable.
“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries in excess of $2,000,000.
“Change of Control” means an event or series of events (a) as a result of which any “person” or persons constituting a “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such Plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the Equity Interests of the Borrower entitled to vote for members of the Board of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); (b) as a result of which, during any period of twelve (12) consecutive months, a majority of the members of the Board of the Borrower cease to be composed of individuals (x) who were members of such Board on the first day of such period, (y) whose election or nomination to such Board was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of such Board or equivalent governing body or (z) whose election or nomination to such Board was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of such Board; (c) that results in the sale of all or substantially all of the assets or businesses of the Borrower and its Subsidiaries, taken as a whole; or (d) that results in the Borrower’s failure to own, directly or indirectly, beneficially and of record, one hundred percent (100%) of all issued and outstanding Equity Interests of each Subsidiary Guarantor.
“Claims” means (and includes) any claim, demand, complaint, grievance, action, application, suit, cause of action, order, charge, indictment, prosecution, judgement or other similar process, whether in respect of assessments or reassessments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.
“Closing Date” means the date on which the conditions precedent specified in Section 6.01 are satisfied (or waived in accordance with Section 14.04).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral” means any real, personal and mixed property (including Equity Interests), whether tangible or intangible, in which Liens are granted or purported to be granted to the Administrative Agent as security for the Obligations under any Loan Document on or after the Closing Date, including future acquired or created assets or property (or collectively, all such real, personal and mixed property, as the context may require); provided that “Collateral” shall not include any Excluded Assets (as defined in the Security Agreement).
“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower on each Applicable Funding Date in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Applicable Commitment”, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise pursuant to this Agreement. The aggregate amount of Commitments on the Closing Date equals $225,000,000.
“Commitment Termination Date” means (a) with respect to the Applicable Commitments of the Tranche A Term Loans, the Closing Date; (b) with respect to the Applicable Commitments of the Tranche B Term Loans, September 30, 2023; (c) with respect to the Applicable Commitments of the Tranche C Term Loans, March 31, 2024; and (d) with respect to the Applicable Commitments of the Tranche D Term Loans, December 31, 2024; provided that if any such date is not a Business Day, then the Commitment Termination Date shall be on the immediately preceding Business Day.
“Compliance Certificate” has the meaning set forth in Section 8.01(c).

“Contracts” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise).
“Control” means, in respect of a particular Person, the possession by one or more other Persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of such particular Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” has the meaning set forth in Section 8.16(a).
“Copyright” means all copyrights (including with respect to published and unpublished works of authorship, software, website and mobile content, data, databases and other compilations of information), copyright registrations and applications for copyright registrations, including all renewals, restorations, reversions and extensions thereof and all other rights whatsoever accruing thereunder or pertaining thereto throughout the world.
“Costa Rica” means the Republic of Costa Rica.
“Costa Rican Conditional Assignment Agreements” means the agreements, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Costa Rican Guarantor conditionally assigns certain rights under any material project document to the Administrative Agent for the benefit of the Secured Parties, including without limitation, over lease agreements and/or purchase agreements, as requested by the Administrative Agent.
“Costa Rican Guarantor” means any Guarantor that is organized under the Laws of Costa Rica.
“Costa Rican Notes” has the meaning set forth in Section 2.04(b).
“Costa Rican Security Documents” means (a) each CR Moveable Guarantee Agreement; (b) any Mortgage to be executed by the Costa Rican Guarantor in Costa Rica; (c) each Costa Rican Conditional Assignment Agreement; and (d) all other notices, consents, acknowledgements and documents necessary or advisable to perfect any security interest over any asset in Costa Rica in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, as each may be amended, modified, supplemented, renewed or restated, including any consent letter with respect to a Costa Rican Conditional Assignment Agreement.
“CR Assets Moveable Guarantee Agreement” means the moveable guarantee agreement creating a Lien on all non-registrable assets owned by the Costa Rican Guarantor in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, and containing such provisions as shall be advisable under the Laws of Costa Rica, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“CR Equity Moveable Guarantee Agreement” means the moveable guarantee agreement creating a Lien on all Equity Interests of the Costa Rican Guarantor owned by the Borrower in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, and containing such provisions as shall be advisable under the Laws of Costa Rica, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“CR Moveable Guarantee Agreements” means, collectively, the CR Equity Moveable Guarantee Agreement and the CR Assets Moveable Guarantee Agreement, and each individually, a “CR Moveable Guarantee Agreement”.
“Cure Expiration Date” has the meaning set forth in Section 11.04(a).
“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.
“Default Rate” has the meaning set forth in Section 3.02(b).
“Defaulting Lender” means, subject to Section 2.07(b), any Lender, as determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including with respect to any Tranche A Commitments, any Tranche B Commitments, any Tranche C Commitments or any Tranche D Commitments, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder or (c) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.07(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.
“Deferred Acquisition Consideration” means any purchase price adjustments, royalty, earn-out, milestone payments, contingent or other deferred payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Permitted Acquisition or other acquisition or investment permitted under this Agreement.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of country- or territory-wide Sanctions.
“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for (x) Qualified Equity Interests and (y) cash in lieu of fractional shares), including pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for (x) Qualified Equity Interests and (y) cash in lieu of fractional shares), in whole or in part, (c) provides for the scheduled payments of dividends or other distributions in cash (other than the payment of cash in lieu of redemption of fractional shares) or other securities that would constitute Disqualified Equity

Interests, or (d) is or becomes convertible into or exchangeable for (unless at the sole option of the issuer thereof) Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided, that, any Disqualified Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control shall not constitute Disqualified Equity Interests if such Equity Interests provide, to the reasonable satisfaction of the Administrative Agent, that the issuer thereof will not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the payment in full of all Obligations (other than any inchoate indemnification and expense reimbursement obligations for which no claim has been made) under the Loan Documents; provided, further, that, if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because the Borrower or its Subsidiaries may be required to repurchase such Equity Interests in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender” means any Person designated by the Borrower as a “Disqualified Lender” by written notice delivered to the Administrative Agent on or prior to the date of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (b) the Borrower, the Guarantors and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Lender.
“Division” has the meaning set forth in Section 1.04.
“Dollars” and “$” means lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Environmental Claims” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, information request, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment, arising out of a violation of Environmental Law or any Hazardous Materials Activity.
“Environmental Law” means all laws (including common law and any federal, state, provincial or local governmental law), rule, regulation, order, writ, judgment, notice, requirement, binding agreement, injunction or decree, whether U.S. or non-U.S., relating in any way to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) to the extent related to Hazardous Materials Activity, occupational safety and health, industrial hygiene, land use, natural resources or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, or shares of such Person, whether now outstanding or issued after the Closing Date, and in each case, however designated and whether voting or non-voting. Notwithstanding the foregoing, in no event shall any Indebtedness convertible or exchangeable into Equity Interests constitute “Equity Interests” hereunder.
“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b) or (c) of the Code.
“ERISA Event” means (a) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (b) the requirements of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty (30) days; (c) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan with two (2) or more contributing sponsors or the termination of any such Title IV Plan resulting in liability to any Obligor or any ERISA Affiliate thereof under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan which results in the imposition of liability on such Obligor or any ERISA Affiliate thereof, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate under Section 4042 of ERISA a Title IV Plan or Multiemployer Plan, but in the case of a multiple-employer plan or a Multiemployer Plan, only once notice has been received from the plan administrator; (f) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Obligor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure by any Obligor or any ERISA Affiliate thereof to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Multiemployer Plan; (h) the determination that any Title IV Plan is considered an at-risk plan or that any Multiemployer Plan is in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, but in the case of a multiple-employer plan or a Multiemployer Plan, only once notice has been received from the plan administrator; (i) the occurrence an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (j) the imposition on any Obligor or any ERISA Affiliate thereof of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (k) the filing of application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan, but in the case of a multiple-employer plan, only once notice has been received from the plan administrator; (l) any Obligor or any Subsidiary thereof engages in a non-exempt prohibited transaction under Sections 406 or 407 of ERISA with respect to any Benefit Plan; (m) the occurrence of an act or omission which results in the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (n) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code that is not corrected under the IRS’s Employee Plans Compliance Resolution System (EPCRS), but in the case of a multiple-employer plan, only once notice has been received from the plan administrator; or (o) the imposition of any lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV of ERISA, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code.
“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 12.14(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 12.14(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.14(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EU Insolvency Regulation” means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).
“Event of Default” has the meaning set forth in Section 11.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Rate” means, as of any date, the rate at which any currency may be exchanged into another currency, as set forth on the relevant Bloomberg screen at or about 11:00 a.m. (Eastern time) on such date. In the event that such rate does not appear on the Bloomberg screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably designated by the Administrative Agent.
“Excluded Accounts” means (a) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Obligor’s employees, (b) zero balance accounts swept no less frequently than weekly to a Controlled Account, (c) accounts (including trust accounts) used exclusively for bona fide escrow purposes, insurance or fiduciary purposes, (d) cash collateral for Permitted Liens and (e) any other deposit accounts only for so long as, in the case of this clause (e), the amounts of deposit therein do not exceed $1,000,000 in the aggregate.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivisions thereof) or (y) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment or (2) such Lender changes its lending office (in either case, other than pursuant to an assignment request by the Borrower under Section 5.04), except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (d) any withholding Taxes imposed under FATCA.
“Existing Indebtedness” means the Indebtedness in the aggregate principal amount of $65,000,000 incurred pursuant to that certain Credit Agreement, dated as of August 24, 2017, by and among the Borrower, the guarantors party thereto, the lenders party thereto and Madryn Health Partners, LP, as administrative agent (as amended by that certain First Amendment to Credit Agreement dated as of October 31, 2017, as further amended by that certain Second Amendment to Credit Agreement and Waiver dated as of June 15, 2018, as further amended by that certain Third Amendment to Credit Agreement and Waiver dated as of June 17, 2019, as further amended by that certain Fourth Amendment to Credit Agreement dated as of August 5, 2020, and as further amended, restated, supplemented, or modified prior to the date hereof).
“Exit Fee” has the meaning assigned to such term in Section 3.05.
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by any Obligor or any of its Subsidiaries.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FD&C Act” means the U.S. Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq. (or any successor thereto), as amended from time to time, and the rules and regulations issued or promulgated thereunder.
“FDA” means the U.S. Food and Drug Administration and any successor thereto.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to three (3) major banks on such day on such transactions as determined by the Administrative Agent; provided, further, that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means the Fee Letter, dated the date of this Agreement, among the Borrower, the Lenders and the Administrative Agent.
“Fiduciary Assignment of Receivables” means one of the Brazilian Securities to be granted by the Brazilian Guarantor by means of a fiduciary assignment of receivables as further described in the Fiduciary Assignment of Receivables Agreement.
“Fiduciary Assignment of Receivables Agreement” means the “Fiduciary Assignment of Receivables Agreement” to be entered into by and between the Brazilian Guarantor and the Administrative Agent, in which the Brazilian Guarantor will grant the Fiduciary Assignment of Receivables in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Fiduciary Transfer of Quotas” means one of the Brazilian Securities to be granted by European Distribution Center Motiva BV by means of a fiduciary transfer of quotas of the Brazilian Guarantor as further described in the Fiduciary Transfer of Quotas Agreement.
“Fiduciary Transfer of Quotas Agreement” means the “Fiduciary Transfer of Quotas Agreement” to be entered into by and among European Distribution Center Motiva BV, the

Brazilian Guarantor and the Administrative Agent, in which European Distribution Center Motiva BV will grant the Fiduciary Transfer of Quotas in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Obligor or any Subsidiary thereof primarily for the benefit of employees employed outside the United States (other than any governmental arrangement).
“Funding Date Certificate” means a certificate substantially in the form of Exhibit C.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. All references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements delivered pursuant to Section 6.01(f).
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance or exemption that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.
“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, courts, bodies, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of any country, in each case whether U.S. or non-U.S.
“Gross Sales” means, for any relevant fiscal period, the consolidated gross sales in arm’s length sales by the Borrower and its Subsidiaries or their respective licensees, sublicensees, assignees, transferees or other commercial partners to independent, unrelated third parties for such fiscal period, calculated in accordance with the Borrower’s accounting policies, practices and methodologies on a consistent basis as applied in the Borrower’s audited consolidated financial statements for the year ended December 31, 2021 provided to the Administrative Agent prior to the Closing Date.
“Gross Sales Cure Payment” means, with respect to any fiscal quarter of the Borrower to which Section 10.02 applies, the greater of (a) the Gross Sales Shortfall Amount and (b) $1,000,000.
“Gross Sales Shortfall Amount” means, with respect to any fiscal quarter of the Borrower to which Section 10.02 applies, the amount between (a) the Gross Sales for such fiscal quarter and (b) the Target Gross Sales for such fiscal quarter.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation(the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such primary obligations or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such primary obligations of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligations or (d) as an account party in respect of any letter of credit or letter of guaranty (including any bank guarantee) issued to support such primary obligations; provided, that the term Guarantee shall not include (x) endorsements for collection or deposit and (y) guarantees of operating leases, in each case, in the Ordinary Course. The amount of any Guarantee of any guarantor shall be deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made unless pursuant to the terms of the instrument embodying such Guarantee, the amount of such Guarantee shall be limited under such instrument or applicable Law, in which case the amount of such Guarantee shall be equal to the maximum amount as permitted by such instrument or applicable Law.
“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit D by an entity that, pursuant to Section 8.11(a), is required to become a “Subsidiary Guarantor.”
“Guaranteed Obligations” has the meaning set forth in Section 13.01.
“Guarantor” has the meaning set forth in the preamble hereto and includes each Subsidiary Guarantor.
“Guarantor Payment” has the meaning set forth in Section 13.10(a).
“Guaranty” means the Guaranty made by the Guarantors under Section 13 in favor of the Secured Parties (including any Guaranty assumed by an entity that is required to become a “Subsidiary Guarantor” pursuant to a Guarantee Assumption Agreement).
“Hazardous Material” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or would reasonably be expected to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, recycling, disposition or handling of any Hazardous Materials, and any investigation, monitoring, corrective action or response action with respect to any of the foregoing.
“Healthcare Laws” means, collectively, all Laws applicable to the business, any Product or the Product Commercialization and Development Activities of any Obligor, whether U.S., Costa Rican, BVI, Belgian, Brazilian, or of any other jurisdiction, regulating the distribution, dispensing, importation, exportation, quality, manufacturing, marketing, labeling, promotion and provision of and payment for drugs, or healthcare products, items and services, including, without limitation, the FD&C Act, the Federal Anti-Kickback Statute, the federal False Claims Act, and all rules and regulations with respect to the coverage of prescription drugs pursuant to the Medicare and Medicaid programs, the TRICARE Program, and federal employee health benefit plans; and all rules and regulations promulgated under or pursuant to any of the foregoing, including any state and non-U.S. equivalents.
“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“IFRS” means international financial reporting standards, as adopted by the European Union, and with respect to any Obligor organized under the Laws of the United Kingdom, as generally accepted in the United Kingdom.
“Immaterial Subsidiary” means any Subsidiary of the Borrower that (a) individually constitutes or holds less than five percent (5%) of the Borrower’s consolidated total assets and generates less than five percent (5%) of the Borrower’s consolidated total revenue and (b) when taken together with all then existing Immaterial Subsidiaries, such Subsidiary and such Immaterial Subsidiaries, in the aggregate, would constitute or hold less than five percent (5%) of the Borrower’s consolidated total assets and generate less than five percent (5%) of the Borrower’s consolidated total revenue, in each case of the foregoing clauses as of the last day of, or for, the most recently ended fiscal period for which financial statements were required to have been delivered pursuant to 8.01(a) or (b); provided that no Subsidiary of the Borrower shall be an Immaterial Subsidiary if such Subsidiary holds Material Intellectual Property (other than, for the avoidance of doubt, foreign Product Authorizations).
“IND” means an investigational new drug application submitted to the FDA pursuant to 21 C.F.R. § 312 requesting allowance to proceed clinical trials in human subjects, including all supplements or amendments thereto.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding interest penalties for late payments under commercial contracts entered into in the Ordinary Course and, for the avoidance of doubt, which commercial contracts do not relate to obligations for borrowed money or purchase money indebtedness), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (A) any royalty payments or similar payments based on a percentage of sales under any such license or other agreement and (B) deferred compensation and accounts payable incurred in the Ordinary Course and not overdue by more than forty-five (45) days or otherwise being disputed in good faith), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (l) all milestone or similar payments of such Person under any license or other agreements (but excluding any such payments based on a percentage of sales or revenues under any such license or other agreement), (m) any Disqualified Equity Interests of such Person and (n) all other obligations required to be classified as indebtedness of such Person under GAAP or IFRS, as applicable. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Party” has the meaning set forth in Section 14.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, administration, re-arrangement, moratorium, liquidation, receivership, examinership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal or state, or other foreign law, including the Bankruptcy Code.
“Intellectual Property” means all intellectual property or proprietary rights anywhere in the world, including all rights in or to Patents, Trademarks, Copyrights, and Technical Information.
“Intercompany Subordination Agreement” means a subordination agreement to be executed and delivered by each Obligor and each of its Subsidiaries, pursuant to which all obligations in respect of any Indebtedness owing to any such Person by an Obligor shall be subordinated to the prior payment in full in cash of all Obligations on the terms set forth therein, such agreement to be in substantially the form attached hereto as Exhibit E.
“Interest Rate” means (a) 9.00% per annum or (b) at any time following the occurrence of the Tranche D Funding Milestone, 8.25% per annum, in each case, as may be increased pursuant to Section 3.02(b).
“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.
“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of any debt or Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan, assumption of debt or other extension of credit to, or capital contribution in any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days arising in connection with the sale of inventory or supplies by such Person in the Ordinary Course; or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. The amount of an Investment shall be the amount actually invested (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on such Person’s good faith estimate of the fair market value of such asset or property at the time such Investment is made), less the amount of cash received or returned for such Investment, without adjustment for subsequent increases or decreases in the value of such Investment or write-ups, write-downs or write-offs with respect thereto; provided that in no event shall such amount be less than zero or increase any basket or amount pursuant to Section 9.05 above the fixed amount set forth therein.
“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.
“Joint Product Development Agreement” means that certain Joint Product Development Agreement, dated as of January 10, 2013, by and between Dr. Federico Mayo and Establishment Labs S.A., as amended by that certain Addendum One to Joint Product Development Agreement, dated as of August 16, 2017.
“Joint Venture” means a joint venture, partnership or other similar arrangement, in corporate, partnership or similar legal form with a Person other than the Borrower or its Subsidiaries.
“Landlord Consent” means, with respect to locations in the United States, a Landlord Consent substantially in the form of Exhibit F (or such other form as is acceptable to the Administrative Agent), or with respect to locations in and outside of the United States, a landlord consent or similar document in form and substance reasonably satisfactory to the Administrative Agent.
“Law” means, collectively, all U.S. and non-U.S. federal, state, provincial, territorial, municipal or local statutes, treaties, rules, regulations, ordinances, codes or administrative or judicial precedents or authorities, including any interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Legal Reservations” means (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by Laws relating to insolvency, reorganization and other laws generally affecting the right of creditors; (b) similar principles, rights and defenses under the laws of any relevant jurisdiction of organization of any Obligor; and (c) the fact that the courts of Brazil would solely recognize as valid, and enforceable against a Brazilian entity, without reconsideration of the merits thereof, any final and conclusive civil judgment rendered by a competent foreign court, if such judgment is previously confirmed by the Superior Court of Justice (Superior Tribunal de Justiça) of Brazil, such confirmation only occurring if such judgment: (1) complies with all formalities required for the enforcement thereof under the Laws of the jurisdiction wherein it was issued; (2) is issued by a competent court in such jurisdiction after valid service of process upon the parties to the action (such service to have been made under the authority of a court or the clerk of a court), or after sufficient evidence of the relevant defendant’s absence (revelia) has been given in accordance with the applicable Laws of such jurisdiction; (3) is final and not subject to appeal in the jurisdiction in which was issued; (4) is rendered for the payment of a sum that is certain; (5) is duly authenticated by the competent consular official of Brazil in the jurisdiction wherein it was issued or is duly apostilled in accordance with the Convention Abolishing the Requirement of Legalisation for Foreign Public Documents dated as of October 5, 1961, pursuant to Decree No. 8,660 dated as of January 29, 2016, and is accompanied by a translation thereof into the Portuguese language prepared by a sworn translator, except if such procedure has been exempted by an international treaty entered into by Brazil; (6) is not against public policy (ordem pública), national sovereignty (soberania nacional) or good morals (bons costumes) of Brazil, pursuant to Article 17 of Decree-Law No. 4,657, as of September 4, 1942 (Law of Introduction to Brazilian Law); (7) does not violate a final and unappealable decision “res judicata” issued by a Brazilian court; and (8) does not violate the jurisdiction of the Brazilian judiciary authority.

“Lenders” has the meaning set forth in the preamble hereto.
“Lien” means (a) any mortgage, lien, license, pledge, hypothecation, charge, security interest, fiduciary assignment (cessão fiduciária) or other encumbrance of any kind or character whatsoever, whether or not filed, recorded or otherwise perfected under applicable Law, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any other encumbrance on title to real property, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)) or any preferential arrangement that has the practical effect of creating a security interest and (b) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.
“Loan” means each loan advanced by a Lender pursuant to Section 2.01.
“Loan Documents” means, collectively, this Agreement, the Notes, the Costa Rican Notes, the Security Documents, the Fee Letter, any Guarantee Assumption Agreement, the Intercompany Subordination Agreement and any subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate delivered to the Administrative Agent (for itself or for the benefit of any other Secured Party) in connection with this Agreement or any of the other Loan Documents, in each case, as amended or otherwise modified.
“Loans Schedule” means Schedule 1 attached hereto.
“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.
“Majority Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the aggregate (x) unused Commitments then in effect and (y) outstanding principal amount of the Loans at such time; provided that “Majority Lenders” shall include Oaktree Capital Management, L.P. so long as Oaktree Capital Management, L.P. together with its Affiliates’ managed funds or accounts hold in the aggregate at least twenty percent (20%) of the aggregate (x) unused Commitments then in effect and (y) outstanding principal amount of the Loans at such time. The Commitments of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.
“Mandatory Prepayment” has the meaning set forth in Section 3.03(b)(i).
“Margin Stock” means “margin stock” within the meaning of Regulations U and X.
“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (a) the business, financial performance, operations, financial condition, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Obligors, taken as a whole, to perform their payment obligations under the Loan Documents, as and when due, (c) the legality, validity, binding effect or enforceability of any Loan Document or (d) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or the Secured Parties under any Loan Document.

“Material Agreement” means any Contract (i) to the extent that the absence or termination of such Contract would reasonably be expected to result in a Material Adverse Effect or (ii) that constitutes or generates more than ten percent (10%) of the Borrower’s and its Subsidiaries’ consolidated total revenue in the immediately preceding fiscal year. Without limiting the foregoing, Material Agreements includes the Joint Product Development Agreement.
“Material Environmental Liability” means any Environmental Liability that has had or could reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” means, at any time, any Indebtedness of any Obligor or Subsidiary thereof, the outstanding principal amount of which, individually or in the aggregate, exceeds $5,000,000 (or the Equivalent Amount in other currencies).
“Material Intellectual Property” means all Intellectual Property, whether currently owned by (or purported to be owned by), or subject to a license, covenant not to sue or similar right or immunity to (or purported to be subject to a license, covenant not to sue or similar right or immunity to) the Borrower or any of its Subsidiaries, or acquired, developed, obtained by, or otherwise subject to a license, covenant not to sue or similar right or immunity to the Borrower or any of its Subsidiaries after the date hereof that is, in each case, material to the current business of the Borrower or any of its Subsidiaries or that the loss of which could reasonably be expected to result in (i) a Material Adverse Effect or (ii) a material adverse effect on any Product Commercialization and Development Activities. For the avoidance of doubt, Material Intellectual Property includes all Intellectual Property in and to the Motiva Implants and/or the Products (including Product Commercialization and Development Activities).
“Material Product Authorizations” means any and all Product Authorizations, in each case, necessary to be held or maintained by, or for the benefit of, any Obligor or any of its Subsidiaries for any Product Commercialization and Development Activities, the failure of which to hold or maintain could reasonably be expect to have a Material Adverse Effect.
“Material Real Property” shall mean any real property owned in fee by the Borrower or any other Obligor (or owned by any person required to become an Obligor hereunder) (x) listed on Schedule 5 hereto or (y) (a) with a fair market value in excess of $5,000,000 and (b) not located in an area determined by the U.S. Federal Emergency Management Agency (or any successor agency) to be located in a special flood hazard area.
“Material Software” has the meaning set forth in Section 7.05(b)(ii)(G).
“Material Subsidiary” means any Subsidiary of the Borrower that is not an Immaterial Subsidiary.
“Maturity Date” means April 26, 2027; provided that if any such date is not a Business Day, then the Maturity Date shall be on the immediately preceding Business Day.
“Maximum Rate” has the meaning set forth in Section 14.17.
“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.
“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.
“Minimum Gross Sales Covenant” has the meaning set forth in Section 10.02.
“Minimum Gross Sales Covenant Termination Date” means the date (which date shall be the last day of a calendar month) on which the Gross Sales of the Borrower and its Subsidiaries for the twelve (12) consecutive month period ending on such date are no less than $200,000,000.
“Minimum Gross Sales Cure Right” has the meaning set forth in Section 11.04(a).
“Minimum Liquidity Amount” means (a) from the Closing Date until the Applicable Funding Date of the Tranche B Term Loans, $20,000,000 and (b) from the Applicable Funding Date of the Tranche B Term Loans, $25,000,000.
“Mortgage” means each mortgage, deed of trust and similar agreement or instrument creating a Lien on Material Real Property made by any Obligor in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and containing such provisions as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Motiva Implants” means the silicone gel-filled breast implants branded as Motiva Implants and produced by the Borrower and its Subsidiaries.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate has any obligation or liability, contingent or otherwise.
“NDA” means a new drug application submitted to the FDA pursuant to 21 U.S.C. § 355(b) for authorization to market a drug in the United States, and all supplements or amendments thereto.
“Net Cash Proceeds” means, (a) with respect to any Casualty Event experienced or suffered by any Obligor or any of its Subsidiaries, the amount of cash proceeds (other than the cash proceeds of any business interruption insurance) received from time to time by or on behalf of such Person in respect thereof after deducting therefrom only (w) reasonable costs and expenses related thereto incurred by such Obligor or such Subsidiary in connection therewith, (x) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith, (y) reasonable reserves established for liabilities estimated to be payable in respect of such Casualty Event and deposited into escrow with a third party escrow agent on terms reasonably acceptable to the Administrative Agent or set aside in a separate deposit account that is subject to a control agreement in favor of the Administrative Agent and (z) any amounts required to be used to prepay Permitted Indebtedness pursuant to Sections 9.01(b), 9.01(i), 9.01(k), and 9.01(l) secured by the assets subject to such Casualty Event (other than (A) Indebtedness owing to the Administrative Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset); and (b) with respect to any Asset Sale by any Obligor or any of its Subsidiaries, the amount of cash proceeds received from time to time by or on behalf of such Person in respect thereof after deducting therefrom only (w) reasonable costs and expenses related thereto incurred by such Obligor or such Subsidiary in connection therewith, (x) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith, (y) reasonable reserves established for liabilities estimated to be payable in respect of such Asset Sale and deposited into escrow with a third party escrow agent on terms reasonably acceptable to the Administrative Agent or set aside in a separate deposit account that is subject to a control agreement in favor of the Administrative Agent and (z) any amounts required to be used to prepay Permitted Indebtedness pursuant to Sections 9.01(b), 9.01(i), 9.01(k) and 9.01(l) secured by the assets subject to such Asset Sale (other than (A) Indebtedness owing to the Administrative Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset); provided that, in each case of clauses (i) and (ii), costs and expenses shall only be deducted to the extent, that the amounts so deducted are (x) actually paid or payable to a Person that is not an Affiliate of any Obligor or any of its Subsidiaries and (y) properly attributable to such Casualty Event or Asset Sale, as the case may be; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition and any non-cash consideration received by any Obligor in any Casualty Event or Asset Sale.
“Note” means a promissory note, in substantially the form of Exhibit G hereto, executed and delivered by the Borrower to any Lender in accordance with Section 2.04.
“Notice of Intent to Cure Gross Sales Covenant” has the meaning set forth in Section 11.04(b).
“NY UCC” means the UCC as in effect from time to time in the State of New York.
“Obligations” means, with respect to any Obligor, all amounts, obligations and liabilities of every type and description owing by such Obligor to any Secured Party (including all Guaranteed Obligations) or any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Obligor is the Borrower, all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), Yield Protection Premium, Exit Fee, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.
“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.
“OFAC” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws”.
“Ordinary Course” means ordinary course of business or ordinary trade activities that are customary for similar businesses in the normal course of their ordinary operations and not while in financial distress.
“Organic Document” means, for any Person, such Person’s formation documents, including, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, constitution, memorandum and articles of association, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Equity Interests, in relation to a German Guarantor, its articles of association (Satzung) or partnership agreement (as applicable), or any equivalent document of any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).
“Participant” has the meaning set forth in Section 14.05(e).
“Participant Register” has the meaning set forth in Section 14.05(e).
“Patents” means all patents and patent applications, including the Inventions and improvements described and claimed therein, the reissues, divisionals, continuations, renewals, extensions, and continuations in part thereof, and all rights whatsoever accruing thereunder or pertaining to the foregoing throughout the world.
“Patriot Act” has the meaning set forth in Section 14.19.
“Payment Date” means (a) the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date and (b) the Maturity Date.
“Payment Recipient” has the meaning assigned to it in Section 12.14(a).
“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means the Collateral, Perfection and Information Certificate, delivered pursuant to Section 6.01(d) to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Permitted Acquisition” means any Acquisition by the Borrower or any of its Subsidiaries, whether by purchase, merger or otherwise; provided that:
(a)    immediately prior to, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result therefrom;
(b)    such Acquisition shall comply in all material respects with all applicable Laws and all applicable Governmental Approvals;
(c)    in the case of any Acquisition of Equity Interests of another Person, after giving effect to such Acquisition, all Equity Interests of such other Person acquired (other than any Equity Interests in the nature of directors’ qualifying shares required pursuant to applicable Law) shall be owned, directly or indirectly, beneficially and of record, by the Borrower or any of its Subsidiaries, and, the Borrower shall cause such acquired Person to satisfy each of the actions set forth in Section 8.11 if and when required by such Section;
(d)    on a Pro Forma Basis after giving effect to such Acquisition, the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10;
(e)    to the extent that all or any portion of the purchase price (including reasonable estimates of any Deferred Acquisition Consideration) for any such Acquisition is paid in cash on hand, the amount thereof shall not exceed $30,000,000 (or the Equivalent Amount in other currencies) (excluding (i) any proceeds of the issuance of new Qualified Equity Interests by Borrower and (ii) any proceeds of Indebtedness permitted to be incurred for such Acquisition pursuant to Section 9.01), in the aggregate with any other such Acquisitions in any fiscal year (or such greater amount as the Administrative Agent may agree in writing in its sole discretion);
(f)    to the extent that all or any portion of the purchase price for any such Acquisition is paid in Equity Interests, all such Equity Interests shall be Qualified Equity Interests;
(g)    in the case of any such Acquisition that has a purchase price (including reasonable estimates of any Deferred Acquisition Consideration) in excess of $15,000,000, (A) the Borrower shall provide to the Administrative Agent (i) at least ten (10) Business Days’ (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior written notice of any such Acquisition, together with summaries, prepared in reasonable detail, of all due diligence conducted by or on behalf of the Borrower or the applicable Subsidiary, as applicable, prior to such Acquisition, in each case subject to customary confidentiality restrictions, (ii) subject to customary confidentiality restrictions, a copy of the draft purchase agreement related to the proposed Acquisition (and any related documents reasonably requested by the Administrative Agent), (iii) pro forma financial statements of the Borrower and its Subsidiaries (as of the last day of the most recently ended fiscal quarter prior to the date of consummation of such Acquisition for which financial statements are required to be delivered pursuant to 8.01(a) or (b)) after giving effect to such Acquisition and (iv) subject to customary confidentiality restrictions, any other information reasonably requested (to the extent available), by the Administrative Agent and available to the Obligors and (B) to the extent the cash purchase price exceeds $30,000,000 (excluding (i) any proceeds of the issuance of new Qualified Equity Interests by Borrower and (ii) any proceeds of Indebtedness permitted to be incurred for such Acquisition pursuant to Section 9.01) (including reasonable estimates of any Deferred Acquisition Consideration), the Administrative Agent shall have consented in writing to such Acquisition in its sole discretion (such consent not to be unreasonably withheld or delayed); and
(h)    no Obligor or any of its Subsidiaries (including any acquired Person) shall, in connection with any such Acquisition, assume or remain liable with respect to (x) any Indebtedness of the related seller or the business, Person or assets acquired, except to the extent permitted pursuant to Section 9.01(i) or Section 9.01(k), (y) any Lien on any business, Person or assets acquired, except to the extent permitted pursuant to Section 9.02, (z) any other liabilities that are not Indebtedness (including Tax, ERISA and environmental liabilities) and that are not otherwise prohibited under this Agreement, except to the extent the assumption of such liabilities could not reasonably be expected to result in a Material Adverse Effect, provided that if such assumed liabilities exceed $20,000,000 in the aggregate, the Administrative Agent shall have consented in writing to such Acquisition in its sole discretion (such consent not to be unreasonably withheld or delayed). Any other such Indebtedness, liabilities or Liens not permitted to be assumed, continued or otherwise supported by any Obligor or Subsidiary thereof hereunder shall be paid in full or released within sixty (60) days of the acquisition date (or such longer period of time as agreed by the Administrative Agent in its sole discretion) as to the business, Persons or properties being so acquired on or before the consummation of such Acquisition.
“Permitted Cash Equivalent Investments” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any member states of the European Union or any agency or any state thereof having maturities of not more than two (2) years from the date of acquisition, (b) commercial paper maturing no more than three-hundred sixty-five (365) days after the date of acquisition thereof and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue that are issued by any bank organized under the Laws of the United States, or any state thereof, or the District of Columbia, or any U.S. branch of a foreign bank having, at the date of acquisition thereof, combined capital and surplus of not less than $500,000,000, (d) any money market or similar funds that exclusively hold any of the foregoing, and (e) any other short term liquid investments approved in writing by the Administrative Agent in its sole discretion.
“Permitted Hedging Agreement” means a Hedging Agreement entered into by any Obligor in such Obligor’s Ordinary Course for the purpose of hedging currency risks or interest rate risks (and not for speculative purposes) and (x) with respect to hedging currency risks, in an aggregate notional amount for all such Hedging Agreements not in excess of $20,000,000 (or the Equivalent Amount in other currencies) and (y) with respect to hedging interest rate risks, in an aggregate notional amount for all such Hedging Agreements in excess of 50%, but not more than 100%, of the aggregate principal amount of Loans outstanding at such time.
“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.
“Permitted Licenses” means: (a) licenses of off-the-shelf software that is commercially available to the public; (b) non-exclusive intercompany licenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution among the Obligors; (c) any outbound non-exclusive license for the use of (or covenant not to sue with respect to) Intellectual Property of any Obligor for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of any Product, in each case, entered into in the Ordinary Course; provided, that, with respect to each such license or grant described in clause (c) above, (A) no Event of Default has occurred or is continuing at the time of such license, and (B) such license or grant constitutes an Arm’s Length Transaction, the terms of which do not provide for a sale or assignment of Intellectual Property; provided that such licenses may be exclusive as to territory only as to the People’s Republic of China, (d) other licenses to which the Administrative Agent shall have consented to in writing and (e) any non-exclusive or exclusive license for the use of (or covenant not to sue with respect to) Intellectual Property of any Obligor for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution existing on the Closing Date, in each case, to the extent set forth on Schedule 3.
“Permitted Liens” means any Liens permitted under Section 9.02.
“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement shall not (i) increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced, except by an amount equal to accrued interest and a reasonable and customary exit premium (or similar concept) on the debt being refinanced or other reasonable and customary fees, original issue discount, and expenses reasonably incurred in connection therewith, (ii) contain terms relating to outstanding principal amount, amortization, maturity, collateral security (if any) or subordination (if any), or other material terms that, taken as a whole, are less favorable in any material respect to the Obligors and their respective Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing such existing Indebtedness, (iii) have an applicable interest rate which does not exceed the greater of (A) the rate of interest of the Indebtedness being replaced and (B) the then applicable market interest rate plus three percent (3%), (iv) contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of such Indebtedness, and (v) after giving effect to such refinancing, extension, renewal or replacement, no Default or Event of Default shall have occurred or could reasonably be expected to occur as a result thereof.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“PMA Clearance” means the authority to sell a medical device in the United States granted by the FDA pursuant to 21 Code of Federal Regulations Section 814.20, as amended.
“Prepayment Price” has the meaning set forth in Section 3.03(a)(i).
“Pro Forma Basis” shall mean, with respect to the calculation of any financial ratio or financial covenant, as of any date, that pro forma effect will be given to the Transactions, any Acquisition, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio is being calculated), all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business or division, or any conversion of a Subsidiary Guarantor to Subsidiary or of a Subsidiary to a Subsidiary Guarantor, in each case that have occurred during the four consecutive fiscal quarter period of the Borrower being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at an entity that became a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.
“Process Agent” has the meaning set forth in Section 14.10(b).
“Product” means (a) those products set forth (and described in reasonable detail) on Schedule 4 attached hereto, and (b) any material current or future product developed, distributed, dispensed, imported, exported, labeled, promoted, manufactured, licensed, marketed, sold or otherwise commercialized by any Obligor or any of its Subsidiaries that constitutes or generates more than ten percent (10%) of the Borrower’s consolidated total revenue in the immediately preceding fiscal year, including any such product in development or which may be developed.
“Product Authorizations” means any and all Governmental Approvals, whether U.S. or non-U.S. (including all applicable PMA Clearances, 510(k) Clearances, NDAs, INDs, supplements, amendments, variations governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity), of any Regulatory Authority, in each case, necessary to be held or maintained by, or for the benefit of, any Obligor or any of its Subsidiaries for the ownership, use or commercialization of any Product or for any Product

Commercialization and Development Activities with respect thereto in any country or jurisdiction.
“Product Commercialization and Development Activities” means, with respect to any Product, any combination of research, development, testing, manufacture, formulation, import, use, sale, licensing, importation, exportation, shipping, storage, handling, design, labeling, marketing, promotion, supply, distribution, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing (including, without limitation, in respect of licensing, royalty or similar payments), or any similar or other activities the purpose of which is to commercially exploit such Product, except for any of the foregoing activities or payments that would not reasonably be expected to be material to the Borrower and its Subsidiaries, taken as a whole.
“Product Related Information” means, with respect to any Product, all books, records, lists, ledgers, files, manuals, correspondence, reports, plans, drawings, data and other information of every kind (in any form or medium), and all techniques and other know-how, owned or possessed by the Obligors or any of their respective Subsidiaries that are necessary or useful for any Product Commercialization and Development Activities relating to such Product, including (i) brand materials and packaging, customer targeting and other marketing, promotion and sales materials and information, referral, customer, supplier and other contact lists and information, product, business, marketing and sales plans, research, studies and reports, sales, maintenance and production records, training materials and other marketing, sales and promotional information and (ii) clinical data, information included or supporting any Product Authorization, any regulatory filings, updates, notices and correspondence (including adverse event and other pharmacovigilance and other post-marketing reports and information, etc.), technical information, product development and operational data and records, and all other documents, records, files, data and other information, used in connection with the Product Commercialization Development Activities for such Product.
“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any Law for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.
“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the sum of the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (b) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.
“Qatari Business Day” has the meaning set forth in Section 14.02(b).
“QIA Lender” means any Lender that is an Affiliate of Qatar Investment Authority.
“QIA Lender Notice” has the meaning set forth in Section 14.02(b).
“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Qualified Plan” means an employee pension benefit plan (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan (a) that is maintained or sponsored by any Obligor or any ERISA Affiliate thereof and (b) that is intended to be tax qualified under Section 401(a) of the Code.
“Real Property Security Documents” means any Mortgages, Landlord Consents or Bailee Letters.
“Recipient” means any Lender or any other recipient of any payment to be made by or on account of any Obligation.
“Referral Source” has the meaning set forth in Section 7.07(c)(i).
“Register” has the meaning set forth in Section 14.05(d).
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.
“Regulatory Authority” means any Governmental Authority, whether U.S. or non-U.S., that has regulatory or supervisory oversight with respect to any Product or any Product Commercialization and Development Activities relating to any Product, including the FDA and all equivalent Governmental Authorities, whether U.S. or non-U.S.
“Reinvestment” has the meaning set forth in Section 3.03(b)(i).
“Reinvestment Period” has the meaning set forth in Section 3.03(b)(i).
“Related Parties” has the meaning set forth in Section 14.16(a).
“Resignation Effective Date” has the meaning set forth in Section 12.09(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.
“Responsible Officer” of (a) the Borrower, means a director or any officer who is entered in the Borrower’s register of officers and has been expressly authorized by the directors of the Borrower to take the action in question on behalf of the Borrower and (b) any other Person, means each of the president, chief executive officer, chief financial officer, and other similar officers of such Person (including, in relation to any German Guarantor, its managing director(s) (Geschäftsführer)).
“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests or other property) with respect to any Equity Interests of any Obligor or any of its Subsidiaries, or any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of any Obligor or any of its Subsidiaries, or on account of any return of capital to any Obligor or any of its Subsidiary’s stockholders, partners or members (or the equivalent of any thereof), any payment of interest, principal or fees in respect of any Indebtedness owed by any Obligor or any of its Subsidiaries to (x) any director, officer, or employee of any Obligor or any of their Subsidiaries, or (y) any holder of more than 1% of the Equity Interests of any Obligor or any of its Subsidiaries, or any option, warrant or other right to acquire any such Equity Interests of any Obligor or any of its Subsidiaries.
“Restrictive Agreement” means any Contract or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Obligor or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its properties or assets (other than (w) the Loan Documents, (x) customary provisions in Contracts restricting the assignment thereof (including, without limitation, any leases and in-bound licenses of Intellectual Property), and (y) restrictions or conditions imposed by any Contract governing secured Permitted Indebtedness permitted under Section 9.01(i), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness), or (b) the ability of any Obligor or any of its Subsidiaries to make Restricted Payments with respect to any of their respective Equity Interests or to make or repay loans or advances to any other Obligor or any of its Subsidiaries or such other Obligor or to Guarantee Indebtedness of any other Obligor or any of its Subsidiaries thereof or such other Obligor.
“Sanction” means any international economic or financial sanction or trade embargo imposed, administered or enforced from time to time by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or its Member States, Her Majesty’s Treasury or other relevant sanctions authority where the Borrower or any of its Subsidiaries is located or conducts business.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or its Member States, Her Majesty’s Treasury or other relevant sanctions authority, (b) any Person organized or resident in a Designated Jurisdiction or (c) any Person fifty percent (50%) or more owned or is controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Secured Parties” means the Lenders, the Administrative Agent and any of their respective permitted transferees or assigns.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means the Security Agreement, delivered pursuant to Section 6.01(i), among the Obligors and the Administrative Agent, granting a security interest in the Obligors’ Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Security Documents” means, collectively, the Security Agreement, the Brazilian Security Agreements, each Short-Form IP Security Agreement, the Perfection Certificate, each Real Property Security Document, each Belgian Security Document, each Costa Rican Security Document, and each other security document, control agreement or financing statement required to perfect Liens in favor of the Secured Parties for purposes of securing the Obligations.
“Short-Form IP Security Agreements” means short-form Copyright, Patent or Trademark (as the case may be) security agreements, substantially in the form of Exhibit C, D and E to the Security Agreement, entered into by one or more Obligors in favor of the Secured Parties (and as amended, modified or replaced from time to time).

“Solvent” means, (i) as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured in the Ordinary Course, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the Ordinary Course and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, and (ii) in respect of the Borrower, as of any date of determination, that on such date (a) it is able to pay its debts as they fall due; (b) the value of its assets exceeds the value of its liabilities (including its contingent and prospective liabilities); (c) it has not failed to comply with the requirements of a statutory demand that has not been set aside under Section 157 of the Insolvency Act of the BVI; (d) execution or other process issued on a judgment, decree or order of a court in favour of a creditor of it has not been returned wholly or partly unsatisfied; (e) it has not taken any action or steps have been taken nor have legal proceedings been started or threatened against it for (A) its winding up, liquidation, administration, dissolution, amalgamation, reconstruction, reorganisation, arrangement, adjustment, consolidation or protection or relief of creditors (whether by way of voluntary arrangement, scheme of arrangement or otherwise), (B) the enforcement of any security interest over any or all of its assets; or (C) the appointment of a liquidator, receiver, controller, inspector, manager, supervisor, administrative receiver, administrator, trustee or similar officer or official of it or of any or all of its assets; (f) action has not and is not being taken by the Registrar of Corporate Affairs pursuant to Section 213 of the BVI BCA to dissolve or strike it off the BVI register of companies; (g) it is not, in any jurisdiction, subject to or threatened by any actions, steps, procedures or other proceedings under any applicable bankruptcy, insolvency, rehabilitation or other re-organisation laws; and (h) no actions, steps, procedures or other proceedings equivalent or analogous to any of those set out in any of clauses (ii)(a) – (g) above (inclusive) of this definition have been taken, started or threatened against it in any jurisdiction, including the seeking by it (or any other person in relation to it) of winding up, liquidation, administration, dissolution, amalgamation, reconstruction, reorganisation, arrangement, adjustment, consolidation or protection or relief of creditors. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability and means at any time with respect to any German Guarantor, that it is neither unable to pay its debts as they fall due (Zahlungsunfähigkeit), nor is over indebted (Überschuldung), nor is threatened with insolvency (drohende Zahlungsunfähigkeit), nor has commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or, for any of the reasons set out in Sections 17 to 19 (inclusive) of the German Insolvency Code (Insolvenzordnung).
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more direct or indirect subsidiaries of the parent or by the parent and one or more direct or indirect subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantors” means each Subsidiary of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of the Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.11. For the avoidance of doubt, no Immaterial Subsidiary shall be required to be a Subsidiary Guarantor.
“Target Gross Sales” means, with respect to each fiscal quarter end where the covenant in Section 10.02 is tested, the amount set forth opposite such date on Schedule 2 under the caption “Target Gross Sales”.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Technical Information” means all (a) Product Related Information and (b) all other know-how, trade secrets, proprietary or confidential information, information of a scientific, technical, or business nature in any form or medium, Invention disclosures, documented research, developmental, demonstration or engineering work, and all other technical data and information.
“Termination Conditions” has the meaning set forth in Section 13.03.
“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time within the preceding five years maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has within the preceding five years ever made, or was within the preceding five years obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.
“Trademarks” means all trade names, trademarks and service marks, corporate names, logos, Internet domain names and other indicia of origin, in each case, whether or not registered, trademark and service mark registrations, and applications for trademark and service mark registrations, including (i) all renewals of trademark and service mark registrations and (ii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world (including common law rights), together, in each case, with the goodwill associated therewith or symbolized thereby.
“Tranche A Commitment” means, with respect to each Lender, the obligation of such Lender to make Tranche A Term Loans to the Borrower on the Closing Date in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Applicable Commitment” for Tranche A Term Loans, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise. The aggregate amount of Tranche A Commitments on the date of this Agreement equals $150,000,000.
“Tranche A Funding Condition” has the meaning set forth in the Loans Schedule.
“Tranche A Term Loans” has the meaning assigned to such term in Section 2.01(a)(i).
“Tranche B Availability Period” has the meaning set forth in the Loans Schedule.

“Tranche B Commitment” means, with respect to each Lender, the obligation of such Lender to make Tranche B Term Loans to the Borrower on the Applicable Funding Date in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Applicable Commitment” for Tranche B Term Loans, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise. The aggregate amount of Tranche B Commitments on the date of this Agreement equals $25,000,000.
“Tranche B Funding Condition” has the meaning set forth in the Loans Schedule.
“Tranche B Term Loans” has the meaning assigned to such term in Section 2.01(a)(ii).
“Tranche C Availability Period” has the meaning set forth in the Loans Schedule.
“Tranche C Commitment” means, with respect to each Lender, the obligation of such Lender to make Tranche C Term Loans to the Borrower on the Applicable Funding Date in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Applicable Commitment” for Tranche C Term Loans, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise. The aggregate amount of Tranche C Commitments on the date of this Agreement equals $25,000,000.
“Tranche C Funding Condition” has the meaning set forth in the Loans Schedule.
“Tranche C Funding Milestone” has the meaning set forth in the Loans Schedule.
“Tranche C Term Loans” has the meaning assigned to such term in Section 2.01(a)(iii).
“Tranche D Availability Period” has the meaning set forth in the Loans Schedule.
“Tranche D Commitment” means, with respect to each Lender, the obligation of such Lender to make Tranche D Term Loans to the Borrower on the Applicable Funding Date in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Applicable Commitment” for Tranche D Term Loans, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise. The aggregate amount of Tranche D Commitments on the date of this Agreement equals $25,000,000.
“Tranche D Funding Condition” has the meaning set forth in the Loans Schedule.
“Tranche D Funding Milestone” has the meaning set forth in the Loans Schedule.
“Tranche D Term Loans” has the meaning assigned to such term in Section 2.01(a)(iv).
“Transactions” means (a) the negotiation, preparation, execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is (or is intended to be) a party, the making of the Loans hereunder, and all other transactions contemplated pursuant to this Agreement and the other Loan Documents, including the creation of the Liens pursuant to the Security Documents and (b) the payment of all fees and expenses incurred or paid by the Obligors in connection with the foregoing.
“UCC” means, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.
“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Protection Premium” means with respect to any prepayment of all or any portion of the Loans, whether by optional or mandatory prepayment, acceleration or otherwise occurring (a) on or prior to April 26, 2024, an amount equal to the amount of interest that would have been paid on the principal amount of the Loans being so repaid or prepaid for the period from and including the date of such repayment or prepayment (excluding, for the avoidance of doubt, any interest on the Loans paid prior to such date) to but excluding April 26, 2024, plus four percent (4%) of the principal amount of the Loans being so repaid or prepaid, (b) at any time after April 26, 2024 but on or prior to April 26, 2025, an amount equal to four percent (4%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (c) at any time after April 26, 2025 but on or prior to April 26, 2026, an amount equal to two percent (2%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid and (d) if the prepayment is made after April 26, 2026, zero percent (0%).
“510(k) Clearance” means the FDA’s written authorization to market a medical device pursuant to a premarket notification submitted under section 510 of the Federal Food, Drug, and Cosmetic Act.
1.02Accounting Terms and Principles. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 10 and any definitions used in such calculations) shall be made, in accordance with GAAP or IFRS, as applicable. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication. If the Borrower requests an amendment to any provision hereof to eliminate the effect of (a) any change in GAAP or IFRS or the application thereof or (b) the issuance of any new accounting rule or guidance or in the application thereof, in each case, occurring after the date of this Agreement, then the Lenders and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or issuance with the intent of having the respective positions of the Lenders and Borrower after such change or issuance conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such change or issuance has occurred and (ii) the Borrower shall provide to the Lenders a written reconciliation in form and detail reasonably satisfactory to the Lenders, between calculations of any baskets and other requirements hereunder before and after giving effect to such change or issuance.
1.03Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires,
(a)the terms defined in this Agreement include the plural as well as the singular and vice versa;
(b)words importing gender include all genders;
(c)any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement;
(d)any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision;
(e)references to days, months and years refer to calendar days, months and years, respectively;
(f)all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”;
(g)the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”;
(h)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer broadly to any and all assets and properties, whether tangible or intangible, real or personal, including cash, securities, rights under contractual obligations and permits and any right or interest in any such assets or property;
(i)accounting terms not specifically defined herein (other than “property” and “asset”) shall be construed in accordance with GAAP or IFRS, as applicable, subject to Section 1.02;
(j)the word “will” shall have the same meaning as the word “shall”;
(k)where any provision in this Agreement or any other Loan Document refers to an action to be taken by any Person, or an action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or, to the knowledge of such Person, indirectly; and

(l)references to any Lien granted or created hereunder or pursuant to any other Loan Document securing any Obligations shall deemed to be a Lien for the benefit of the Secured Parties.
Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents. Any definition or reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
If any payment required to be made pursuant to the terms and conditions of any Loan Document falls due on a day which is not a Business Day, then such required payment date shall be extended to the immediately following Business Day. For purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Obligors and their Subsidiaries will be deemed to be equal to 100% of the outstanding principal amount thereof or payment obligations with respect thereto at the time of determination thereof, or with respect to any Hedging Agreements, the amount that would be payable if the agreement governing such Hedging Agreements were terminated on the date of termination.
1.04Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”), if (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.05Currency Generally. For purposes of determining compliance with Section 9 with respect to the amount of any Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred, made or acquired (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).
1.06Belgian Terms. In this Agreement, where it relates to Belgian Law or a Belgian Obligor, a reference to:
(a)a liquidator, receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator or similar officer includes any insolventiefunctionaris/praticien de l’insolvabilité, curator/curateur, vereffenaar/liquidateur, gedelegeerd rechter/juge délégué, gerechtsmandataris/mandataire de justice, voorlopig bewindvoerder/administrateur judiciaire, ondernemingsbemiddelaar/médiateur d'entreprise, gerechtelijk bewindvoerder/administrateur judiciaire, mandataris ad hoc/mandataire ad hoc and any sekwester/sequester, as applicable;
(b)a security interest includes any mortgage (hypotheek/hypothèque), mortgage mandate (hypothecair mandaat/mandat hypothécair), pledge (pand/nantissement), privilege (voorrecht/privilège), retention right (eigendomsvoorbehoud/droit de retention), any real surety (zakelijke zekerheid/sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie);
(c)a suspension of payments, moratorium of any indebtedness, or reorganisation includes any gerechtelijke reorganisatie/réorganisation judiciaire;

(d)a person being unable to pay its debts is that person being in a state of cessation of payments (staking van betaling/cessation de paiements);
(e)commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness includes any negotiations conducted with a view to reaching a settlement agreement (minnelijk akkoord/accord amiable) with two or more of its creditors pursuant to Book XX of the Belgian Code of Economic Law;
(f)a composition includes any minnelijk akkoord met schuldeisers/accord amiable avec des créanciers or any gerechtelijke reorganisatie/réorganisation judiciaire;
(g)a receivership, winding-up, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, dissolution or other judicial proceeding includes any gerechtelijke reorganisatie/réorganisation judiciaire, vereffening/liquidation, ontbinding/dissolution, faillissement/faillite, sluiting van een onderneming/fermeture d'enterprise and any other concurrence between creditors (samenloop van schuldeisers/concours des créanciers);
(h)a writ or warrant of attachment, sequestration, distress or execution or similar process includes any uitvoerend beslag/saisie exécutoire and bewarend beslag/saisie conservatoire;
(i)an amalgamation, demerger, merger or corporate reconstruction includes an overdracht van algemeenheid/transfert d’universalité, an overdracht van bedrijfstak/transfert de branche d’activité, a splitsing/scission and a fusie/fusion as well as assimilated transactions (gelijkgestelde verrichtingen/operations assimilées) in accordance with articles 12:7 and 12:8 of the Belgian Code of Companies and Associations;
(j)a guaranty refers, only for the purpose of the Guaranty granted pursuant to this Agreement, to the Belgian legal concept of a guarantee (garantie/vrijwaring) and not a surety (borg/cautionnement);
(k)an Obligor being incorporated in Belgium or of which its jurisdiction of incorporation is Belgium, means that that Obligor has its registered office (zetel/siège) in Belgium; and
(l)Organic Documents means the oprichtingsakte/acte constitutif, statuten/statuts, uittreksel van de Kruispuntbank voor Ondernemingen/extrait de la Banque-Carrefour des Entreprises and the results of a search in the Belgian Central Solvency Register (RegSol) with respect to bankruptcy and judicial reorganization proceedings.
1.07German Terms. In this Agreement, where it relates to a Person incorporated in the Federal Republic of Germany, a reference to:
(a)a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official includes any:
(i)insolvency administrator (Insolvenzverwalter) or preliminary insolvency administrator (vorläufiger Insolvenzverwalter) appointed under the German Insolvency Code (Insolvenzordnung);
(ii)court supervisor (Sachwalter) or preliminary court supervisor (vorläufiger Sachwalter) appointed under the German Insolvency Code;

(iii)liquidator (Liquidatoren) appointed under the German Commercial Code (Handelsgesetzbuch) or under the German Act on Limited Liability Companies (Gesetz betreffen die Gesellschaften mit beschränkter Haftung); and
(b)a bankruptcy, reorganization, liquidation, receivership, insolvency, winding-up, administration, dissolution, compromise, arrangement, plans of arrangement or relief or protection of debtors, includes, without limitation, insolvency (Insolvenz), insolvency proceedings (Insolvenzverfahren), preliminary insolvency proceedings (vorläufiges Insolvenzverfahren), debtor-in-possession proceedings (Eigenverwaltung), including any protective shield procedure (Schutzschirmverfahren), any insolvency plan (Insolvenzplan), any proceedings pursuant to the enactment of the directive (EU) 2019/1023 and a combination of any of the foregoing and a liquidation (Liquidation) or dissolution (Auflösung).
Section 2.
THE COMMITMENT AND THE LOANS
2.01Loans.
(a)On the terms and subject to the conditions of this Agreement, each Lender agrees:
(i)to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche A Commitment on the Closing Date (“Tranche A Term Loans”);
(ii)to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche B Commitment (“Tranche B Term Loans”), on a date specified by the Borrower in accordance with Section 2.02 during the Applicable Availability Period for the Tranche B Term Loans;
(iii)to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche C Commitment (“Tranche C Term Loans”), on a date specified by the Borrower in accordance with Section 2.02 during the Applicable Availability Period for the Tranche C Term Loans; and
(iv)to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Tranche D Commitment (“Tranche D Term Loans”), on a date specified by the Borrower in accordance with Section 2.02 during the Applicable Availability Period for the Tranche D Term Loans.
(b)No amounts paid or prepaid with respect to any Loan may be reborrowed.
(c)Any term or provision hereof (or of any other Loan Document) to the contrary notwithstanding, Loans made to the Borrower will be denominated solely in Dollars and will be repayable solely in Dollars and no other currency.
2.02Borrowing Procedures. Prior to 11:00 a.m. Eastern Time at least five (5) Business Days prior to any Applicable Funding Date (or such shorter period agreed by the Lenders), the Borrower shall deliver to the Administrative Agent an irrevocable written Borrowing Notice in the form of Exhibit B or such other form approved by the Administrative Agent signed by a duly authorized representative of the Borrower (which notice, if received by the Administrative Agent on a day that is not a Business Day or after 11:00 a.m. (Eastern time) on a Business Day, may be deemed to have been delivered on the next Business Day). Each Borrowing Notice shall be for the full amount of each of the Applicable Commitments and no Borrowing Notice for less than such full amount shall be permitted.
2.03Funding of Borrowings. Promptly following receipt of any written Borrowing Notice the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 2:00 p.m. New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all funds the Administrative Agent will make such Loans available to the Borrower promptly by wire transfer of the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Notice.
1.04Notes.
(a)If requested by any Lender, the Loan of such Lender shall be evidenced by one or more Notes. The Borrower shall prepare, execute and deliver to the Lender such promissory note(s) substantially in the form attached hereto as Exhibit G.
(b)To further evidence its obligation to repay the Loans, and to pay accrued interest, the Costa Rican Guarantor shall issue and deliver to each Lender, as the case may be, on each disbursement date, a promissory note for such disbursement of each Loan, each in the amount of the relevant disbursement and substantially in the form of Exhibit H (collectively, the “Costa Rican Notes”). At any Lender’s request, the Costa Rican Guarantor shall promptly execute and deliver one or more new Costa Rican Notes satisfactory to such Lender to substitute for one or more Costa Rican Notes previously delivered hereunder. The issuance, execution and delivery of any Costa Rican Notes pursuant to this Agreement shall not be construed as a novation hereunder or under any other agreement between any Lender and such Costa Rican Guarantor and shall not affect the obligations or rights of such Costa Rican Guarantor hereunder, and the rights and claims of any Lender under any Costa Rican Note shall not replace or supersede its rights and claims hereunder.
2.05Use of Proceeds. The Borrower shall use the proceeds of the Loans for (a) the refinancing of the Existing Indebtedness, (b) funding the ongoing commercialization of other product offerings outside the United States, (c) construction of the Borrower’s third manufacturing facility in Costa Rica, (d) ongoing United States regulatory filings related to the Motiva Implants and (e) other working capital and general corporate purposes, including the payment of fees and expenses associated with this Agreement.
2.06[Reserved].
2.07Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 14.04.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 4.03), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments, repayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.07(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)    Certain Fees. No Defaulting Lender shall be entitled to receive any upfront fee set forth in the Fee Letter for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such upfront fee that otherwise would have been required to have been paid to that Defaulting Lender).

Section 3.
PAYMENTS OF PRINCIPAL AND INTEREST, ETC.
3.01Scheduled Repayments and Prepayments Generally; Application. The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender (as such amounts may in each case be reduced from time to time in accordance with Section 3.03), on the Maturity Date, all outstanding Obligations (including the Exit Fee, accrued and unpaid interest and any other accrued and unpaid charges thereon and all other obligations due and payable by the Borrower under this Agreement but excluding any inchoate indemnification and expense reimbursement obligations for which no claim has been made) in full. Except as otherwise provided in this Agreement, each payment (including each repayment and prepayment) by the

Borrower (other than fees payable pursuant to the Fee Letter) will be deemed to be made ratably in accordance with the Lenders’ Proportionate Shares and applied ratably among each tranche of the Loans. On any date occurring prior to the Maturity Date that payment or prepayment in full of the Loans hereunder occurs, the Borrower shall pay in full all outstanding Obligations (other than any inchoate indemnification and expense reimbursement obligations for which no claim has been made), which shall include the Yield Protection Premium, if applicable and the Exit Fee.
3.02Interest.
(a)Interest Generally. The outstanding principal amount of the Loans shall accrue interest from the date made to (but excluding) the date of repayment (whether by acceleration or otherwise and whether voluntary or mandatory) at the Interest Rate.
(b)Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Interest Rate shall increase (i) automatically, in the case of any Event of Default under Section 11.01(a), 11.01(b) or 11.01(h) and (ii) upon the request of the Majority Lenders, in the case of any other Event of Default, by two percent (2.0%) per annum (the Interest Rate, as increased pursuant to this Section 3.02(b), being the “Default Rate”); provided that, with respect to the preceding clause (ii), the Majority Lenders may impose the Default Rate retroactively to the occurrence of such Event of Default. If any Obligation (including, without limitation, fees, costs and expenses payable hereunder) is not paid when due (giving effect to any applicable grace period) under any applicable Loan Document, the amount thereof shall accrue interest at the Default Rate.
(c)Interest Payment Dates. Accrued interest on the Loans shall be payable in arrears on each Payment Date in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall also be payable in cash from time to time on demand by the Administrative Agent.
(d)PIK Interest. Notwithstanding Section 3.02(c), prior to April 26, 2024, the Borrower may pay an amount of interest on the outstanding principal amount of Loans corresponding to 600 basis points of the Interest Rate then applicable pursuant to Section 3.02(a) in kind (in lieu of payment in cash for such portion, with the remainder to be paid in cash) on each applicable Payment Date, by irrevocable written election of the Borrower to the Administrative Agent, to be delivered either (i) prior to 3:00 p.m. (Eastern time) at least six (6) Business Days (or such shorter period as the Administrative Agent may agree) prior to such Payment Date or (ii) if the Borrower wishes to elect payment in kind on an annual basis, notification of such annual election prior to 3:00 p.m. (Eastern time) at least six (6) Business Days (or such shorter period as the Administrative Agent may agree) prior to the first Payment Date in the relevant calendar year; provided that, upon such written election by Borrower, Borrower shall be deemed to have continued to make the same election on each subsequent Payment Date until Borrower delivers a written notice to Administrative Agent changing such election. The aggregate outstanding principal amount of the Loan shall be automatically increased without the need for any action by any Person and capitalized on such Payment Date by the amount of such interest paid in kind in accordance with this Section 3.02(d). For the avoidance of doubt, the portion of the interest payable pursuant to Section 3.02(a) not paid in kind shall be paid in cash.
3.03Prepayments.
(a)Optional Prepayments.

(i)Subject to prior written notice pursuant to clause (ii) below, the Borrower shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Loans and/or any tranche thereof (i.e., any of the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Term Loans) on any Business Day for an amount equal to the sum of (A) the aggregate principal amount of the Loans being prepaid, (B) any accrued but unpaid interest on the principal amount of the Loans being prepaid, (C) any applicable Yield Protection Premium and (D) the Exit Fee and any other unpaid amounts then due and owing pursuant to this Agreement and the other Loan Documents (such aggregate amount, the “Prepayment Price”); provided that each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof (or any remaining outstanding principal amount of the Loans and/or any tranche thereof).
(ii)A notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 2:00 p.m. (Eastern time) on a date not less than three (3) (nor more than seven (7)) Business Days prior to the proposed prepayment date; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Each notice of optional prepayment shall specify the proposed prepayment date, the Prepayment Price, the principal amount to be prepaid, the applicable tranche or tranches to be prepaid (if a partial prepayment) and any conditions to prepayment (if applicable).
(b)Mandatory Prepayments.
(i)Mandatory Prepayments for Casualty Events or Asset Sales. Within three (3) Business Days following the receipt of Net Cash Proceeds from the occurrence of any Casualty Event or within three (3) Business Days from the occurrence of any Asset Sale (other than pursuant to Section 9.09 (a), (b), (c), (d), (e), (f), (h), (m), (n), (o), or (p)) for which the Net Cash Proceeds from such individual Casualty Event or Asset Sale exceeds $2,500,000, or which causes the aggregate total of Net Cash Proceeds from all such Casualty Events or Asset Sales to exceed $5,000,000, the Borrower shall make a mandatory prepayment of the Loans, together with any accrued but unpaid interest on any principal amount of the Loans being prepaid and any applicable Yield Protection Premium and Exit Fee (collectively, the “Mandatory Prepayment”), which Mandatory Prepayment (which, for avoidance of doubt, shall include any accrued but unpaid interest on any principal amount of the Loans being prepaid and any applicable Yield Protection Premium and Exit Fee) shall be in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries with respect to such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event (above the foregoing thresholds), as the case may be; provided that, so long as no Default has occurred and is continuing or shall result therefrom, if, within three (3) Business Days following the receipt of such Net Cash Proceeds, a Responsible Officer of the Borrower delivers to the Administrative Agent a written notice to the effect that the Borrower or the applicable Subsidiary intends to apply the Net Cash Proceeds from such Asset Sale (which Net Cash Proceeds, in the case of an Asset Sale, shall be in an aggregate amount of less than $2,500,000) or insurance proceeds or condemnation awards in respect of such Casualty Event, to reinvest in the business of the Borrower or any of its Subsidiaries (a “Reinvestment”), then such Net Cash Proceeds of such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event may be applied for such purpose in lieu of such mandatory prepayment to the extent such Net Cash Proceeds of such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event are actually applied for such purpose; provided, further, that, if such Casualty Event or Asset Sale occurs with respect to any Obligor, such Reinvestment shall be made in the business of an Obligor; provided, further, that, in the event that Net Cash Proceeds have not been so applied within two hundred seventy (270) days following the receipt of such Net Cash Proceeds with respect to an Asset Sale or within three hundred sixty-five (365) days following the receipt of such Net Cash Proceeds with respect to a Casualty Event (such applicable period, the “Reinvestment Period”) (or, if the Borrower or any of its Subsidiaries has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no later than ninety-five (95) days following the last day of the Reinvestment Period, ninety-five (95) days after the expiry of the Reinvestment Period (or such longer period as the Administrative Agent may agree), the Borrower shall no later than the end of such period make a Mandatory Prepayment (which, for avoidance of doubt, shall include any accrued but unpaid interest on any principal amount of the Loans being prepaid and any applicable Yield Protection Premium and Exit Fee) in an aggregate amount equal to one hundred percent (100%) of the unused balance of such Net Cash Proceeds received by any Obligor or any of its Subsidiaries with respect to such Asset Sale or insurance proceeds or condemnation awards in respect of such Casualty Event.
(ii)Mandatory Prepayments for Debt Issuances. Immediately upon receipt by any Obligor or any of its Subsidiaries of proceeds from any issuance, incurrence or assumption of Indebtedness other than Indebtedness permitted by Section 9.01, the Borrower shall prepay the Loans and other Obligations in an amount equal to 100% of the cash proceeds received, plus the Yield Protection Premium, if applicable and the Exit Fee.
(iii)Notice. A notice of mandatory prepayment shall be effective only if received by the Administrative Agent not later than 2:00 p.m. (New York City time) on a date not less than one (1) Business Day (or such shorter period agreed by the Administrative Agent) prior to the proposed prepayment date. Each notice of mandatory prepayment shall specify the proposed prepayment date, the amount of the Mandatory Prepayment, the principal amount to be prepaid and the subsection under which the prepayment is required.
(c)Application. All optional prepayments of the Loans shall be applied in the manner specified by the Borrower at the time of such prepayment, including to any principal installments on the Loans; provided that if not specified by the Borrower, optional prepayments of the Loans shall be applied to principal installments of the Loans in the direct order of maturity. All mandatory prepayments of the Loans shall be applied first to the next two (2) scheduled principal installments on the Loans in direct order of maturity and second to principal installments on the Loans ratably among such remaining installments by maturity.
(d)Yield Protection Premium. Without limiting the foregoing, whenever the Yield Protection Premium is in effect and payable pursuant to the terms hereof, such Yield Protection Premium shall be payable on each prepayment of all or any portion of the Loans, whether by optional or mandatory prepayment, acceleration or otherwise (other than any scheduled amortization payment).
(e)Partial Prepayments. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and the applicable Exit Fee.
3.04Commitment Termination. Each Applicable Commitment shall terminate automatically without further action upon the earlier of (a) the making by the Lenders of the Loans to which such Applicable Commitment relates on the Applicable Funding Date and (b) the last day of the Applicable Availability Period. The Borrower shall have the right at any time or from time to time to terminate in full (but not in part) all of the then outstanding Applicable Commitments with respect to the Tranche B Term Loans, the Tranche C Term Loans and the Tranche D Term Loans; provided that the Borrower shall give the Lender and the Administrative Agent at least three (3) Business Days’ written notice of each such termination. Any notice of termination delivered pursuant to this Section 3.04 may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of termination may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified date of termination) if such condition is not satisfied. The termination of any Applicable Commitment shall be permanent.
3.05Exit Fee. Upon any payment or prepayment in full or in part of the Loans hereunder, whether voluntary or involuntary, prior to, on or after the Maturity Date or following the acceleration of the Obligations hereunder, including as a result of the commencement of any Insolvency Proceeding, the Borrower shall pay to each of the Lenders for its own account a fee equal to 3.0% of the aggregate principal amount of such Loans to be paid or prepaid (the “Exit Fee”). The Exit Fee shall be earned, due and payable immediately upon any such payment or prepayment, and shall be in addition to any accrued and unpaid interest, reimbursement obligations, Yield Protection Premium or other amounts payable in connection therewith.
3.06Original Issue Discount. The Borrower and the Lenders acknowledge that the Loans will be treated as issued with original issue discount for U.S. federal tax purposes, within the meaning of section 1273 of the Code. The issue price, amount of original issue discount, issue date and yield to maturity for the Loans may be obtained by submitting a written request for such information to the Borrower care of the Chief Financial Officer at Establishment Labs Holdings Inc., Building B15 and 25, Coyol Free Zone, Alajuela, Costa Rica (which request shall also be sent via email to rdenhoy@establishmentlabs.com).

Section 4.
PAYMENTS, ETC.
4.01Payments.
(a)Payments Generally. Subject to Section 3.02(d), each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made (i) in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the deposit account of the Administrative Agent designated by the Administrative Agent by notice to the Borrower, and (ii) not later than 2:00 p.m. (Eastern time) on the date on which such payment is due (each such payment made after such time on such due date may, in the Administrative Agent’s discretion, be deemed to have been made on the next succeeding Business Day).
(b)Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and continuance of an Event of Default, all payments shall be applied as follows:
(i)first, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, expenses or other amounts (including fees and disbursements and other charges of counsel payable under Section 14.03) payable to the Administrative Agent in its capacity as such;
(ii)second, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, costs, expenses and other amounts (other than principal and interest, but including fees and disbursements and other charges of counsel payable under Section 14.03, any Yield Protection Premium and any Exit Fees) payable to the Lenders arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (B) payable to them;

(iii)third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (C) payable to them;
(iv)fourth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (D) payable to them;
(v)fifth, in reduction of any other Obligation then due and owing, ratably among the Administrative Agent and the Lenders based upon the respective aggregate amount of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)sixth, the balance, if any, after all Obligations (other than inchoate obligations for indemnification and reimbursement for which no claim has been made) have been paid in full, to the Borrower or such other Person as may be lawfully entitled to or directed by the Borrower to receive the remainder.
(c)Non-Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall continue to accrue and be payable for the period of such extension; provided that if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.
4.02Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of three hundred and sixty (360) days and actual days elapsed during the period for which payable. For the avoidance of doubt, no date of payment shall be included in any computation.
4.03Set-Off.
(a)Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each of the Lenders and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply, in accordance with the applicable Laws, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.07 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Any Person exercising rights of set off hereunder agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Lenders and each of their Affiliates under this Section 4.03 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.

(b)Exercise of Rights Not Required. Nothing contained in Section 4.03(a) shall require the Administrative Agent, any Lender or any of their Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.
(c)Payments Set Aside. To the extent that any payment by or on behalf of any Obligor is made to the Administrative Agent or any Lender, or the Administrative Agent, any Lender or any Affiliate of the foregoing exercises its right of setoff pursuant to this Section 4.03, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such Affiliate in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
Section 5.
YIELD PROTECTION, TAXES, ETC.
5.01Additional Costs.
(a)Change in Law Generally. If, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), the adoption of any Law, or any change in any Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Loans or the Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, or subject any Lender to any Taxes on its Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital (if any) attributable thereto by an amount reasonably deemed by such Lender in good faith to be material (other than (i) Indemnified Taxes and (ii) Excluded Taxes), then the Borrower shall pay to such Lender, within three (3) Business Days of receipt of the certificate contemplated by Section 5.01(c), such additional amount or amounts as will compensate such Lender for such increased cost or reduction.
(b)Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), the adoption of any Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender, within three (3) Business Days of receipt of the certificate contemplated by Section 5.01(c), such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.
(c)Notification by Lender. Each Lender promptly will notify the Borrower of any event of which it has knowledge, occurring after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), which will entitle such Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error. The Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 5.01 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(d)Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.
5.02[Reserved].

5.03Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by any Law. If any Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Obligors. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent or each Lender, timely reimburse it for the payment of any Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by an Obligor to a Governmental Authority pursuant to this Section 5.03, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Obligors. The Obligors shall reimburse and indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Obligors by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(e)Indemnification by the Lender. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Obligors have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(e).

(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law as reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (v)(B), and (v)(D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under or party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under or party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI (or successor form);
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms); or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, substantially in the form of Exhibit I-2 or I-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner.
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under or party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Tax Benefits. If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party incurred in connection with such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.04Mitigation Obligations; Replacement of Lenders.
(a)If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or Section 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)If any Lender requests compensation pursuant to Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or Section 5.03, and such Lender has declined or is unable to designate a different lending office in accordance with Section 5.04(a), or if any Lender is a Defaulting Lender, then the Borrower may, at such Lender’s sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.05(b) (other than such Lender’s consent)), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the related Loan Documents to any assignee permitted under Section 14.05(b) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 14.05(b); (ii) such Lender shall have received payment of an amount equal to (A) the outstanding principal of its Loans, (B) accrued interest thereon, (C) accrued fees and (D) all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments thereafter; and (iv) such assignment does not conflict with applicable Law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
5.05Survival. Each party’s obligations under this Section 5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 6.
CONDITIONS

6.01Conditions to the Closing Date. The obligation of each Lender to make the Tranche A Terms Loans shall be subject to the delivery of a Borrowing Notice as required pursuant to Section 2.02 and the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth below in this Section 6.01.
(a)Loan Documents. The Administrative Agent shall have received each Loan Document required to be executed by the appropriate Obligor on the Closing Date and delivered by each applicable Obligor in such number as reasonably requested by the Administrative Agent (which may be delivered by electronic means for the purposes of satisfying this clause (a) on the Closing Date) and such Loan Documents shall be in form and substance satisfactory to the Administrative Agent and the Lenders and their respective counsels.
(b)Brazil. The Administrative Agent shall have received evidence satisfactory to it that arrangements have been made with respect to all registrations, notices or actions required under this Agreement to be effected, including the sworn translation, notarization, consularization or apostillation, as applicable, to register, file and record this Agreement in the competent registry of deeds and documents in Brazil.
(c)Secretary’s Certificate, Etc. The Administrative Agent shall have received from each Obligor (x) a copy of a good standing certificate or equivalent, to the extent such exists in the relevant jurisdiction of organization or incorporation of such Obligor, dated a date reasonably close to the Closing Date, for each such Person and (y) a certificate, dated as of the Closing Date, duly executed and delivered by such Person’s Responsible Officer, as to:
(i)resolutions of each such Person’s Board then in full force and effect, authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the Transactions (and, with respect to (A) the Belgian Obligors, the reasons it is considered that the entry into this Agreement and the assumption of the Guaranty in particular is of benefit to such Belgian Obligor and (B) the Costa Rican Guarantor, the relevant resolution pursuant to Article 32Ter of the Costa Rican Commercial Code);
(ii)the incumbency and signatures of Responsible Officers authorized to execute and deliver each Loan Document to be executed by such Person;
(iii)the full force and validity of each Organic Document of such Person and copies thereof; and
(iv)in respect of the Borrower, a registered agent’s certificate issued by the Borrower’s BVI registered agent dated no more than one (1) month prior to the date of this Agreement with certified copies of the Borrower’s register of members, register of directors and register of charges (if any);
which certificates shall be in form and substance reasonably satisfactory to the Administrative Agent and upon which the Administrative Agent and the Lenders may conclusively rely until they shall have received a further certificate of the Responsible Officer of any such Person updating the prior certificate of such Person.
(d)Perfection Certificate. The Administrative Agent shall have received a fully completed Perfection Certificate in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of the Borrower. All documents and agreements required to be appended to the Perfection Certificate, shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties and shall be in full force and effect.

(e)Funding Date Certificate. The Administrative Agent shall have received a Funding Date Certificate, dated as of the Closing Date and substantially in the form of Exhibit C, duly executed and delivered by a Responsible Officer of the Borrower.
(f)Delivery of Notes.
(i)Each Lender shall have received a Note for the Tranche A Term Loans to the extent requested by such Lender at least one (1) Business Day prior to the Closing Date and pursuant to Section 2.04, duly executed and delivered by a Responsible Officer of the Borrower.
(ii)Each Lender shall have received a Costa Rican Note for the Tranche A Term Loans at least one (1) Business Day prior to the Closing Date and pursuant to Section 2.04(b), duly executed and delivered by a Responsible Officer of the Costa Rican Guarantor.
(g)Financial Information, Etc. The Administrative Agent shall have received, or such information shall be publicly available on “EDGAR,” (i) audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2021 and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the first fiscal quarter ended after December 31, 2021 together with the related consolidated statement of operations and cash flows for such fiscal quarter.
(h)Solvency. The Administrative Agent shall have received a solvency certificate, in the form of Exhibit J duly executed and delivered by a director of the Borrower, dated as of the Closing Date.
(i)Security Documents. The Administrative Agent shall have received an executed counterpart of the Security Agreement, in form and substance reasonably acceptable to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by each Obligor, together with all documents required to be delivered or filed under the Security Documents (other than those to be delivered following the Closing Date pursuant to Section 8.17) and evidence satisfactory to it that arrangements have been made with respect to all registrations, notices or actions required under the Security Documents to be effected, given or made in order to establish a valid and perfected first priority security interest in the Collateral in accordance with the terms of the Security Documents, including:
(i)in the case of Equity Interests that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the security interest required to be pledged therein under the Security Agreement has been transferred to and perfected by the Administrative Agent and the Lenders in accordance with Articles 8 and 9 of the NY UCC and all laws otherwise applicable to the perfection of the pledge of such Equity Interests;
(ii)financing statements naming each Obligor as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in each case suitable for filing, filed under the UCC (or equivalent law) of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens of the Secured Parties pursuant to the Security Agreement;
(iii)UCC-3 termination statements and/or any equivalent termination statements or satisfaction statements required to be delivered to any other registries, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person (other than with respect to Permitted Liens);

(iv)all applicable Short-Form IP Security Agreements required to be provided under the Security Agreement, each dated as of the Closing Date, duly executed and delivered by each applicable Obligor; and
(v)the Intercompany Subordination Agreement or such other subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.
(j)Lien Searches. The Administrative Agent shall be satisfied with Lien searches regarding the Borrower and the Subsidiary Guarantors made as of a date reasonably close to the Closing Date.
(k)Opinions of Counsel. The Administrative Agent shall have received a duly executed legal opinion of (i) New York counsel to the Obligors, (ii) Costa Rican counsel to the Administrative Agent, (iii) BVI counsel to the Administrative Agent, (iv) Belgian counsel to the Administrative Agent and (v) Brazilian counsel to the Administrative Agent, in each case dated as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent.
(l)Fee Letter. The Administrative Agent shall have received an executed counterpart of the Fee Letter, duly executed and delivered by the Borrower.
(m)Closing Fees, Expenses, Etc. Each of the Administrative Agent and each Lender shall have received for its own account, (i) the upfront fee as set forth in the Fee Letter, which shall be paid by way of the Administrative Agent retaining such amount from the proceeds of the Loan and (ii) all fees, costs and expenses due and payable to it pursuant to the Fee Letter and Section 14.03, including all reasonable and documented closing costs and fees and all unpaid reasonable and documented expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ reasonable and documented legal fees and expenses), plus fees and expenses of any local counsel, plus all collateral filing fees and security fees, in each case, (A) to the extent invoiced (or as to which a good faith estimate has been provided to the Borrower) at least two (2) Business Days prior to the Closing Date and (B) in the case of the fees, costs and expenses pursuant to clause (ii), net of any amounts previously paid by the Borrower to the Administrative Agent or any Lender as a deposit against such fees, costs and expenses.
(n)Material Adverse Change. Since December 31, 2021, no event, circumstance or change shall have occurred that has caused or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change, both before and after giving effect to the Loans to be made on the Closing Date.
(o)Know Your Customer. (i) The Administrative Agent shall have received, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Terrorism Laws, and a duly executed IRS Form W-9 or applicable IRS Form W-8 (or other applicable tax form) of the Borrower and (ii) the Administrative Agent and/or the Lenders, as applicable, shall have received all other “know your customer” documentation and other information requested from the Borrower prior to the Closing Date.
(p)No Default. No event shall have occurred or be continuing that would constitute a Default or Event of Default.
(q)Representations and Warranties. The representations and warranties contained in this Agreement and in the other Loan Documents delivered pursuant to Section 6.01(a) shall be true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
(r)Minimum Liquidity. The Administrative Agent shall have received written evidence reasonably satisfactory to it that, as of the Closing Date, the Borrower is in compliance with Section 10.01.
(s)Beneficial Ownership Certificate. To the extent requested by any Lender or the Administrative Agent at least three (3) Business Days prior to the Closing Date, the Borrower shall have provided to such Lender and the Administrative Agent all documentation and other information so requested, including a duly executed IRS Form W-9 or applicable IRS Form W-8 of the Borrower (or such other applicable tax form), in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in each case prior to the Closing Date.
(t)Tranche A Funding Condition. The Tranche A Funding Condition shall have been satisfied as set forth on the Loans Schedule.
(u)Repayment of Existing Indebtedness. The Administrative Agent shall have received evidence of the repayment in full and termination of the Existing Indebtedness and the release of all security interests granted in connection therewith, in form and substance satisfactory to the Administrative Agent.
(v)Payoff Letter. The Administrative Agent shall have received evidence of the executed payoff letter, in form and substance satisfactory to the Administrative Agent, from Madryn Health Partners, LP and Intermanagement Costa Rica, Ltda (as security agent) in respect of the repayment of the Existing Indebtedness and release of the existing Liens in Costa Rica, in respect of such Existing Indebtedness, specifying that, if such Existing Indebtedness is paid to such existing lenders satisfaction, then such existing lenders and security agent will automatically release any and all Liens securing Existing Indebtedness in Costa Rica, and will take all actions necessary to effect such release, including executing and delivering all reasonably necessary documentation and forms suitable for filing with all appropriate authorities.
6.02Conditions to the Borrowing of All Loans. The obligation of each Lender to make all Loans (other than the Tranche A Term Loans) shall be subject to the delivery of a Borrowing Notice as required pursuant to Section 2.02, and the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth below in this Section 6.02:
(a)Applicable Funding Date Certificate. The Administrative Agent shall have received a Funding Date Certificate substantially in the form of Exhibit C dated as of the Applicable Funding Date, duly executed and delivered by a Responsible Officer of the Borrower.
(b)Delivery of Notes.
(i)The Administrative Agent shall have received a Note to the extent requested by any Lender at least one (1) Business Day prior to the Applicable Funding Date and pursuant to Section 2.04(a) for the Loans made on such Applicable Funding Date duly executed and delivered by a Responsible Officer of the Borrower.
(ii)The Administrative Agent shall have received a Costa Rican Note for the benefit of each Lender at least one (1) Business Day prior to the Applicable Funding Date and pursuant to Section 2.04(b) for the Loans made on such Applicable Funding Date duly executed and delivered by a Responsible Officer of the Costa Rican Guarantor.
(c)Solvency. The Administrative Agent shall have received a solvency certificate, in the form of Exhibit J, duly executed and delivered by a director of the Borrower, dated as of the Applicable Funding Date.
(d)Fees, Expenses, Etc. Each of the Administrative Agent and each Lender shall have received for its own account all fees, costs and expenses due and payable to it on or prior to the Applicable Funding Date pursuant to the Fee Letter and Section 14.03, including all reasonable and documented closing costs and fees and all unpaid reasonable and documented expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ reasonable and documented legal fees and expenses) in each case, to the extent invoiced (or as to which a good faith estimate has been provided to the Borrower) at least two (2) Business Days prior to the Applicable Funding Date.
(e)Material Adverse Change. Since December 31, 2021, no event, circumstance or change shall have occurred that has caused or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change, both before and after giving effect to the Loans to be made on the Applicable Funding Date.
(f)No Default. No event shall have occurred or be continuing or would result from the making of the Loans on the Applicable Funding Date that would constitute a Default or Event of Default.
(g)Representations and Warranties; Updated Schedules. The representations and warranties contained in this Agreement and in the other Loan Documents delivered pursuant to Section 6.01(a) shall be true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the Applicable Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date. The Borrower shall have delivered to the Administrative Agent updated copies of Schedules 7.06(c), 7.12, 7.16, 7.17 and 7.23, to the extent required to satisfy the foregoing requirements set forth in this Section 6.02(g).
(h)Applicable Funding Condition. The Applicable Funding Condition shall have been satisfied as set forth on the Loans Schedule.
(i)Applicable Availability Period. The Loans shall be borrowed on or prior to the last day of the Applicable Availability Period.
Section 7.
REPRESENTATIONS AND WARRANTIES
The Borrower and each other Obligor hereby jointly and severally represents and warrants to the Administrative Agent and each Lender on the Closing Date and each Bringdown Date, as set forth below:
7.01Power and Authority. Each Obligor and each of its Subsidiaries (i) is duly incorporated or organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of incorporation or organization, (ii) has all requisite corporate or other power, and has all Governmental Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except to the extent that failure to have the same could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure so to qualify could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (iv) has full power, authority and legal right to enter into and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow the Loans hereunder.
7.02Authorization; Enforceability. Each Transaction to which an Obligor is a party (or to which it or any of its assets or properties is subject) are within such Obligor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action including, if required, approval by all necessary holders of its Equity Interests. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject to the Legal Reservations and except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
7.03Governmental and Other Approvals; No Conflicts. None of the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party or the consummation by each Obligor of the Transactions (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (w) such as have been obtained or made and are in full force and effect, (x) filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents, (y) any registrations or filings made on or prior to the Closing Date or in the Ordinary Course in connection with the performance under the Loan Documents, and (z) registrations or filings required under applicable securities Laws, (ii) will violate (1) any Law, (2) any Organic Document of any Obligor or any of its Subsidiaries or (3) any order of any Governmental Authority, that in the case of clause (ii)(1) or clause (ii)(3), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (iii) will violate or result in a default under any Material Agreement binding upon any Obligor or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of any Obligor or any of its Subsidiaries.
7.04Financial Statements; Material Adverse Change.
(a)Financial Statements. The Borrower has heretofore furnished to the Administrative Agent (who shall forward to the Lenders) consolidated financial statements required to be delivered pursuant to this Agreement. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements of the type described in Section 8.01(a).
(b)No Material Adverse Change. Since December 31, 2021, no event, circumstance or change has occurred that has caused or could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change.

7.05Properties.
(a)Property Generally. Each Obligor and each of its Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, or license to, all its real and personal property material to its business, including (i) all properties and assets, whether tangible or intangible, relating to its Products as of the Closing Date or Product Commercialization and Development Activities with respect to the Products as of the Closing Date, except for minor defects in title that (A) do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (B) could not reasonably be expected to prevent or materially interfere with the ability of any Obligor or any of its Subsidiaries to conduct any Product Commercialization and Development Activities with respect to the Products as of the Closing Date and (ii) all Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date, subject only to Permitted Liens.
(b)Intellectual Property.
(i)Except as set forth in Schedule 7.05(b)(i),
(A)the Obligors are the sole and exclusive legal and beneficial (and to the extent applicable, record) owners of all right, title and interest in and to all Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date and all other Intellectual Property that is, in each case, owned or purported to be owned by the Obligors, free and clear of any Liens or Claims other than Permitted Liens; and
(B)the Obligors own or have sufficient and valid, written rights to use all Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date.
(ii)Without limiting Section 7.05(b)(i), and except as set forth in Schedule 7.05(b)(ii):
(A)other than (1) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure Contracts, or (2) as would have been or is permitted by Section 9.09, there are no judgments, licenses, covenants not to sue, grants, Liens (other than Permitted Liens), or other Claims, Contracts or arrangements relating to any Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date, which materially restrict any Obligor or any of its Subsidiaries with respect to its use, enforcement, or other exploitation of any Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date or in connection with any Obligor’s Product Commercialization and Development Activities with respect to the Products as of the Closing Date;
(B)the operation and conduct of the business of the Borrower or any of its Subsidiaries, including their use of their respective Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date, does not violate, infringe or constitute a misappropriation of Intellectual Property rights of any other Person (1) as of the Closing Date, in any material respect and (2) as of any Bringdown Date, that could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on any Product Commercialization and Development Activities with respect to Products as of the Closing Date;
(C)(1) there are no pending Claims, or Claims threatened in writing, against any Obligor or any of its Subsidiaries asserted by any other Person relating to Intellectual Property, including any material Claims alleging ownership, invalidity or unenforceability of any Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date, or infringement, misappropriation, or violation of such Person’s Intellectual Property in any material respect; and (2) neither any Obligor nor any of its Subsidiaries has received any notice from, or Claim by, any Person that the operation and conduct of the business of the Borrower or any of its Subsidiaries (including their use of Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date), or any Product Commercialization and Development Activities with respect to Products as of the Closing Date, infringes upon, violates or constitutes a misappropriation of, any Intellectual Property of any other Person in each case of clause (1) and (2), that would reasonably be expected to result in material liability to any Obligor or any of their Subsidiaries;
(D)to the knowledge of the Obligors, no Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date is being infringed, violated, or misappropriated by any other Person in any material respect; and neither such Obligor nor any of its Subsidiaries has put any other Person on notice of such actual or potential infringement, violation or misappropriation of any such Material Intellectual Property, and neither any Obligor nor any of their Subsidiaries has initiated any Claim with respect to any such Material Intellectual Property;
(E)all current and former employees and contractors that have developed Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date for or on behalf of any Obligor or any of its Subsidiaries have executed written confidentiality and invention assignment Contracts with such Obligor or such Subsidiary, as applicable, that irrevocably and presently assign to such Obligor or such Subsidiary, as applicable, all rights of such employees and contractors in or to any such Material Intellectual Property;
(F)each Obligor and its Subsidiaries has taken reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property that constitutes Material Intellectual Property as of the Closing Date consisting of trade secrets and confidential information, and no such trade secrets or confidential information constituting Material Intellectual Property has been used or discovered by, or disclosed to, any Person except pursuant to written, valid and enforceable non-disclosure agreements protecting the confidentiality thereof, which agreements, to the knowledge of each Obligor and its Subsidiaries, have not been breached in any material respect; and
(G)except as would not, individually or in the aggregate, be reasonably expected to be material to any Obligor or any of its Subsidiaries or to the value of any material proprietary software owned or purported to be owned by any Obligor or any of its Subsidiaries that constitute Collateral (“Material Software”), no Obligor or any of its Subsidiaries has embedded, used, linked to, distributed or made available any software that is licensed pursuant to any “open source,” “copyleft” or similar license in conjunction with any Material Software in a manner that requires (i) any such Material Software to be disclosed, licensed or distributed in source code form or be licensed for the purpose of making derivative works or other modifications; (ii) any restriction on the consideration to be charged for the licensing or distribution of such Material Software; or (iii) the grant to any third party of any rights or immunities under such Material Software.
(iii)With respect to Material Intellectual Property consisting of Patents as of the Closing Date, except as set forth in Schedule 7.05(b)(iii), and without limiting the representations and warranties in Section 7.05(b)(i) and Section 7.05(b)(ii):
(A)each of the issued claims in such Patents is valid and enforceable;

(B)subsequent to the issuance of such Patents, no Obligor nor any of its Subsidiaries or predecessors-in-interest, has filed any disclaimer or made or permitted any other voluntary reduction in the scope of the Inventions claimed in such Patents;
(C)to the knowledge of any Obligor, (1) no allowable or allowed subject matter of such Patents is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party and have not been the subject of any interference, and are not and have not been the subject of any re-examination, opposition, or any other post-grant proceedings, nor is any Obligor or its Subsidiaries aware of any basis for any such interference, re-examination, opposition, inter partes review, post grant review, or any other post-grant proceedings;
(D)no such Patents have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents with respect to any such Material Intellectual Property, no Obligor nor any of its Subsidiaries has received any written notice asserting that such Patents are invalid, unpatentable or unenforceable; and
(E)all maintenance fees, registration fees, renewal fees, annuities, and the like due or payable on or with respect to any Material Intellectual Property consisting of Patents or Trademarks have been timely paid (1) as of the Closing Date and (2) as of any Bringdown Date, except where failure to so pay would not reasonably be expected to result in a Material Adverse Change.
7.06No Actions or Proceedings.
(a)Litigation. Except as set forth in Schedule 7.06(a), there is no litigation, investigation or proceeding pending or, to the knowledge of any Obligor threatened in writing, with respect to such Obligor or any such Subsidiaries by or before any Governmental Authority or arbitrator that, (i) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) involves this Agreement or any other Loan Document.
(b)Environmental Matters. Except with respect to any matters that (either individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect, no Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law in all material respects or to obtain, maintain or comply with any material permit, license or other approval required under any Environmental Law, (ii) has become subject to any Material Environmental Liability, (iii) has received any material Environmental Claim, or has knowledge that any is threatened in writing, (iv) has entered into any agreement in which such Obligor or any Subsidiary has assumed or undertaken material responsibility or obligations of any other person with respect to any Material Environmental Liability or (v) has knowledge of any basis for any other Material Environmental Liability.
(c)Labor Matters. No Obligor or any of its Subsidiaries has engaged in unfair labor practices as defined in 29 U.S.C. § §152(8) and 158 of the National Labor Relations Act (or similar practices under any equivalent laws or regulations applicable to them in any non-United States jurisdiction) and there are no pending or, to the knowledge of any Obligor, threatened in writing labor actions, disputes, grievances, arbitration proceedings, or similar Claims or actions involving the employees of any Obligor or any of its Subsidiaries, in each case, that could reasonably be expected to have a Material Adverse Effect. There are no strike or work stoppages in existence or, to the knowledge of any Obligor, threatened in writing against such Obligor and to the knowledge of such Obligor, no union organizing activity is taking place, in each case, that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule

7.06(c) (as such schedule may be updated on any Bringdown Date), there are no collective bargaining agreements covering employees of any Obligor or any of its Subsidiaries.
7.07Compliance with Laws and Agreements.
(a)Each Obligor is in compliance in all material respects with all applicable Laws and all material Contracts binding upon it or its property. No Default has occurred and is continuing. The Obligors and their Subsidiaries are, and all Product Commercialization and Development Activities of such Persons with respect to Products as of the Closing Date are being conducted in compliance with all applicable Healthcare Laws in all material respects.
(b)[Reserved].
(c)Without limiting the generality of the foregoing:
(i)Except where the failure to do so could not reasonably be expected to have any Material Adverse Effect or material adverse effect on any Product Commercialization and Development Activities with respect to Products as of the Closing Date, to the knowledge of the Obligors, any direct ownership, investment or financial interest in the Borrower, any other Obligor or any such Subsidiary by a physician, other licensed healthcare professional, or any other Person who is in a position to refer patients or other business to the Borrower, any other Obligor or any Subsidiaries (collectively, a “Referral Source”) complies with the Federal Anti-Kickback Statute and all other applicable anti-kickback Laws, whether U.S. or non-U.S.; and
(ii)each Obligor and each of its Subsidiaries has implemented policies and procedures to monitor, collect, and report any payments or transfers of value to certain healthcare providers and teaching hospitals, in accordance, in all material respects, with industry standards and the Affordable Care Act of 2010 and the Physician Payments Sunshine Act and their implementing regulations and state disclosure and transparency laws.
7.08Taxes. Except as set forth on Schedule 7.08, each Obligor and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all material taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which such Obligor or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or IFRS, as applicable, and (b) to the extent that the failure to do so would not reasonably be expected to have an Material Adverse Effect.
7.09Full Disclosure. None of the written reports, financial statements, certificates or other written information (other than projections, forward-looking information, budgets, estimates and information of a general economic or industry specific nature) furnished by or on behalf of the Obligors to the Administrative Agent (on behalf of itself and the Lenders) in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains when furnished any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered, and it being understood that such projected financial information and all other forward looking information are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower or any of its Subsidiaries, and that actual results during the period or periods covered thereby may differ from such projected results and that the differences may be material.

7.10Investment Company Act and Margin Stock Regulation.
(a)Investment Company Act. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(b)Margin Stock. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used, whether immediately, incidentally or ultimately, to buy or carry any Margin Stock, to extend credit to others for the purpose of buying or carrying any Margin Stock, or in any way that is in violation of Regulation T, U or X.
7.11Solvency. The Obligors, on a consolidated basis, are and, immediately after giving effect to the making of the Loans, the use of proceeds thereof, and the consummation of the Transactions, will be, Solvent.
7.12Subsidiaries. Set forth on Schedule 7.12 is a complete and correct list of all direct and indirect Subsidiaries of the Borrower (as such schedule may be updated on any Bringdown Date). Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12 (as such schedule may be updated on any Bringdown Date), and the percentage ownership by each Obligor of each such Subsidiary thereof is as shown in said Schedule 7.12 (as such schedule may be updated on any Bringdown Date).
7.13[Reserved].
7.14Material Agreements. Except as set forth on Schedule 7.14, no Obligor nor any of its Subsidiaries is in default under any Material Agreement (x) as of the Closing Date, in any material respect and (y) as of any Bringdown Date, that could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on any Product Commercialization and Development Activities with respect to Products as of the Closing Date, nor does any Obligor have knowledge of any written Claim against it or any of its Subsidiaries for any breach of any such Material Agreement in any material respect.
7.15Restrictive Agreements. Except as set forth in Schedule 7.15, as of the Closing Date, no Obligor or any of its Subsidiaries is subject to any Restrictive Agreement, except (i) those permitted under Section 9.11, (ii) restrictions and conditions imposed by Law or by the Loan Documents, (iii) any stockholder agreement, charter, by-laws, or other organizational documents of an Obligor or any of its Subsidiaries as in effect on the date hereof and (iv) limitations associated with Permitted Liens.
7.16Real Property. Schedule 7.16 correctly sets forth all real property that is owned or leased by the Obligors (as such schedule may be updated on any Bringdown Date), indicating in each case whether the respective property is owned or leased, the identity of the owner and lessee (if applicable) and the location of the respective property. Except as set forth in Schedule 7.16 (as such schedule may be updated on any Bringdown Date), no Obligor owns or leases (as tenant thereof) any real property as of the Closing Date.
7.17Pension Matters. Except as could not reasonably be expected to result in a Material Adverse Effect, each Qualified Plan has received a favorable determination or may rely upon an opinion letter for a prototype plan letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, as of the date of this Agreement, to the knowledge of the Obligors, nothing has occurred that would reasonably be expected to prevent, or cause the loss of, such qualification. Except as could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other applicable Laws, and (y) no ERISA Event has occurred or is reasonably expected to occur. Except as could not reasonably be expected to result in a Material Adverse Effect, each Obligor and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, as of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least sixty percent (60%), and neither any Obligor nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below sixty percent (60%) as of the most recent valuation date. Except as could not reasonably be expected to result in a Material Adverse Effect, as of the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) of any Obligor or its Subsidiaries remain outstanding. To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, no Obligor, nor any ERISA Affiliate or Subsidiary thereof, has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Obligor or ERISA Affiliate or Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
7.18Regulatory Approvals.
(a)Each Obligor and each of its Subsidiaries holds, either directly or through licensees and agents, all Product Authorizations necessary or required for the Borrower and each of its Subsidiaries to conduct, their respective operations and businesses, including its Product Commercialization and Development Activities with respect to Products as of the Closing Date, in the manner currently conducted (x) as of the Closing Date, in all material respects and (y) as of any Bringdown Date, except in each case, where the failure to hold any such Product Authorizations could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on any Product Commercialization and Development Activities with respect to Products as of the Closing Date.
(b)No Obligor nor its Subsidiaries has received any written notice from the FDA or any Regulatory Authority that: (i) the FDA or such Regulatory Authority is considering suspending, revoking or materially limiting any Product Authorization (x) as of the Closing Date or (y) as of any Bringdown Date, where such suspension, revocation or limitation could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on any Product Commercialization and Development Activities with respect to Products as of the Closing Date, or (ii) as of the Closing Date, the FDA or such Regulatory Authority will not likely approve any PMA Clearances or comparable applications submitted to the FDA or such Regulatory Authority with respect to any of the Products or any Material Agreement. To the knowledge of the Obligors, the Obligors and their Subsidiaries have made all required notices, registrations and reports (including field alerts or other reports of adverse drug experiences) and other filings with respect to the Products, and their Product Commercialization and Development Activities, in each case, (x) as of the Closing Date, which are material and (y) as of any Bringdown Date, except where the failure to do so could not reasonably be expected to have a

Material Adverse Effect on its Product Commercialization and Development Activities with respect to the Products as of the Closing Date.
(c)Except as set forth on Schedule 7.18(c), and without limiting the generality of any other representation or warranty made by any Obligor hereunder or under any other Loan Document (x) as of the Closing Date and (y) as of any Bringdown Date, except as could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on its Product Commercialization and Development Activities with respect to the Products as of the Closing Date: (i) no Obligor, nor any of its Subsidiaries nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensors or licensees have received any inspection reports, warning letters or similar written notices with respect to Products that constitute Products as of the Closing Date, or any Product Commercialization and Development Activities with respect to the Products as of the Closing Date, from any Regulatory Authority within the last two (2) years that asserts material lack of compliance with any applicable Healthcare Laws or Product Authorizations; (ii) no Obligor, nor any of its Subsidiaries nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensors or licensees have received any material written notification from any Regulatory Authority within the last two (2) years, asserting that the Products that constitute Products as of the Closing Date, or any Product Commercialization and Development Activities with respect to the Products as of the Closing Date, lacks a Material Product Authorization; (iii) there is no pending regulatory action, investigation (other than non-material routine or periodic inspections or reviews) against any Obligor, any of its Subsidiaries or, to the knowledge of any Obligor, any of their respective suppliers, licensors or licensees with respect to the Products that constitute Products as of the Closing Date, or any Product Commercialization and Development Activities with respect to the Products as of the Closing Date, and, to the knowledge of any Obligor, there is no basis in fact for any material adverse regulatory action against such Obligor or any of its Subsidiaries or, to the knowledge of any Obligor, any of their respective suppliers agents, licensors or licensees with respect to the Products that constitute Products as of the Closing Date, or any Product Commercialization and Development Activities with respect to the Products as of the Closing Date; and (iv) without limiting the foregoing, (A) there have been no material product recalls, safety alerts, corrections, withdrawals, marketing suspensions, product removals or comparable post-market actions conducted, undertaken or issued by any Obligor or any of its Subsidiaries, whether voluntary, at the request, demand or order of any Regulatory Authority or otherwise, relating to an alleged lack of safety or regulatory compliance with respect to the Products that constitute Products as of the Closing Date, any Product Commercialization and Development Activities with respect to the Products as of the Closing Date or any Material Product Authorization within the last two (2) years, (2) no such product recall, safety alert, correction, withdrawal, marketing suspension, removal or comparable post-market action has been requested, demanded or ordered by any Regulatory Authority within the last two (2) years, and, (3) to the knowledge of any Obligor, there is no basis in fact for the issuance of any such product recall, safety alert, correction, withdrawal, marketing suspension, removal or comparable post-market action relating to an alleged lack of safety or regulatory compliance with respect to the Products that constitute Products as of the Closing Date, any Product Commercialization and Development Activities with respect to the Products as of the Closing Date or any Material Product Authorization; and (B) no criminal, injunctive, seizure, detention or civil penalty action has been commenced or threatened in writing by any Regulatory Authority within the last two (2) years with respect to or in connection with the Products that constitute Products as of the Closing Date, or any Product Commercialization and Development Activities with respect to the Products as of the Closing Date, and there are no consent decrees (including plea agreements) that relate to the Products that constitute Products as of the Closing Date, or any Product Commercialization and Development Activities with respect to the Products as of the Closing Date, and, to the knowledge of each Obligor, there is no basis in fact for the commencement of any criminal injunctive, seizure, detention or civil penalty action by any Regulatory Authority relating to the Products that constitute Products as of the Closing Date, or any Product

Commercialization and Development Activities with respect to the Products as of the Closing Date or for the issuance of any consent decree. No Obligor nor any of its Subsidiaries, nor, to the knowledge of any Obligor, any of their respective agents, suppliers, licensees or licensors has been debarred within the last two (2) years from any federal healthcare program, where such debarment would reasonably be expect to have a Material Adverse Effect or a material adverse effect on the Product Commercialization and Development Activities with respect to Products as of the Closing Date.
7.19Mortgages. Subject to Section 8.17, each of the Mortgages will be effective, upon delivery of the same to the Administrative Agent in accordance with the terms of this Agreement, to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Material Real Properties described therein and proceeds thereof, and when the Mortgages are validly filed in the applicable recorder’s offices and all relevant mortgage Taxes and recording and registration charges are duly paid, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Material Real Property and the proceeds thereof, as security for the Obligations, subject only to Permitted Liens.
7.20OFAC; Anti-Terrorism Laws.
(a)No Obligor nor any of its Subsidiaries is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any applicable Anti-Terrorism Laws.
(b)No Obligor nor any of its Subsidiaries, nor, to the knowledge of any Obligor, any of their respective directors, officers, or employees (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction in violation of Sanctions, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction, in violation of Sanctions. No Loan, nor the proceeds from any Loan, has been or will be used, directly or, to the knowledge of any Obligor, indirectly, to lend, contribute or provide to, or has been or will be otherwise made available for the purpose of funding, any activity or business in any Designated Jurisdiction in violation of Sanctions or for the purpose of funding any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, in violation of Sanctions, or in any other manner that will result in any violation by any party to this Agreement of Sanctions.
7.21Anti-Corruption. No Obligor nor any of its Subsidiaries, nor, to the knowledge of any Obligor, any of their respective directors, officers or employees, directly or, to the knowledge of any Obligor, indirectly, has (i) materially violated or is in material violation of any applicable anti-corruption Law, or (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or, to the knowledge of any Obligor, indirectly, any Prohibited Payment.
7.22Priority of Obligations. Unless otherwise permitted under the terms of the Loan Documents, the Obligations constitute unsubordinated obligations of the Obligors, and except for any obligations which have priority under applicable Law, rank at least pari passu in right of payment with all other unsubordinated Indebtedness of the Obligors.
7.23Royalty and Other Payments. Unless otherwise permitted under the terms of the Loan Documents and except as set forth on Schedule 7.23 (as such schedule may be updated on any Bringdown Date), no Obligor, nor any of its Subsidiaries, is obligated to pay any royalty, milestone payment or any other contingent payment in respect of the Products that constitute Products as of the Closing Date.
7.24Non-Competes. Neither the Borrower, any other Obligor, nor any of their respective Subsidiaries, nor any of their respective directors, officers or employees, is subject to a non-compete agreement that prohibits or will interfere in any material respect with any of the Product Commercialization and Development Activities, including the development, commercialization or marketing of the Products that constitute Products as of the Closing Date.
7.25Centre of main interest and establishments. For the purposes of the EU Insolvency Regulation, the centre of main interest (as that term is used in Article 3(1) of the EU Insolvency Regulation) of each Obligor which is organized under the laws of a member state of the European Union is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction.
7.26Data Privacy. Neither any Obligor nor any of their Subsidiaries has experienced any breach of security or unauthorized access by third parties of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees or other third parties that is in its possession, custody, or control, in each case, except as would not reasonably be expected to have a Material Adverse Effect.
7.27SEC Documents. The reports, schedules, forms, statements and other documents filed or furnished by the Borrower with the U.S. Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such documents, and the information contained in such documents is and was true and correct in all material respects and none of such documents contained any untrue statement of a material fact or omitted to state a material fact (including as such documents relate to the real and personal property and the Intellectual Property of the Borrower) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
7.28Registration of Borrower. The Borrower shall not take or permit any action that will result in it ceasing to be registered under the BVI BCA.
7.29No Interest in BVI Land. Neither the Borrower, nor any of its Subsidiaries has an interest in any:
(a)land located in the BVI; or
(b)shares, debt obligations or securities of any body corporate which has an interest in any land located in the BVI.
7.30Mergers. The Borrower shall not (without the prior written consent of the Majority Lenders in each such case):
(a)merge or consolidate with any person whether pursuant to any of Sections 170 to 174 (inclusive) of the BVI BCA or otherwise;
(b)enter into any amalgamation, demerger, merger, consolidation, arrangement (including, without limitation, a separation of two or more businesses carried on by it), compromise, scheme of arrangement or corporate reorganisation or reconstruction whether pursuant to any of Sections 170 to 174 (inclusive), 177 and 179A of the BVI BCA or otherwise; or

(c)continue as a company incorporated under the laws of a jurisdiction outside the BVI whether pursuant to Section 184 of the BVI BCA or otherwise.
Section 8.
AFFIRMATIVE COVENANTS
Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than any inchoate indemnification and expense reimbursement obligations for which no claim has been made) have been paid in full in cash:
8.01Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:
(a)as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year (including the last fiscal quarter of each fiscal year) (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and (ii) the related consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such fiscal quarter, in each case prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with (iii) a certificate of a Responsible Officer of the Borrower stating that (x) such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at such date and (y) the results of operations of the Borrower and its Subsidiaries for the period ended on such date have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; provided that documents required to be furnished pursuant to this Section 8.01(a) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” or the Borrower’s website (without the need to separately deliver the related certificate referred to in (iii) above);
(b)as soon as available and in any event within ninety (90) days after the end of each fiscal year (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and (ii) the related consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of Marcum LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or emphasis of matter of going concern footnote or any qualification or exception as to the scope of such audit; provided that documents required to be furnished pursuant to this Section 8.01(b) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” or the Borrower’s website;
(c)together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate signed by a Responsible Officer of the Borrower as of the end of the applicable accounting period (which delivery may be by electronic communication including fax or email and shall be deemed to be an original, authentic counterpart thereof for all purposes) substantially in the form of Exhibit K (a “Compliance Certificate”) including (i) details of any issues that are material that are raised by auditors and any occurrence or existence of any event, circumstance, act or omission that would cause any representation or warranty contained in Section 7.07, Section 7.18 or Section 7.22 to be incorrect in any material respect (or in any respect if such representation or warranty is qualified by materiality or by reference to Material Adverse Effect or Material Adverse Change) if such representation or warranty were to be made at the time of delivery of a Compliance Certificate, (ii) starting with the Compliance Certificate delivered with respect to the fiscal quarter ending on September 30, 2022, a certificate as to whether or not the Borrower is in compliance with Section 10.02 and (iii) a list of any Claims made during the applicable fiscal quarter related to any Product or inventory involving more than $2,000,000 (or the Equivalent Amount in other currencies), which list shall include a statement setting forth details of such Claim. For the avoidance of doubt, no representation or warranty contained in Section 7.07, Section 7.18 or Section 7.22 is required to be, shall be or shall be deemed to be made in connection with a delivery of any Compliance Certificate;
(d)after being prepared by the Borrower and approved by its Board, and promptly following the Administrative Agent’s request therefor, a consolidated budget for the Borrower and its Subsidiaries for the fiscal year to which such budget relates; provided that, for each fiscal year, the Borrower shall prepare, and its Board shall approve such consolidated budgets for such fiscal year as required by the Board;
(e)promptly after the same are released, copies of all press releases (other than any press release that is immaterial, routine or administrative in nature); provided that documents required to be furnished pursuant to this Section 8.01(e) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” or the Borrower’s website;
(f)promptly, and in any event within five (5) Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which any Obligor may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor, in each case, excluding any investigation or inquiry that is immaterial, routine or administrative in nature; provided that documents required to be furnished pursuant to this Section 8.01(f) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” or the Borrower’s website;
(g)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of each Obligor and its Subsidiaries in their capacities as such (other than any report or any communication that is immaterial, routine or administrative in nature), and copies of all annual, regular, periodic and special reports and registration statements which any Obligor or its Subsidiaries may file or be required to file with any securities regulator or exchange to the authority of which such Obligor or such Subsidiary, as applicable, may become subject from time to time; provided that documents required to be furnished pursuant to this Section 8.01(g) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” or the Borrower’s website;
(h)the information regarding insurance maintained by the Borrower and its Subsidiaries as and when required under Section 8.05;
(i)(i) concurrently with the delivery of the Compliance Certificate pursuant to Section 8.01(c), written notice of any Claim related to any Product or inventory involving more than $2,000,000 (or the Equivalent Amount in other currencies), including a statement setting forth details of such Claim and (ii) promptly, and in any event within five (5) Business Days after the Borrower obtains knowledge of any Claim related to any Product or inventory involving more than $5,000,000 (or the Equivalent Amount in other currencies), written notice thereof from a Responsible Officer of the Borrower which notice shall include a statement setting forth details of such Claim;

(j)as soon as possible and in any event within five (5) Business Days after the end of each calendar month, a certificate signed by a Responsible Officer of the Borrower certifying that as of the last day of such calendar month, the Borrower is in compliance with the Minimum Liquidity Amount requirement set forth in Section 10.01 and upon reasonable request of Administrative Agent, attaching evidence reasonably satisfactory to the Administrative Agent, based upon the Borrower’s bank account statements, that the Borrower has met the Minimum Liquidity Amount requirement set out in Section 10.01; and
(k)such other information respecting the businesses, financial performance, operations condition of the assets or liabilities of the Obligors (including with respect to the Collateral), taken as a whole, as the Administrative Agent may from time to time reasonably request.
8.02Notices of Material Events. The Borrower will furnish to the Administrative Agent written notice of the following (w) with respect to clauses (h), (g)(iii), (g)(v) and (n) below, concurrently with the delivery of the Compliance Certificate pursuant to Section 8.01(c) above, (x) with respect to clause (a) below, within three (3) Business Days, (y) with respect to clauses (b), (f), and (j) below, involving an amount exceeding $2,000,000, concurrently with the delivery of the Compliance Certificate pursuant to Section 8.01(c) above (with respect to such fiscal quarter) and involving an amount exceeding $10,000,000, within five (5) Business Days of such event, and (z) with respect to clauses (c), (d), (e), (g)(i), (g)(ii), (g)(iv), (i), (k), (l) and (m) below, within five (5) Business Days, in each case, after a Responsible Officer of the Borrower first learns of or acquires knowledge with respect to:
(a)the occurrence of any Default or Event of Default;
(b)the occurrence of any event with respect to the property or assets of the Borrower or any of its Subsidiaries resulting in a Loss;
(c)(i) any proposed acquisition of stock, assets or property by the Borrower or any of its Subsidiaries that could reasonably be expected to result in Material Environmental Liability, and (ii) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material by the Borrower or any of its Subsidiaries required to be reported to any Governmental Authority and that would reasonably be expected to result in Material Environmental Liability;
(d)the assertion of any Claim under any Environmental Law by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged liability or non-compliance with any Environmental Laws or any permits, licenses or authorizations issued pursuant to Environmental Laws, in each case, which could reasonably be expected to result in a Material Environmental Liability;
(e)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that would reasonably be expected to result in a Material Adverse Effect;
(f)(i) the intention of any ERISA Affiliate to file any notice of intent to terminate any Title IV Plan, together with a copy of such notice and (ii) the filing by any ERISA Affiliate of a request for a minimum funding waiver under Section 412 of the Code with respect to any Title IV Plan, in each case in writing and in reasonable detail (including a description of any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto);

(g)(i) the termination of any Material Agreement other than in accordance with its terms and not as a result of a breach or default, (ii) the receipt by the Borrower or any of its Subsidiaries of any notice of a material breach or default under any Material Agreement (and a copy thereof) asserting a default by such Obligor or any of its Subsidiaries where such alleged default would permit such counterparty to terminate such Material Agreement, (iii) the entering into of any new Material Agreement by any Obligor (and a copy thereof), (iv) any material amendment to a Material Agreement that would be adverse in any material respect to the Lenders (and a copy thereof) (provided that it is agreed that amendments that would not reasonably be expected to result in a reduction of consolidated total revenue of Borrower and its Subsidiaries by more than five percent (5%) of the consolidated total revenue of Borrower and its Subsidiaries for the immediately preceding fiscal year shall not be considered adverse in a material respect to the Lenders solely as a result of a reduction of consolidated total revenue) or (v) any other material amendment to a Material Agreement (and a copy thereof); provided, that the Borrower shall not be required to provide such notice if such documents become publicly available on “EDGAR” or the Borrower’s website within the time period notice would otherwise be required pursuant to this Section 8.02;
(h)any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries (other than as required under GAAP or IFRS);
(i)any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor that could reasonably be expected to result in a Material Adverse Effect;
(j)any Contract entered into by the Borrower or any of its Subsidiaries in connection with any material Claim of actual alleged violation, infringement or misappropriation of any Intellectual Property by or against the Borrower or any of its Subsidiaries;
(k)the creation, development or other acquisition (including any in-bound exclusive licenses) of any Material Intellectual Property by the Borrower or any Subsidiary after the Closing Date that is registered or becomes registered or the subject of an application for registration with any Governmental Authority; provided that, notice pursuant to this Section 8.02(k) shall be made in accordance with the timing of the financial statements for such fiscal year required pursuant to Section 8.01(b);
(l)any change to any Obligor’s ownership of any Controlled Account, by delivering the Administrative Agent a notice setting forth a complete and correct list of all such accounts as of the date of such change;
(m)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(n)any current or future product of any Obligor satisfying the criteria set forth in clause (b) of the definition of “Product”.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Nothing in this Section 8.02 is intended to waive, consent to or otherwise permit any action or omission that is otherwise prohibited by this Agreement or any other Loan Document.
8.03Existence. Such Obligor shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03 or any Asset Sale permitted under Section 9.09.
8.04Payment of Obligations. Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of such Obligor or any of its Subsidiaries not constituting a Permitted Lien, except to the extent such Taxes, fees, assessments or governmental charges or levies or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP or IFRS, as applicable, and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.
8.05Insurance. Such Obligor will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the request of the Administrative Agent, the Borrower shall furnish the Administrative Agent from time to time with (i) material information as to the insurance carried by it and, if so requested, copies of all such insurance policies and (ii) a certificate from the Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder to levels which do not meet the levels required pursuant to the first sentence of this Section 8.05 shall entitle the Secured Parties to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, and in each case, the Borrower will be responsible for the reasonable and documented cost of such insurance (to be payable promptly upon receipt by the Borrower of an invoice). The amount of any such reasonable and documented expenses shall accrue interest at the Default Rate if not paid within five (5) Business Days of Borrower’s receipt of an invoice for such expenses and shall constitute “Obligations.”
8.06Books and Records; Inspection Rights. Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or the Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition (financial or otherwise) with its officers and independent accountants (so long as a representative of the Borrower is provided a reasonable opportunity to participate in any such discussion), during normal business hours (but not more often than once per year in total for all such visits and inspections unless an Event of Default has occurred and is continuing) as the Administrative Agent or the Lenders may reasonably request; provided that such representative shall use its commercially reasonable efforts to minimize disruption to the business and affairs of the Borrower as a result of any such visit, inspection, examination or discussion. Notwithstanding anything to the contrary contained herein or any other provision of the Loan Documents, no Obligor nor any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to any Lender (or their respective representatives or contractors) is prohibited by any applicable Law or any binding agreement with a third party (so long as such agreement is not entered into in contemplation of this Agreement) or (iii) that is subject to attorney-client or similar privilege, which could reasonably be expected to be lost or forfeited if disclosed to the

Administrative Agent or any Lender. The Borrower shall pay all reasonable and documented costs of no more than one (1) such inspection per year unless an Event of Default has occurred and is continuing, in which case the Borrower shall pay all costs of any such inspections.
8.07Compliance with Laws and Other Obligations. Such Obligor will, and will cause each of its Subsidiaries to, (i) comply with all Laws (including Anti-Terrorism Laws, Sanctions and Environmental Laws) applicable to it and its business activities, (ii) comply with all Healthcare Laws and Governmental Approvals (including Product Authorizations) applicable to it and its business activities and (iii) maintain in full force and effect (other than in accordance with its terms), remain in compliance with, and perform all obligations under all Material Agreements to which it is a party, except, in the case of clauses (i), (ii) and (iii) above, where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Within 60 days after the Closing Date, each Obligor shall institute (if not already in effect) and thereafter maintain in effect and enforce policies and procedures reasonably designed to promote compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and Sanctions.
8.08Maintenance of Properties, Etc. Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its assets and properties (including all assets and properties, whether tangible or intangible, relating to its Products or Product Commercialization and Development Activities) necessary or useful in the conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03 or any Asset Sale permitted under Section 9.09.
8.09Governmental Licenses. Such Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties (including its Product Commercialization and Development Activities), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
8.10Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.05. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X, nor for the financing or refinancing of the acquisition of or subscription for shares in the Belgian Guarantor.
8.11Certain Obligations Respecting Subsidiaries; Further Assurances.
(a)Subsidiary Guarantors, etc. Subject, in the case of Subsidiaries in existence as of the Closing Date formed under the laws of Germany, France, Spain, Italy and the United Kingdom, to the time periods set forth in Schedule 8.17(g), in the event that the Borrower or any of its Subsidiaries shall form or acquire any Subsidiary that constitutes a Material Subsidiary or any Subsidiary ceases to be an Immaterial Subsidiary, the Borrower shall promptly (and in any event within thirty (30) calendar days of such formation, acquisition or Subsidiary ceasing to be an Immaterial Subsidiary, or such longer period as the Administrative Agent may agree to in its sole discretion):

(i)cause such Material Subsidiary to become a “Subsidiary Guarantor” hereunder pursuant to a Guarantee Assumption Agreement and a “Grantor” under the Security Agreement;
(ii)take such action or cause such Material Subsidiary to take such action (including joining the Security Agreement, preparing, executing and delivering similar security agreements under non-U.S. law and delivering shares of stock together with undated transfer powers and/or share transfer forms executed in blank, applicable control agreements and other instruments) as shall be reasonably necessary or desirable (as determined by the Administrative Agent) in order to create and perfect, in favor of the Administrative Agent, for the benefit of the Secured Parties, valid and enforceable first priority Liens (subject only to Permitted Liens), on substantially all of the personal property of such Material Subsidiary as collateral security for the Obligations hereunder as and when required by the terms of the Security Agreement; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents and the Intercompany Subordination Agreement; provided, further that any Material Subsidiary formed under the Laws of Germany, France, Spain or Italy shall not be required to take actions to create such first priority Liens over its assets unless requested by the Administrative Agent, in which case such Material Subsidiary shall take all such actions to create such first priority Liens within sixty (60) days;
(iii)to the extent that the parent of such Subsidiary has not otherwise pledged or secured Equity Interests in its Subsidiaries but is required to do so in accordance with the terms of any Security Document or this Agreement, cause the parent (if possible) of such Subsidiary to prepare, execute and deliver a pledge or other security agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all outstanding issued shares of such Subsidiary;
(iv)deliver such proof of corporate action, incumbency of officers, opinions of counsel of the Borrower and its Subsidiaries and other applicable documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Administrative Agent shall reasonably request; and
(v)cause each such Subsidiary (other than any Subsidiary that is not an Obligor) to become a party to the Intercompany Subordination Agreement.
(b)Further Assurances.
(i)Such Obligor will take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement and the Security Agreement; and
(ii)In the event that such Obligor creates, develops or otherwise acquires Intellectual Property or Real Property during the term of this Agreement, then the provisions of this Agreement and the Security Agreement shall and hereby do automatically apply thereto and any such Intellectual Property or Real Property shall automatically constitute and hereby does constitute part of the Collateral under the Security Documents (other than Excluded Assets (as defined in the Security Agreement)), without further action by any party, in each case from and after the date of such creation, development or acquisition;
(iii)Without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Guarantor to, take such action from time to time (including joining the Security Agreement and delivering shares of stock together with undated transfer powers and/or share transfer forms executed in blank, applicable control agreements and other instruments) as shall be required by the terms of the Security Documents or reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Secured Parties, perfected security interests and Liens in substantially all of the Collateral (other than Excluded Assets (as defined in the Security Agreement)) of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents; provided, further that, without limiting the right of the Administrative Agent to require a Lien or security interest in any newly acquired or created Subsidiary or asset, upon the prior written request of the Borrower, the Borrower and the Administrative Agent shall consult, in good faith, as to whether the cost of obtaining a Lien or security interest thereon would be unreasonably excessive relative to the benefit thereof; and
(iv)If the Borrower or any other Obligor acquires any Material Real Property located in the United States or Costa Rica after the Closing Date (i) the Borrower shall notify the Administrative Agent thereof promptly (and in any event, within five (5) Business Days following the acquisition thereof) and (ii) within sixty (60) days of the date of such acquisition (or such longer period as may be agreed by the Administrative Agent) the Borrower shall or shall cause the applicable Obligor to satisfy the requirements in Section 8.17(b) with respect to such Material Real Property.
8.12Termination of Non-Permitted Liens. In the event that any Obligor shall become aware of, or be notified by the Administrative Agent or any Lender of the existence of, any outstanding Lien against any assets or property of such Obligor or any of its Subsidiaries, which Lien is not a Permitted Lien, such Obligor shall use its commercially reasonable efforts to promptly terminate or cause the termination of such Lien.
8.13Board Materials. The Borrower shall deliver to the Administrative Agent (for distribution to any Lenders at their request): (i) copies of any agenda and other written materials provided to the Board (or any committee thereof) of the Borrower prior to any meeting of such Board (or such committee thereof), at or promptly after the time such materials are furnished to the members of such Board (or such committee thereof) but in any event within five (5) Business Days, (ii) copies of all minutes of meetings of the Board (or any committee thereof) of the Borrower at or promptly after the time such minutes are furnished to the members of such Board (or such committee thereof) but in any event within five (5) Business Days, (iii) copies of all material written consents duly passed by the Board (or any committee thereof) of the Borrower and (iv) promptly after presentation (but in any event within five (5) Business Days) of any regular periodic materials to the Board (or any committee thereof) of the Borrower reporting on the current, past or future financial performance and business and operations of the Borrower or any of its Subsidiaries (which shall include, among other things, development updates with respect to material Products, and updates with respect to material events relating to other Material Agreements), copies of such materials; provided that any such material may be redacted by the Borrower to (A) exclude information relating to the performance of the Administrative Agent or any Lender hereunder or to the Borrower’s strategy regarding the Loans (including any potential refinancing thereof), (B) preserve attorney-client privilege or (C) protect individually identifiable health information (as defined under the Health Insurance Portability and Accountability Act of 1996 (HIPAA)) or other confidential information relating to healthcare patients; provided, further that such redactions are restricted so as to be only as extensive as is reasonably necessary in order to exclude information described in clauses (A), (B) or (C).
8.14Maintenance of Regulatory Approvals, Contracts, Intellectual Property, Etc. Each Obligor shall, and shall cause each of its Subsidiaries (to the extent applicable) to, (i) maintain in full force and effect all Material Product Authorizations, Material Agreements and Material Intellectual Property, (ii) maintain in full force and effect, and pay all costs and expenses relating to, such Material Product Authorizations, Material Agreements and Material Intellectual

Property owned, used or controlled by such Obligor or any such Subsidiary that are used in or necessary for any related Product Commercialization and Development Activities, except as would not be reasonably expected to have a Material Adverse Effect, (iii) promptly after obtaining knowledge thereof, notify the Administrative Agent of any material violation, misappropriation or other infringement by any Person of any Material Intellectual Property, and use commercially reasonable efforts to stop, curtail or abate such violation, misappropriation or infringement if determined appropriate by the Borrower in the exercise of its prudent business judgment, and (iv) except as set forth on Schedule 7.05(b), promptly after obtaining knowledge thereof, notify the Administrative Agent of any Claim by any Person that the conduct of the business of any Obligor or any of its Subsidiaries, including in connection with any Product Commercialization and Development Activities, has violated, misappropriated or otherwise infringed any Intellectual Property of such Person, where such Claim could reasonably be expected to result in a Material Adverse Effect.
8.15ERISA Compliance and Pension Plans. Such Obligor shall comply, and shall cause each of its Subsidiaries to comply, with the provisions of ERISA with respect to any Benefit Plans to which such Obligor or such Subsidiary is a party as an employer, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
8.16Cash Management.
(a)No later than the expiration of each of the periods set forth in Sections 8.17(a) and (f), such Obligor shall, and shall cause each of its Subsidiaries to, maintain an aggregate amount of cash of the Borrower and its Subsidiaries equal to the Minimum Liquidity Amount in deposit accounts, disbursement accounts, investment accounts (and other similar accounts) and lockboxes either with a bank or financial institution within the U.S. which has executed and delivered to the Administrative Agent an account control agreement, in form and substance reasonably acceptable to the Administrative Agent or with any bank or financial institution outside the U.S. so long as such accounts are subject to a valid and perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties (each such deposit account, disbursement account, investment account (or similar account) and lockbox, a “Controlled Account”); provided that each such Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and each Obligor shall have granted a Lien to the Administrative Agent, for the benefit of the Secured Parties, over such Controlled Accounts; provided further that following the occurrence and continuance of an Event of Default, no amounts shall be transferred from any Controlled Accounts within the U.S. to any Controlled Accounts outside the U.S.;
(b)No later than the expiration of periods set forth in Sections 8.17(a) (with respect to U.S. Obligors) and (f) (with respect to any Obligor other than Obligors organized under the laws of Brazil, France, Germany, Italy or Spain), such Obligor shall deposit promptly, and in any event no later than five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts or into deposit accounts that will become Controlled Accounts pursuant to the terms of this Agreement; and
(c)Such Obligor shall, and shall cause each of its Subsidiaries to, at any time after the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, each Obligor shall cause all payments constituting proceeds of accounts to be directed into lockbox accounts under agreements in form and substance satisfactory to the Administrative Agent.

8.17Post-Closing Obligations.
(a)Controlled Accounts. Within thirty (30) days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent evidence that (i) all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts (other than Excluded Accounts) of each Obligor located within the U.S. are Controlled Accounts and (ii) such Controlled Accounts are subject to one or more account control agreements, in favor of, and satisfactory in form and substance to, the Administrative Agent that (A) ensures, to the extent necessary under applicable Law, the perfection of a first priority security interest in favor of the Administrative Agent on such Controlled Account, (B) provides that, upon written notice from the Administrative Agent, such bank or financial institution shall comply with instructions originated by the Administrative Agent directing disposition of the funds in such Controlled Account without further consent by the applicable Obligor, and (C) may not be terminated without prior written consent of the Administrative Agent.
(b)Mortgages. Within sixty (60) days following the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), with respect to any Material Real Property owned by any Obligor located in the United States or Costa Rica, the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each such mortgaged property duly executed, notarized (to the extent required by applicable Law) and delivered by the applicable Obligor and suitable for recording or filing in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, with all filing and recording taxes and fees (including public notary fees) having been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; (ii) with respect to the Mortgage encumbering such Material Real Property located in the U.S., customary opinions of local counsel in the state or jurisdiction in which such Material Real Property is located regarding the enforceability of such Mortgage, and any related fixtures and, in the state or jurisdiction where the applicable Obligor granting such Mortgage is organized, an opinion regarding due authorization, execution and delivery of such Mortgage, (iii) with respect to each such mortgaged property located in the United States, the completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each such mortgaged property subject to the applicable FEMA rules and regulations; provided that in the event that any such property is located in an area determined by FEMA to have special flood hazards, such property shall not become subject to a Mortgage.
(c)Landlord Consents; Bailee Letters. Within sixty (60) days following the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), if Collateral having an aggregate fair market value in excess of $5,000,000 or any substantial portion of an Obligor’s books and records or any of its material books and records, is (i) in the possession of any single bailee, warehouseman or consignee, or (ii) located at any single leased real property, such Obligor shall use commercially reasonable efforts to cause such bailee, warehouseman or consignee, or the applicable landlord, as the case may be, to sign and deliver a Landlord Consent or Bailee Letter, as applicable.
(d)Insurance Policies. Within thirty (30) days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion), all such insurance policies required pursuant to each Loan Document shall name the Administrative Agent (for its benefit and the benefit of the Lenders) loss payee or additional insured, as applicable, and, to the extent the applicable insurance provider agrees after the Borrower has made commercially reasonable efforts, provide that no cancellation of the policies will be made without at least ten (10) days prior written notice to the Administrative Agent and the

Administrative Agent shall have received certified copies of such insurance policies (or binders in respect thereof).
(e)Certificates. Within five (5) Business Days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent all certificates (in the case of Equity Interests that are certificated securities (as defined in the UCC)) evidencing the issued and outstanding capital securities owned by each Obligor that are required to be pledged or otherwise secured and so delivered under the Security Documents, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank.
(f)Costa Rican Security Documents. Within five (5) Business Days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent:
(i)copy of each executed CR Moveable Guarantee Agreement;
(ii)delivery of the applicable registrations of each CR Moveable Guarantee Agreement within the Sistema de Garantías Mobiliarias of the Costa Rican National Registry;
(iii)if requested by the Administrative Agent, copy of each Costa Rican Conditional Assignment Agreement with respect to any lease agreement and/or purchase agreement related to real estate assets in Costa Rica;
(iv)if requested by the Administrative Agent, all relevant notices and consents, acknowledgements and documents necessary or advisable to perfect any security interest over each Costa Rican Conditional Assignment Agreement with respect to any lease agreement and/or purchase agreement related to real estate assets in Costa Rica; and
(v)a copy of the (A) executed termination agreement with respect to the existing security trust agreement, in connection with the existing debt with Madryn Health Partners LP, which such security is registered under security number GM-6899-2017 and GM-6901-2017; and (B) relevant notices filed with the Sistema de Garantías Mobiliarias of the Costa Rican National Registry to cancel all collateral securing such debt.
(g)Other Non-U.S. Law Security Documents. The actions set forth on Schedule 8.17(g) to be taken in respect of certain non-U.S. Security Documents shall be completed within the time periods set forth therein.
(h)Dissolution of Certain U.S. Subsidiaries. Promptly following the Closing Date, the Borrower shall wind up and dissolve any U.S. Subsidiary of the Borrower that is not an Obligor.
(i)Intellectual Property Filings. Within ninety (90) days following the Closing Date (or such later date as the Administrative Agent may agree in its discretion), the Borrower shall (i) make or cause to be made all filings necessary in the United States to reflect a full and accurate chain of title for all Patents that are owned or purported to be owned by the Obligors and constitute Material Intellectual Property, and (ii) provide confirmation and evidence reasonably satisfactory to the Administrative Agent that the foregoing has been completed.
(j)Joint Product Development Agreement. Borrower shall, and shall cause Establishment Labs S.A., to take all actions necessary to preserve the license or similar rights with respect to Material Intellectual Property granted pursuant to the Joint Product Development Agreement in full force and effect, including by entering into a written agreement to extend the term of the Joint Product Development Agreement, or by entry into another agreement containing similar rights with respect to such Material Intellectual Property, through May 1, 2027; provided that, for the avoidance of doubt, Borrower shall not be obligated to maintain such Joint Product Development Agreement or any similar rights with respect to any Intellectual Property that does not constitute Material Intellectual Property.
Section 9.
NEGATIVE COVENANTS
Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made), have been paid in full in cash:
9.01Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:
(a)the Obligations;
(b)Indebtedness existing on the date hereof and set forth on Schedule 9.01(b) and Permitted Refinancings thereof; provided that, if such Indebtedness is intercompany Indebtedness, such Indebtedness shall be subject to the Intercompany Subordination Agreement;
(c)to the extent considered Indebtedness, obligations owing under operating leases entered into in the Ordinary Course and not otherwise prohibited hereunder;
(d)Indebtedness consisting of guarantees resulting from the endorsement of negotiable instruments for collection in the Ordinary Course;
(e)Indebtedness of an Obligor owing to any other Obligor, in each case subject to the Intercompany Subordination Agreement;
(f)Indebtedness of any Subsidiary that is not an Obligor owing to any other Subsidiary that is not an Obligor;
(g)Indebtedness of (i) any Obligor owing to any Subsidiary that is not the Borrower or a Subsidiary Guarantor, in each case subject to the Intercompany Subordination Agreement and (ii) any Subsidiary that is not an Obligor owing to any Obligor, in each case subject to the Intercompany Subordination Agreement; provided any Indebtedness owing pursuant to this clause (g) shall not exceed $12,500,000 in the aggregate outstanding at any one time (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion);
(h)Guarantees (i) by any Obligor of Permitted Indebtedness of another Obligor and (ii) by any Subsidiary that is not an Obligor of Permitted Indebtedness of any Obligor;
(i)Capital Lease Obligations and purchase money Indebtedness; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $10,000,000 (or the Equivalent Amount in other currencies) at any time (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion);
(j)Indebtedness under Permitted Hedging Agreements;

(k)Indebtedness assumed pursuant to any Permitted Acquisition; provided that except with the prior written consent of Administrative Agent, (i) no such Indebtedness (individually) shall exceed 15% of the total purchase price paid in connection with such Permitted Acquisition, (ii) the aggregate outstanding principal amount of Indebtedness permitted pursuant to this Section 9.01(k) shall not exceed $5,000,000 (or the Equivalent Amount in other currencies) at any time outstanding (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion) and (iii) no such Indebtedness was created or incurred in connection with, or in contemplation of, such Permitted Acquisition;
(l)in addition to the other Permitted Indebtedness set forth in this Section 9.01, other Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 (or the Equivalent Amount in other currencies) (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion);
(m)Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or related to obligations or liabilities incurred, in the Ordinary Course, including in respect of workers compensation claims, health, disability or other employee benefits or leases, commercial contracts, Indebtedness permitted pursuant to Section 9.01(o), property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(n)Indebtedness arising in connection with the financing of insurance premiums in the Ordinary Course;
(o)Indebtedness in respect of (i) performance bonds, bid bonds, appeal bonds, surety bonds, customs bonds, government bonds, performance and completion guarantees and similar obligations arising in the Ordinary Course and (ii) customary indemnification obligations to purchasers in connection with Asset Sales permitted by Section 9.09;
(p)Indebtedness in respect of netting services, overdraft protections, business credit cards, purchasing cards, payment processing, automatic clearinghouse arrangements, arrangements in respect of pooled deposit or sweep accounts, check endorsement guarantees, and otherwise in connection with deposit accounts or cash management services;
(q)purchase price adjustments, indemnity payments, incentive, non-compete, consulting or other similar arrangements, contingent obligations and other Deferred Acquisition Consideration in connection with any Permitted Acquisition, in each case that are permitted pursuant to the definition of “Permitted Acquisition”; or
(r)deferred compensation and accounts payable incurred in the Ordinary Course overdue by more than forty-five (45) days in an amount not to exceed $5,000,000 (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion).
9.02Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property now owned by it or such Subsidiary, except:
(a)Liens securing the Obligations;
(b)any Lien on any property or asset of such Obligor or any of its Subsidiaries existing on the date hereof and set forth on Schedule 9.02(b) and renewals and extensions thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien; provided that (i) no such Lien (including any renewal or extension thereof) shall extend to any other property or asset of such Obligor or any of its Subsidiaries (other than improvements and accessions to such property or asset) and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and renewals, extensions and replacements thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien that do not increase the outstanding principal amount thereof (other than by an amount equal to unpaid interest and premiums thereon, including tender premium, and any customary underwriting discounts, fees, commissions and expenses associated with such extension, renewal or replacement);
(c)Liens securing Indebtedness permitted under Section 9.01(i); provided that such Liens are restricted solely to the collateral described in Section 9.01(i);
(d)Liens imposed by any Law and arising in the Ordinary Course, including (but not limited to) carriers’, warehousemen’s, landlords’, and mechanics’ liens, liens relating to leasehold improvements and other similar Liens arising in the Ordinary Course that (x) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP or IFRS, as applicable;
(e)pledges or deposits made in the Ordinary Course in connection with bids, contracts, leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation;
(f)Liens securing Taxes, assessments and other governmental charges, the payment of which is not past due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP or IFRS, as applicable, shall have been made;
(g)any (i) servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any Law, (ii) Liens consisting of zoning or building restrictions, (iii) easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any of the Obligors or any of their Subsidiaries;
(h)with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to all applicable Laws; and (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any Law, which, in the aggregate for clauses (i), (ii) and (iii), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors or its Subsidiaries;
(i)(i) Liens that are contractual or common law rights of set-off relating to (A) the establishment of depository relations in the Ordinary Course with banks not given in connection with the issuance of Indebtedness or (B) pooled deposit or sweep accounts of the Borrower and any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course, (ii) other Liens securing cash management obligations (that do not constitute Indebtedness) in the Ordinary Course and (iii) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts, in each case, incurred in the Ordinary Course and not for speculative purposes;

(j)Liens securing Indebtedness permitted under Section 9.01(k); provided that (i) such Lien is not created in contemplation of or in connection with such Permitted Acquisition pursuant to which such Indebtedness was assumed, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secured immediately prior to the consummation of such Permitted Acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(k)Liens securing Indebtedness permitted under Sections 9.01(l), (m), (n), (o) and (p);
(l)any judgment Lien or Lien arising from decrees or attachments not constituting an Event of Default;
(m)Liens arising from precautionary UCC financing statement filings regarding operating leases of personal property and consignment arrangements entered into in the Ordinary Course in an Arm’s Length Transaction;
(n)in addition to the other Permitted Liens set forth in this Section 9.02, other Liens which secure obligations in an aggregate amount not to exceed $5,000,000 (or the Equivalent Amount in other currencies) at any time outstanding (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion);
(o)(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and incurred in the Ordinary Course and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted under Section 9.01 issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the Ordinary Course;
(p)Permitted Licenses;
(q)Liens on cash and Permitted Cash Equivalent Investments securing obligations under Permitted Hedging Agreements;
(r)(i) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security and other like obligations incurred in the Ordinary Course (other than Liens imposed by ERISA) and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of any Obligor or any Subsidiary in the Ordinary Course supporting obligations of the type set forth in clause (i) above and with respect to German pension scheme, Liens on amounts deposited to secure any obligations in connection with pension liabilities (Altersteilzeitverpflichtungen) pursuant to §8 German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to § 7e German Social Code IV (Sozialgesetzbuch IV);
(s)to the extent constituting a Lien, customary cash escrow arrangements securing indemnification obligations or cash earnest money deposits associated with a Permitted Acquisition or any other Investment permitted under Section 9.05 not to exceed $5,000,000 in the aggregate (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion);
(t)Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(u)Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the Ordinary Course, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(v)Liens on Equity Interests of any Joint Venture or other Persons that are not Subsidiaries;
(w)any Lien arising under conditional sale, title retention (including extended retention of title), consignment or similar arrangements for the sale of goods in the Ordinary Course; provided that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;
(x)any Lien required to be granted under mandatory law in favor of creditors as a consequence of a merger or a conversion permitted under this Agreement due to §§22, 204 German Conversion Act (Umwandlungsgesetz); and
(y)Liens arising under the general terms and conditions (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) in relation to bank accounts held in Germany;
(z)provided that no Lien otherwise permitted under any of the foregoing clauses (c), (d), (e), (g) through (k), (m), (n), (o) and (q) through (w) of this Section 9.02 shall apply to any Material Intellectual Property.
9.03Fundamental Changes and Acquisitions. Such Obligor will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) sell or issue any of its Disqualified Equity Interests or (iv) other than Permitted Acquisitions and any Acquisition permitted by Section 9.05(a) or Section 9.05(s), make any Acquisition or otherwise acquire any business or substantially all the property from, or Equity Interests of, or be a party to any Acquisition of, any Person, except:
(a)the merger, amalgamation, consolidation, dissolution, winding up or liquidation of any (i) Subsidiary with or into any Obligor; provided that with respect to any such transaction involving (x) the Borrower, the Borrower must be the surviving or successor entity of such transaction or (y) any other Obligor, an Obligor must be the surviving or successor entity of such transaction or the surviving Person shall concurrently therewith become an Obligor or (ii) Subsidiary that is not a Subsidiary Guarantor with or into any other Subsidiary that is not a Subsidiary Guarantor;
(b)the sale, lease, transfer or other disposition by (i) any Obligor of any or all of its property (upon voluntary liquidation, dissolution, winding-up or otherwise) to any other Obligor or to any entity that concurrently therewith shall become an Obligor or (ii) any Subsidiary that is not an Obligor of any or all of its property (upon voluntary liquidation, dissolution, winding-up or otherwise) to Borrower or any other Subsidiary;
(c)the sale, transfer or other disposition of the Equity Interests of (i) any Subsidiary to any Obligor or (ii) any Subsidiary that is not an Obligor to any other Subsidiary that is not an Obligor;
(d)mergers, amalgamations, consolidations, dissolutions or liquidations of any Subsidiary to effectuate any Asset Sales permitted under Section 9.09; provided that such merger, amalgamation, consolidation, dissolution or liquidation does not include the loss of corporate identity of the Borrower;
(e)in connection with any Permitted Acquisition or other Investment permitted under Section 9.05, any Obligor or any of its Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as (i) the Person surviving such merger with any Subsidiary shall be a direct or indirect wholly-owned Subsidiary of the Borrower, (ii) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person, and (iii) in the case of any such merger to which a Subsidiary Guarantor is a party, the surviving Person is such Subsidiary Guarantor or concurrently therewith becomes a Subsidiary Guarantor; and
(f)any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time, provided, that, such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect and all of such Subsidiary’s assets and business are transferred to an Obligor or solely in the case of a Subsidiary that is not an Obligor, another Subsidiary that is not an Obligor prior to or concurrently with such dissolution, liquidation or winding up.
9.04Lines of Business. Such Obligor will not, and will not permit any of its Subsidiaries to, engage in any material line of business other than the business engaged in on the date hereof by such Persons or a business reasonably related, incidental or complementary thereto or reasonable expansions or extensions thereof.
9.05Investments. Such Obligor will not, and each Obligor will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:
(a)Investments (but without giving effect to the cash return provision contained in the definition thereof) outstanding on the date hereof and identified in Schedule 9.05(a) and any renewals, amendments and replacements thereof that do not increase the amount thereof of any such Investment, net of cash returns thereon, or require that any additional Investment be made (unless otherwise permitted hereunder);
(b)deposit accounts with banks (or similar deposit-taking institutions) and securities accounts maintained by the Obligors and their respective Subsidiaries, which in the case of the Obligors shall be Controlled Accounts (unless Excluded Accounts);
(c)extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services or the grant of trade credit in the Ordinary Course in an Arm’s Length Transaction;
(d)Investments in cash and Permitted Cash Equivalent Investments (including Investments in assets that were Permitted Cash Equivalent Investments when such Investment was made), which in the case of the Obligors shall be maintained in Controlled Accounts (unless maintained in Excluded Accounts);
(e)Investments by (i) an Obligor in another Obligor and (ii) a Subsidiary that is not an Obligor in any other Subsidiary that is not an Obligor;
(f)(i) Investments by a Subsidiary that is not an Obligor in an Obligor; provided that any Investment made by any Subsidiary that is not an Obligor pursuant to this clause (f)(i) shall be subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement and (ii) Investments by any Obligor in a Subsidiary that is not an

Obligor; provided that the total amount of Investments pursuant to this clause (f) shall not exceed $12,500,000 outstanding at any time (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion);
(g)Permitted Hedging Agreements;
(h)Investments consisting of prepaid expenses, deposits or advances under commercial contracts for the purchase of assets or services, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons and deposits in connection with workers’ compensation and similar deposits, in each case, made in the Ordinary Course, and other deposits and cash collateral constituting Permitted Liens;
(i)employee, officer and director loans, advances and guarantees in accordance with the Borrower’s usual and customary practices with respect thereto (if permitted by applicable Laws) and non-cash loans to employees, officers, or directors relating to the purchase of Equity Interests of the Borrower pursuant to employee stock purchase plans or agreements, which in the aggregate shall not exceed $5,000,000 outstanding at any time (or the Equivalent Amount in other currencies) (or such greater amount as the Administrative Agent may consent in writing in its sole discretion);
(j)Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients or in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(k)the increase in value of any Investment otherwise permitted pursuant to this Section 9.05;
(l)in addition to the other Investments set forth in this Section 9.03, other Investments in an aggregate amount not to exceed $10,000,000 (or the Equivalent Amount in other currencies) (or such greater amount as the Administrative Agent may consent in writing in its sole discretion);
(m)Investments of any Person in existence at the time such Person becomes a Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary and any modification, replacement, renewal or extension thereof;
(n)Investments permitted under Section 9.03 or Investments arising as a result of payments permitted by Section 9.07;
(o)Permitted Acquisitions, earnest money deposits in connection with Permitted Acquisitions, potential Permitted Acquisitions and Investments acquired as a result of a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence prior to the date of such Permitted Acquisition;
(p)Investments consisting of the non-cash portion of the sales consideration received by the Borrower or any of its Subsidiaries in connection with any Asset Sale permitted under Section 9.09;
(q)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course;

(r)to the extent constituting Investments, Guarantees of Indebtedness, which Guarantees are permitted under Section 9.01;
(s)Investments consisting of Permitted Liens; and
(t)Investments in Joint Ventures, which except with the prior written consent of Administrative Agent shall not exceed $2,500,000 in the aggregate outstanding at any time (or the Equivalent Amount in other currencies) (or such greater amount as the Administrative Agent may consent in writing in its sole discretion); provided that no Joint Venture shall hold any Material Intellectual Property at any time.
Notwithstanding anything in this Agreement to the contrary, (i) the Borrower shall not, and shall not permit any of its Subsidiaries to (x) directly or indirectly transfer, by means of contribution, sale, assignment, lease or sublease, license or sublicense, or other disposition of any kind (including, for avoidance of doubt, as an Investment, Restricted Payment or Asset Sale), any Material Intellectual Property or Material Real Property other than (I) pursuant to Permitted Licenses, (II) as permitted pursuant to Section 9.09(g) or (y) permit any Person other than an Obligor to license or own any interest in any Material Intellectual Property or Material Real Property owned by such Obligor other than pursuant to (I) Permitted Licenses or (II) as permitted pursuant to Section 9.09(g), and (ii) no Material Intellectual Property or Material Real Property shall be contributed as an Investment or distributed as a Restricted Payment to any Subsidiary other than an Obligor (other than pursuant to Permitted Licenses).

9.06Restricted Payments. Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that the following Restricted Payments shall be permitted so long as no Event of Default has occurred and is continuing or could reasonably be expected to occur or result from such Restricted Payment:
(a)dividends with respect to the Borrower’s Equity Interests payable solely in shares of its Qualified Equity Interests (or the equivalent thereof);
(b)the Borrower’s purchase, redemption, retirement, or other acquisition of shares of its Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its Qualified Equity Interests;
(c)(i) each Subsidiary that is an Obligor may make Restricted Payments to any other Obligor, and (ii) each Subsidiary that is not an Obligor may make cash Restricted Payments to its equity holders generally; provided that the Borrower or its Subsidiary which owns the Equity Interests in such Subsidiary paying such dividend receives at least its proportional share thereof;
(d)so long as no Event of Default has occurred and is continuing or would occur or result from such Restricted Payment, any purchase, redemption, retirement or other acquisition of Equity Interests of the Borrower held by consultants, agents, officers, directors and employees or former consultants, agents, officers, directors or employees (or their transferees, estates, or beneficiaries under their estates) of the Borrower and its Subsidiaries not to exceed $2,000,000 (or the Equivalent Amount in other currencies) in the aggregate in any fiscal year (it being agreed that, to the extent constituting an Investment permitted by Section 9.05(i), the amount of any Indebtedness of such Persons owing to the Borrower or any Subsidiary forgiven in connection with such Restricted Payment shall be excluded from any determination pursuant to this clause (d)); provided that the portion of such basket that is not used by the Borrower or its Subsidiaries in any fiscal year shall be carried forward and shall increase such basket for succeeding fiscal years;

(e)cashless repurchases of Equity Interests deemed to occur upon exercises of options and warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants or similar equity incentive awards;
(f)cash payments made by the Borrower to redeem, purchase, repurchase or retire its obligations under options, warrants and other convertible securities issued by it in the nature of customary cash payments in lieu of fractional shares in accordance with the terms thereof;
(g)the Borrower may acquire (or withhold) its Equity Interests pursuant to any employee stock option or similar plan to pay withholding taxes for which the Borrower is liable in respect of a current or former officer, director, employee, member of management or consultant upon such grant or award (or upon vesting or exercise thereof) and the Borrower may make deemed repurchases in connection with the exercise of stock options;
(h)any payment of interest, principal or fees in respect of any Indebtedness owed by any Obligor or any of its Subsidiaries to any holder of any Equity Interests of any Obligor or any of its Subsidiaries, in each case to the extent permitted under Section 9.07;
(i)so long as no Default or Event of Default has occurred and is continuing (or could reasonably be expected to occur after giving effect to such Restricted Payment), other Restricted Payments in an aggregate amount not to exceed $1,000,000 (or the Equivalent Amount in other currencies) in any fiscal year; and
(j)exchanges, redemptions or conversions in whole or in part any of its Equity Interests for or into another class of its Equity Interests.
9.07Payments of Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, (ii) scheduled payments of other Indebtedness to the extent permitted pursuant to the terms, if any, of any applicable subordination or intercreditor agreement in respect of the Obligations, (iii) intercompany indebtedness permitted under Section 9.01, and (iv) Indebtedness permitted to be incurred under Sections 9.01(b), (c), (f), (g)(ii), (h) (solely to the extent such Guarantee is for Permitted Indebtedness that may be repaid under this clause (iv)), (i), (j), (k), (l), (m), (n), (o), (p), and (q).
9.08Change in Fiscal Year. Such Obligor will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof without the prior written consent of Administrative Agent, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of the Borrower.
9.09Sales of Assets, Etc. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease or sublease (as lessor or sub-lessor), sale and leaseback, assign, convey, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its businesses, assets or property of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including accounts receivable and Equity Interests of Subsidiaries), or forgive, release or compromise any amount owed to such Obligor or Subsidiary, in each case, in one transaction or series of transactions (any thereof, an “Asset Sale”), except:
(a)sales, transfers and other dispositions of receivables in connection with the compromise, settlement or collection thereof in the Ordinary Course;

(b)sales of inventory, including to end users (through wholesalers or other typical sales channels) or to distributors, in the Ordinary Course in an Arm’s-Length Transaction;
(c)so long as no Event of Default has occurred and is continuing, the forgiveness, release or compromise of any amount owed to any Obligor or Subsidiary in the Ordinary Course;
(d)Permitted Licenses;
(e)transfers of assets, rights or property (i) among Obligors or (ii) from any Subsidiary that is not an Obligor to an Obligor or another Subsidiary that is not an Obligor;
(f)dispositions (including by way of abandonment or cancellation) of any equipment and other tangible property that is obsolete or worn out or no longer used or useful in the business disposed of in the Ordinary Course;
(g)(i) dispositions resulting from Casualty Events (and for the purposes of this clause (g), the cap in the defined term “Casualty Events” shall not apply) and (ii) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise);
(h)the unwinding of any Hedging Agreement permitted by Section 9.05 pursuant to its terms;
(i)in connection with any transaction permitted under Section 9.03, 9.05, 9.06 or 9.14;
(j)Asset Sales identified in Schedule 9.09;
(k)so long as no Default or Event of Default has occurred and is continuing (or could reasonably be expected to occur after giving effect to such Asset Sale), in addition to the other Asset Sales set forth in this Section 9.09, other Asset Sales (other than with respect to Material Intellectual Property or Material Real Property) with a fair market value not in excess of $5,000,000 (or the Equivalent Amount in other currencies) in the aggregate in any fiscal year (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion);
(l)other Asset Sales (other than with respect to Material Intellectual Property or Material Real Property) not in excess of $5,000,000 (or the Equivalent Amount in other currencies) in the aggregate in any fiscal year (or such greater amount as the Administrative Agent may consent to in writing in its sole discretion) in which any Obligor or any Subsidiary will receive cash proceeds in an amount equal to no less than seventy-five percent (75%) of the total consideration (fixed or contingent) paid or payable to such Obligor or such Subsidiary, but only so long as, unless otherwise waived by Administrative Agent in its sole discretion, the net cash proceeds of such Asset Sale are utilized to repay or prepay, in whole or in part, Indebtedness under and in accordance with Section 3.03(b);
(m)dispositions in the Ordinary Course consisting of the abandonment, lapse or cancellation of Intellectual Property (other than Material Intellectual Property) which, in the reasonable good faith determination of Borrower, are not material to the conduct of the business of Borrower or any of its Subsidiaries;
(n)dispositions of cash and Permitted Cash Equivalent Investments in the Ordinary Course or otherwise in transactions permitted hereunder;

(o)any sale or issuance of (i) the Equity Interests of any Subsidiary to any Obligor, (ii) the Equity Interests of any Subsidiary that is not an Obligor to any other Subsidiary that is not an Obligor, and (iii) the Equity Interests of any Subsidiary issued as qualifying shares under applicable Law; and
(p)to the extent constituting an Asset Sale, any Permitted Liens.
To the extent any Collateral is disposed of as expressly permitted by this Section 9.09 to any Person that is not an Obligor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effectuate the foregoing.

9.10Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction to sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, unless such arrangement or transaction (i) is an Arm’s-Length Transaction, (ii) is between or among (x) Obligors, (y) Subsidiaries of the Obligors that are not Obligors, (z) the Borrower, one or more Subsidiary Guarantors or their Subsidiaries that are not the Borrower or a Subsidiary Guarantor, on the one hand, and, on the other hand, the Borrower, one or more Subsidiary Guarantors or their Subsidiaries that are the Borrower or a Subsidiary Guarantor (provided that, with respect to clause (z) only, the terms thereof are no less favorable than those that would be obtained in a comparable arm’s-length transaction with a non-affiliated Person), (iii) is permitted under Section 9.01, 9.03, 9.05, 9.06, 9.07 or 9.09, (iv) constitutes customary compensation (including performance, discretionary, retention, relocation, transaction and other special bonuses and payment, severance payments and payments pursuant to employment agreements), other benefits (including retirement, health, stock option and other benefit plans, life insurance, disability insurance and other equity (or equity-linked) awards) and indemnification of, and other employment arrangements with, directors, officers, and employees of any Obligor or its Subsidiaries in the Ordinary Course, (v) constitutes payment of customary fees, reimbursement of expenses, and payment of indemnification to officers and directors and customary payment of insurance premiums on behalf of officers and directors by the Obligors or their Subsidiaries, in each case, in the Ordinary Course, (vi) are the transactions set forth on Schedule 9.10 or any amendment to such transactions to the extent such an amendment is not adverse to the Lenders in any material respect, or (vii) is a transaction (with any series of related transactions being aggregated for the purposes of this clause (vii)) including consideration of less than $500,000.
9.11Restrictive Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (i) restrictions and conditions imposed by applicable Laws or by the Loan Documents, (ii) Restrictive Agreements listed on Schedule 7.15 and to the extent such Restrictive Agreement is set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any Permitted Refinancing in respect thereof, so long as such restrictions are not (taken as a whole) materially less favorable to the Lenders than those in the original Indebtedness, (iii) limitations associated with Permitted Liens or any document or instrument governing any Permitted Lien, (iv) any documentation governing Indebtedness referenced in clause (k) of Section 9.01 (or any Permitted Refinancing thereof), (v) customary provisions in leases, subleases, Permitted Licenses and other Contracts restricting the assignment thereof or restricting the assignment, pledge, transfer or sublease or sublicense of the property leased, licensed or otherwise the subject thereof; (vi) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary; (vii) restrictions or conditions in any Indebtedness permitted pursuant to Section 9.01 that is incurred or assumed by Subsidiaries that are not Obligors to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents; (viii) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness and other secured Indebtedness or to leases, subleases and licenses permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or the property leased, subleased or licensed; (ix) customary provisions in contracts for the disposition of any assets; provided that the restrictions in any such contract shall apply only to the assets or Subsidiary that is to be disposed of and such disposition is permitted hereunder; (x) customary provisions regarding confidentiality or restricting assignment, pledges or transfer of any Permitted License or any other agreement entered into in the Ordinary Course; (xi) customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures and applicable solely to such Joint Venture; and (xii) restrictions or encumbrances in any agreement in effect at the time any Person becomes a Subsidiary, so long as (x) such agreement was not entered into in contemplation of such Person becoming a Subsidiary and (y) such restrictions or encumbrances do not extend beyond such Subsidiary or its assets.
9.12Modifications and Terminations of Material Agreements and Organic Documents. Each Obligor will not, and will not permit any of its Subsidiaries to:
(a)waive, amend, terminate, replace or otherwise modify any term or provision of any Organic Document in any way or manner adverse to the interests of the Administrative Agent and the Lenders; or
(b)waive, amend, replace or otherwise modify any term or provision of any Material Agreement in a manner adverse to the rights and remedies of the Administrative Agent and the Lenders hereunder;
(c)waive, amend, replace or otherwise modify any term or provision of the Joint Product Development Agreement in a manner that results in any narrowing, limitation or other restriction on the licenses and other rights under Material Intellectual Property granted to each Obligor or any of its Subsidiaries pursuant to the Joint Product Development Agreement; provided that, for the avoidance of doubt, the foregoing shall not prohibit any Obligor from (i) replacing the Joint Product Development Agreement with another agreement that provides Establishment Labs S.A. with substantially similar rights to such Material Intellectual Property; or (ii) waiving, amending, replacing, terminating, or otherwise modifying the Joint Product Development Agreement with respect to any term or right that does not affect Establishment Labs S.A.’s rights to any Material Intellectual Property; or
(d)except as otherwise consented to in writing by the Administrative Agent, take or omit to take any action that results in the termination of, or permits any other Person to terminate, any Material Agreement or any rights in or to Material Intellectual Property or (y) take any action that permits any Material Agreement or any rights in or to Material Intellectual Property to be terminated by any counterparty thereto prior to its stated date of expiration.
9.13Outbound Licenses. No Obligor shall, nor shall it permit any of its Subsidiaries to, enter into or become or remain bound by any outbound license, covenant not to sue or other grant of rights or immunities under Material Intellectual Property, except for Permitted Licenses.
9.14Sales and Leasebacks. Except as disclosed on Schedule 9.14, except as otherwise consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld), each Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person and (ii) which such Obligor or Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.
9.15Hazardous Material. Each Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except as would not reasonably be expected to result in a Material Environmental Liability.
9.16Accounting Changes. Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP or IFRS, as applicable, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).
9.17Compliance with ERISA. No Obligor or any of its Subsidiaries shall cause or suffer to exist (i) any event that could reasonably be expected to result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (ii) any other ERISA Event that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
9.18Sanctions; Anti-Corruption Use of Proceeds.
(a)No Obligor nor any of its Subsidiaries or their respective agents shall (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person in violation of Sanctions, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable Sanctions, the Patriot Act or any other Anti-Terrorism Law.
(b)The Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption Law, or (ii) (A) for the purpose of funding any activities or business of or with any Sanctioned Person or any Designated Jurisdiction in violation of Sanctions or (B) in any other manner that would result in a violation of Sanctions by any party to this Agreement.
9.19COMI. Each Obligor which is organized under the laws of a member state of the European Union shall not cause or allow its centre of main interests (as that term is used in Article 3(1) of the EU Insolvency Regulation) to change in a manner which would be reasonably likely to be adverse to the interests of the Lenders.
Section 10.
FINANCIAL COVENANTS
10.01Minimum Liquidity. The Obligors shall at all times maintain the Minimum Liquidity Amount in cash and/or Permitted Cash Equivalent Investments in one or more Controlled Accounts in the United States, free and clear of all Liens, other than Liens granted under the Loan Documents in favor of the Administrative Agent and Liens permitted under Section 9.02(f), 9.02(i), 9.02(l) or Section 9.02(t).
10.02Minimum Gross Sales. Beginning with the fiscal quarter of the Borrower ending on September 30, 2022, and with respect to each subsequent fiscal quarter thereafter prior to the

Minimum Gross Sales Covenant Termination Date, the Gross Sales of the Borrower and its Subsidiaries for the twelve (12) consecutive month period ending on the last day of such fiscal quarter shall exceed fifty percent (50%) of the Target Gross Sales for such quarter (the “Minimum Gross Sales Covenant”).
Section 11.
EVENTS OF DEFAULT
11.01Events of Default. Each of the following events shall constitute an “Event of Default”:
(a)Principal Payment Default. The Borrower shall fail to pay any principal of the Loan, when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof or otherwise.
(b)Other Payment Defaults. Any Obligor shall fail to pay interest or any other Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.
(c)Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Obligor or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any written report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall (i) have been incorrect or misleading when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier.
(d)Certain Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 8.01(a), (b) or (c) and Section 8.11 (solely with respect to Material Subsidiaries), and such failure shall continue unremedied for a period of five (5) Business Days, (ii) Section 8.02, Section 8.03 (solely as to the Borrower), Section 8.17, Section 9 or Section 10; provided that notwithstanding this Section 11.01(d), an Event of Default under Section 10.02 is subject to Section 11.04 and an Event of Default with respect to Section 10.02 shall not occur until the Cure Expiration Date.
(e)Other Covenants. Any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and, in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of thirty (30) or more days.
(f)Payment Default on Other Indebtedness. Any Obligor or any of its Subsidiaries shall fail to make any payment of principal or interest (regardless of amount), due in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period in respect thereof.
(g)Other Defaults on Other Indebtedness. Any material breach of, or “event of default” or similar event under, any Contract governing any Material Indebtedness shall occur and (i) the effect of which breach, “event of default” or similar event is to cause such Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, (y) any conversion of any convertible Indebtedness or satisfaction of any condition giving rise to or permitting a conversion of any convertible Indebtedness; provided that the Borrower or the applicable Subsidiary has the right to settle any such Indebtedness into Equity Interests of the Borrower or such Subsidiary (and nominal cash payments in respect of fractional shares and cash payments in respect of accrued and unpaid interest) in accordance with the terms or conditions thereof and (z) with respect to any Material Indebtedness consisting of Hedging Agreements, termination events or equivalent events pursuant to the terms of such Hedging Agreements and not as a result of any event of default thereunder by any Obligor or any Subsidiary.
(h)Insolvency, Bankruptcy, Etc.
(i)Any Obligor or any of its Material Subsidiaries becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due (means with respect to any German Guarantor is either unable to pay its debts as they fall due (Zahlungsunfähigkeit), or is over indebted (Überschuldung), or is threatened with insolvency (drohende Zahlungsunfähigkeit), or has commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or, for any of the reasons set out in Sections 17 to 19 (inclusive) of the German Insolvency Code (Insolvenzordnung)), or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors.
(ii)Any Obligor or any of its Material Subsidiaries commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so).
(iii)Any Obligor or any of its Material Subsidiaries institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, examinership, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, examinership, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding.
(iv)Any Obligor or any of its Material Subsidiaries applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, examiner, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property.
(v)Any Obligor or any of its Material Subsidiaries takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof.
(vi)Any petition is filed, application made or other proceeding instituted against or in respect of any Obligor or any of its Material Subsidiaries:

(A)seeking to adjudicate it as insolvent;
(B)seeking a receiving order against it;
(C)seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, examinership, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or
(D)seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, examiner, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not subject to appeal) against such Obligor or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided, further, if such Obligor or Material Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply.
(vii)Any other event occurs which, under the Laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in this Section 11.01(h).
(i)Judgments. One or more final judgments for the payment of money in an aggregate amount in excess of $5,000,000 (or the Equivalent Amount in other currencies) (to the extent not fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) shall be rendered against any Obligor or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of forty-five (45) consecutive calendar days during which execution shall not be effectively stayed or bonded pending appeal, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment.
(j)ERISA. An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount in excess of $5,000,000 (or the Equivalent Amount in other currencies).
(k)Change of Control. A Change of Control shall have occurred unless concurrently with the consummation thereof the Commitments are terminated and the Obligations (other than inchoate indemnification and reimbursement obligations for which no claim has been asserted), including, for the avoidance of doubt, any applicable Yield Protection Premium and the Exit Fee, are paid in full.
(l)Regulatory Matters, Etc. If any of the following occurs: (i) the FDA or any other Regulatory Authority initiates enforcement action against, or issues a warning letter with respect to, any Obligor, the Motiva Implants and/or the Products, or any manufacturing facilities related to the foregoing that (x) causes any Obligor to discontinue or withdraw, or could reasonably be expected to cause any Obligor to discontinue or withdraw, marketing or sales of the Motiva Implants and/or the Products or causes a delay in the manufacture or sale of the Motiva Implants and/or the Products, and (y) could reasonably be expected to result in a Material Adverse Effect, or (ii) a recall of the Motiva Implants and/or the Products that could reasonably be expected to result in a Material Adverse Effect; provided that Administrative Agent shall have provided three (3) calendar days written notice to the Borrower before exercising any right or remedy or causing a Default or Event of Default to occur with respect to this Section 11.01(l), whereby during such time, Administrative Agent shall make itself available to discuss in good faith any proposed solution to such Material Adverse Effect, and the Borrower may take such action otherwise permitted under the Loan Documents (i) as required so that the event or circumstance that is the basis for such Material Adverse Effect no longer exists (to the extent curable), (ii) to show evidence that no Material Adverse Effect has occurred, (iii) to provide a plan detailing how it will mitigate the effect of such event or circumstance that, based on such plan, in the foreseeable future will provide the Obligors (taken as a whole) the ability to overcome such Material Adverse Effect or (iv) to establish that the Obligors (taken as a whole) remain able to pay the Obligations, when and as the same shall become due and payable hereunder in the ordinary course, which in each case, at such time such evidence is shown and plans are provided, the Administrative Agent shall promptly re-determine in good faith whether an Event of Default still exists with respect to this Section 11.01(l).
(m)Impairment of Security, Etc. Subject in all respects to any applicable post-closing periods and certain other time periods and exceptions under the Loan Documents for any Obligor or Subsidiary to take perfection actions, if any of the following events occurs: (i) Any Lien created by any of the Security Documents shall at any time (except as expressly permitted by the terms of any Loan Document) not constitute a valid and perfected Lien on the applicable Collateral having a value in excess of $2,500,000 in the aggregate in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens) except due to the action or inaction of the Administrative Agent, (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason cease to be in full force and effect, (iii) any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any such Lien or any Loan Document, or (iv) any injunction, whether temporary or permanent, shall be rendered against any Obligor and not be effectively stayed pending appeal, which injunction prevents the Obligors from conducting it business in the Ordinary Course for more than thirty (30) calendar days and after the termination of such thirty (30) day period, the existence of such circumstances could reasonably be expected to result in a Material Adverse Effect.
(n)Strike-off. Any action is taken to strike-off the Borrower from the Register of Companies maintained by the BVI Registrar.
11.02Remedies.
(a)Defaults Other Than Bankruptcy Defaults. Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h)), and at any time thereafter during the continuance of such event, the Administrative Agent may, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, including any applicable Yield Protection Premium and the Exit Fee, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.
(b)Bankruptcy Defaults. In case of an Event of Default described in Section 11.01(h), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, including any applicable Yield Protection Premium and the Exit

Fee, shall automatically become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.
11.03Additional Remedies. If an Event of Default has occurred and is continuing, if any Obligor shall be in default under a Material Agreement, the Administrative Agent shall have the right (but not the obligation) to cause the default or defaults under such Material Agreement to be remedied (including without limitation by paying any unpaid amount thereunder) and otherwise exercise any and all rights of such Obligor, as the case may be, thereunder, as may be necessary to prevent or cure any default. Without limiting the foregoing, upon any such default, if an Event of Default has occurred and is continuing, each Obligor shall promptly execute, acknowledge and deliver to the Administrative Agent such instruments as may reasonably be required of such Obligor to permit the Administrative Agent to cure any default under the applicable Material Agreement or permit the Administrative Agent to take such other action required to enable the Administrative Agent to cure or remedy the matter in default and preserve the interests of the Administrative Agent. Any amounts paid by the Administrative Agent pursuant to this Section 11.03 shall be payable in accordance with Section 14.03(a), shall accrue interest at the Default Rate if not paid when due, and shall constitute “Obligations.” The Administrative Agent and the Lenders agree that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to Intellectual Property, the rights of the non-Affiliate licensees under Permitted Licenses will not be terminated, limited or otherwise adversely affected so long as no default exists under the Permitted License that would permit the licensor to terminate such Permitted License (commonly known as a non-disturbance); provided that the Administrative Agent shall be entitled to exercise any rights of the Obligors under such licenses, including termination rights, upon the exercise of remedies during an Event of Default.
11.04Minimum Gross Sales Covenant Cure.
(a)Notwithstanding anything to the contrary contained in Section 11.02, in the event the Obligors fail to comply with the Minimum Gross Sales Covenant, during the period from the end of the relevant fiscal quarter until the expiration of the fifteenth (15th) Business Day subsequent to the date the financial statements are required to be delivered pursuant to Section 8.01(a) or 8.01(b) (the “Cure Expiration Date”), the Obligors shall have the right to make a Gross Sales Cure Payment and neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and no Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to this Section 11, the other Loan Documents or applicable Law prior to the Cure Expiration Date solely on the basis of an Event of Default having occurred and continuing under Section 10.02; provided that such payment shall be made, at the Borrower’s option, with either cash on hand or cash raised from the issuance or sale of common Equity Interests (or other equity having terms reasonably acceptable to the Administrative Agent) in the Borrower for cash (the “Minimum Gross Sales Cure Right”). Upon the Administrative Agent’s receipt of the applicable Gross Sales Cure Payment, the Obligors shall then be in compliance with the requirements of the Minimum Gross Sales Covenant, and the Obligors shall be deemed to have satisfied the requirements of the Minimum Gross Sales Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Minimum Gross Sales Covenant and any related Default that had occurred shall be deemed cured for the purposes of this Agreement. Any Gross Sales Cure Payment shall be applied to the prepayment of all outstanding Obligations, which shall include the Yield Protection Premium, if applicable and the Exit Fee. Notwithstanding anything else in this Agreement, the Obligors may not exercise a Cure Right more than four (4) times over the life of the Loans or more than two (2) times in any twelve (12) month period.

(b)Upon the Administrative Agent’s receipt of a notice from the Borrower that the Obligors intend to exercise the Minimum Gross Sales Cure Right (a “Notice of Intent to Cure Gross Sales Covenant”), until the earlier of (i) Administrative Agent’s receipt of the applicable Gross Sales Cure Payment and (ii) the Cure Expiration Date to which such Notice of Intent to Cure Gross Sales Covenant relates, no Lender shall be required to extend any credit pursuant to its Commitment during such period. If within such fifteen (15) Business Day period, the Majority Lenders decline the exercise by the Borrower of the Minimum Gross Sales Cure Right by written notice to the Administrative Agent and the Borrower to that effect, then the Borrower shall be deemed to have satisfied the requirements of the Minimum Gross Sales Covenant without making such Gross Sales Cure Payment as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Minimum Gross Sales Covenant and any related Default that had occurred shall be deemed cured for the purposes of this Agreement.
11.05Payment of Yield Protection Premium and Exit Fee. Notwithstanding anything in this Agreement to the contrary, the Yield Protection Premium and the Exit Fee shall automatically be due and payable at any time the Obligations become due and payable prior to the Maturity Date in accordance with the terms hereof as though such Indebtedness was voluntarily prepaid and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders as a result thereof. Any Yield Protection Premium or Exit Fee payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, acceleration or prepayment and each Obligor agrees that such Yield Protection Premium or Exit Fee is reasonable under the circumstances currently existing. The Yield Protection Premium and Exit Fee shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means or the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code. If the Yield Protection Premium and/or becomes due and payable pursuant to this Agreement, such Yield Protection Premium and/or Exit Fee shall be deemed to be principal of the Loans and Obligations under this Agreement and interest shall accrue on the full principal amount of the Loans (including the Yield Protection Premium or Exit Fee, as applicable) from and after the applicable triggering event. In the event the Yield Protection Premium and/or Exit Fee is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, despite such a triggering event having occurred, such Yield Protection Premium and Exit Fee, as applicable, shall nonetheless constitute Obligations under this Agreement for all purposes hereunder. EACH OBLIGOR HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE YIELD PROTECTION PREMIUM OR EXIT FEE AND ANY DEFENSE TO PAYMENT, WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY, AMBIGUITY, OR OTHERWISE. The Obligors, the Administrative Agent and the Lenders acknowledge and agree that any Yield Protection Premium and the Exit Fee due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. Each Obligor expressly agrees that (i) the Yield Protection Premium and Exit Fee are each reasonable and each is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Yield Protection

Premium and Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Obligors giving specific consideration in this transaction for such agreement to pay the Yield Protection Premium and Exit Fee, (iv) the Obligors shall be estopped hereafter from claiming differently than as agreed to in this Section 11.05, (v) their agreement to pay the Yield Protection Premium and Exit Fee is a material inducement to the Lenders to make the Loans, and (vi) the Yield Protection Premium and Exit Fee represent a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event.
Section 12.
THE ADMINISTRATIVE AGENT
12.01Appointment and Duties. Subject in all cases to clause (c) below:
(a)Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints Oaktree Fund Administration, LLC (together with any successor Administrative Agent pursuant to Section 12.09) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Obligor or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto. Except as expressly set forth herein, the provisions of this Section 12 (other than as expressly provided herein) are solely for the benefit of the Administrative Agent and the Lenders, and no Obligor or any Affiliate thereof shall have rights as a third-party beneficiary of any such provisions. Each of the Lenders hereby releases the Administrative Agent acting also as collateral agent to the extent possible from any restrictions on representing several persons and self-dealing applicable to it under any applicable Law, in particular pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).
(b)Appointment in relation to the Belgian Security Documents. For the purposes of the Belgian Security Documents, each Secured Party:
(i)appoints the Administrative Agent as its representative in accordance with (A) Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments; and (B) Article 3 of Book III, Title XVII of the Belgian Civil Code, which appointment is hereby accepted; and
(ii)agrees that the Administrative Agent shall not be severally and jointly liable with the other Secured Parties.
(c)Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 12.01(a), the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party),

(iii) act as collateral agent for each Secured Party for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Laws or otherwise, (vii) enter into non-disturbance agreements and similar agreements and (viii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Obligor with, and cash and Permitted Cash Equivalent Investments held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
(d)Limited Duties. The Lenders and the Obligors hereby each acknowledge and agree that the Administrative Agent (i) has undertaken its role hereunder purely as an accommodation to the parties hereto and the Transactions, (ii) is receiving no compensation for undertaking such role and (iii) subject only to the notice provisions set forth in Section 12.09, may resign from such role at any time for any reason or no reason whatsoever. Without limiting the foregoing, the parties hereto further acknowledge and agree that under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “the Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any duty or obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document (fiduciary or otherwise), in each case, regardless of whether a Default has occurred and is continuing, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in this clause (c). Without in any way limiting the foregoing, the Administrative Agent shall not, except as expressly set forth in this Agreement and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
12.02Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of the Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.
12.03Use of Discretion.

(a)No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except (subject to clause (b) below) any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to written instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).
(b)Right Not to Follow Certain Instructions. Notwithstanding Section 12.03(a) or any other term or provision of this Section 12, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Party thereof or (ii) that is, in the opinion of the Administrative Agent, in its sole and absolute discretion, contrary to any Loan Document, Law or the best interests of the Administrative Agent or any of its Affiliates or Related Parties, including, for the avoidance of doubt, any action that may be in violation of the automatic stay in connection with any Insolvency Proceeding..
12.04Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). The Administrative Agent and any such Person may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Any such Person and its Related Parties shall benefit from this Section 12 to the extent provided by the Administrative Agent; provided, however, that the exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and of any such sub-agent, and shall apply to their respective activities in connection with their activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
12.05Reliance and Liability.
(a)The Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Related Parties and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Obligor) and (ii) rely and act upon any notice, request, certificate, consent, statement, instrument, document or other writing (including and electronic message, Internet or intranet website posting or other distribution), telephone message or conversation or oral conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.
(b)Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the fraudulent conduct or behavior of the Administrative Agent or, as the case may be, such Related Party (each as determined in a final, non-appealable judgment or order by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:
(i)shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of, or with the consent of, the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 14.04) or for the actions or omissions of any of its Related Parties selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);
(ii)shall not be responsible to any Secured Party for the (a) validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (b) due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;
(iii)makes no warranty or representation, and shall not be responsible, to any Secured Party for, and shall not have any duty to ascertain or inquire into, any statement, document, information, certificate, report, representation or warranty made or furnished by or on behalf of any Related Party, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents, including, for the avoidance of doubt, the satisfaction of any condition set forth in Section 6 of this Agreement or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to the Administrative Agent); and
(iv)shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document or whether any condition set forth in any Loan Document is satisfied or waived, including, without limiting the generality of the foregoing, as to the financial condition of any Obligor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);
and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Obligor to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.
12.06Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, accept deposits from, act as the financial advisor for or in any other advisory capacity for, or engage in any kind of business with, any Obligor or Affiliate thereof as though it were not acting as the Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.
12.07Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Parties or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Parties, conducted its own independent investigation of the financial condition and affairs of each Obligor and has made and continues to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.
12.08Expenses; Indemnities.
(a)Each Lender agrees to reimburse the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Obligor) promptly upon demand for such Lender’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Obligor) that may be incurred by the Administrative Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.
(b)Each Lender further agrees to indemnify the Administrative Agent (or any sub-agent thereof) and any Related Parties of the Administrative Agent (or any such sub-agent) (to the extent not paid by any Obligor), from and against such Lender’s aggregate Proportionate Share of the liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) under or with respect to any of the foregoing; provided that no Lender shall be liable to the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent (or any sub-agent thereof) or, as the case may be, such Related Party of the Administrative Agent (or any sub-agent thereof), as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
(c)The Lenders agree to indemnify the Administrative Agent for any loss it may suffer as a result of the registration of incorrect information regarding the Collateral in the Belgian National Pledge Register.
12.09Resignation of the Administrative Agent.
(a)At any time upon not less than thirty (30) days prior written notice to the Lenders and the Borrower, the Administrative Agent may resign as the “the Administrative Agent” hereunder (in the sole and absolute discretion of the Administrative Agent). If the Administrative

Agent delivers any such notice, the Majority Lenders shall have the right (subject to the consent of the Borrower, which shall not be unreasonably withheld or, if an Event of Default has occurred and is continuing, required), to appoint a successor, which shall be (i) a Lender holding at least thirty percent (30%) of the outstanding principal amount of the Loans or any Affiliate thereof or (ii) any other financial institution consented to by the Borrower (provided that the consent of the Borrower shall not be required to the extent a payment or bankruptcy Event of Default has occurred and is continuing). If a successor Administrative Agent has not been appointed on or before the effectiveness of the resignation of the resigning Administrative Agent (or such earlier date as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the resigning Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint any Person reasonably chosen by it as the successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective on the Resignation Effective Date.
(b)Effective from the Resignation Effective Date, (i) the resigning Administrative Agent shall be discharged from its duties and obligations under the Loan Documents to the extent set forth in the applicable resignation notice, (ii) the Majority Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the resigning Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to (x) any actions taken or omitted to be taken while such resigning Administrative Agent was, or because the Administrative Agent had been, validly acting as the Administrative Agent under the Loan Documents or (y) any continuing duties such resigning Administrative Agent will continue to perform, and (iv) subject to its rights under Section 12.04, the resigning Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as the Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as the Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the resigning Administrative Agent under the Loan Documents.
12.10Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release, and the Administrative Agent hereby agrees, (or, in the case of Section 12.10(b), release or subordinate) the following:
(a)any Subsidiary of the Borrower from its guaranty of any Obligation of any Obligor (i) if such Subsidiary ceases to be a Subsidiary of such Obligor as a result of a transaction permitted under and in accordance with the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to Guaranty any Obligations pursuant to Section 8.11(a) or (ii) upon (x) termination of the Commitments and (y) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made); and
(b)any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is disposed of by an Obligor as a result of a transaction permitted under and in accordance with the Loan Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien described in Section 9.02(c) or (j), and (iii) all of the Collateral and all Obligors, upon (x) termination of the Commitments and (y) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made).

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guarantees and Liens when and as directed in this Section 12.10 and deliver to the Borrower, at the expense of the Borrower, any portion of such Collateral so released pursuant to this Section 12.10 that is in possession of the Administrative Agent. In addition, in connection with any Permitted Licenses, each Lender hereby authorizes Administrative Agent to, and at the request of the Borrower, the Administrative Agent shall, negotiate and enter into a non-disturbance agreement and other similar agreements in form and substance reasonably satisfactory to Administrative Agent.
Notwithstanding the foregoing or anything to the contrary herein, (i) the release of any Obligor from its guaranty of any Obligations under this Section 12.10 or otherwise hereunder shall only be permitted if any such permitted transaction or series of related transactions is not consummated for the primary purpose of effecting a release of such Obligor from its Obligations under the Loan Documents in accordance with the terms hereof, and (ii) the Administrative Agent may not effect a release of any Obligor that ceases to be an Obligor due solely to a disposition of Equity Interests in (or issuance of Equity Interests by) such Obligor, unless in the case of this clause (ii) the transaction related to such release is a disposition of Equity Interests for fair market value to an unaffiliated third party and for a bona fide primary business purpose.
12.11Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Section 12 and the decisions and actions of the Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 12.08 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Proportionate Share or similar concept, (ii) each of the Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

12.12[Reserved].
12.13Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relating to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any other Obligor) shall be entitled and empowered (but not obligated) by intervention or such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the

Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 14.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator, examiner or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Section 14.03.

12.14Acknowledgements of Lenders.

(a)If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than five Qatari Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. Notwithstanding the foregoing, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five (5) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient.
(b)Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) or (z) that such Lender or other such recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge such error) use commercially reasonable efforts to notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.14(b)(ii).
(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under the preceding clause (a) above.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the preceding clause (a) above, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 12.14(g) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 13.
GUARANTY
13.01The Guaranty. The Guarantors hereby unconditionally jointly and severally guarantee to the Administrative Agent and the Lenders, and their successors and assigns, the full and punctual payment in full or performance (whether at stated maturity, by acceleration or otherwise) of the Obligations, including (i) principal of and interest on the Loans, (ii) all fees and other amounts and Obligations from time to time owing to the Administrative Agent and the Lenders by the Borrower and each other Obligor under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof and (iii) the punctual and faithful performance, keeping, observance and fulfillment by the Borrower and Guarantors of all the agreements, conditions, covenants and obligations of the Borrower and Guarantors contained in the Loan Documents (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if the Borrower or any other Obligor shall fail to pay any amount in full when due or perform any such obligation (whether at stated maturity, by acceleration or otherwise), the Guarantors will promptly pay the same or perform such obligation at the place and in the manner specified herein or in the relevant Loan Document, as the case may be, without any demand or notice whatsoever, and that in the case of any extension of time of payment or performance or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full or performed when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
13.02Obligations Unconditional. The obligations of the Guarantors under Section 13.01 shall constitute a guaranty of payment and performance and not of collection and are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by all applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, but subject to Section 14.04, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;
(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be extended, modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(d)any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected or preserved;
(e)any modification or amendment of or supplement to this Agreement or any other Loan Document, including any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;
(f)any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations, or any Insolvency Proceeding or other similar proceeding affecting the Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations (other than the satisfaction of the Termination Conditions);
(g)the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any other Guarantor or any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that, notwithstanding any other provisions in this Guaranty, nothing in this Guaranty shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(h)the unenforceability or invalidity of the Guaranteed Obligations or any part thereof or the lack of genuineness, enforceability or validity of any agreement relating thereto or with respect to the Collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower, any Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason, related to this Agreement or any other Loan Document, or any provision of applicable Law, decree, order or regulation of any jurisdiction purporting to prohibit the payment of any of the Guaranteed Obligations by the Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations;
(i)the disallowance, under any state or federal bankruptcy, insolvency or similar law, of all or any portion of the claims of the Secured Parties or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;
(j)the failure of any other guarantor to sign or become party to this Agreement or any amendment, change, or reaffirmation hereof;

(k)any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any Collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations; or
(l)any other act or omission to act or delay of any kind by the Borrower, such Guarantor, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 13.02, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder (other than the satisfaction of the Termination Conditions).
The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever (except if such notice is specifically required to be given to such Guarantor under this Guaranty or under the other Loan Documents), and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower or any other Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
13.03Discharge Only Upon Payment in Full. Subject to any prior release herefrom of any Guarantor by the Administrative Agent in accordance with (and pursuant to authority granted to the Administrative Agent under) the terms of this Agreement, each Guarantor’s obligations hereunder shall remain in full force and effect until all of the Guaranteed Obligations shall have been paid in full in cash (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made), and all other financing arrangements among the Borrower or any Guarantor and the Secured Parties under or in connection with this Agreement and each other Loan Document shall have terminated (herein, the “Termination Conditions”), and until the prior and complete satisfaction of the Termination Conditions all of the rights and remedies under this Guaranty and the other Loan Documents shall survive. Notwithstanding the foregoing, the Administrative Agent hereby agrees to release any Subsidiary of the Borrower from its guaranty of any Obligation of any Obligor if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of as a result of a transaction permitted under and in accordance with the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guarantee any Obligations pursuant to Section 8.12(a).
1.04Additional Waivers; General Waivers.
(a)Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:
(i)any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;
(ii)(A) notice of acceptance hereof; (B) notice of any other financial accommodations made or maintained under the Loan Documents or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (F) notice of any

Event of Default; and (G) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or under the other Loan Documents) and demands to which each Guarantor might otherwise be entitled;
(iii)its right, if any, to require the Administrative Agent and the Secured Parties to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the Secured Parties now have or may hereafter have against, any other guarantor of the Guaranteed Obligations or any third party, or against any Collateral provided by such other guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any other guarantor of the Guaranteed Obligations or by reason of the cessation from any cause whatsoever of the liability of any other guarantor of the Guaranteed Obligations in respect thereof;
(iv)(A) any rights to assert against the Administrative Agent and the Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any other guarantor of the Guaranteed Obligations or any third party liable to the Administrative Agent and the Secured Parties; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the Secured Parties’ rights or remedies against any other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the Secured Parties of the Guaranteed Obligations; (3) any discharge of the obligations of any other guarantor of the Guaranteed Obligations to the Administrative Agent and the Secured Parties by operation of law as a result of the Administrative Agent’s and the Secured Parties’ intervention or omission (other than upon satisfaction of the Termination Conditions); or (4) the acceptance by the Administrative Agent and the Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and
(v)any defense arising by reason of or deriving from (A) any claim or defense based upon an election of remedies by the Administrative Agent and the other Secured Parties; or (B) any election by the Administrative Agent and the other Secured Parties under any provision of any state or federal bankruptcy, insolvency or similar law to limit the amount of, or any Collateral securing, its claim against the Guarantors.
(b)General Waivers. Each Guarantor irrevocably waives, to the fullest extent permitted by Law, any notice not provided for herein or in the other Loan Documents.
(c)Brazilian Guarantors. For the avoidance of doubt and notwithstanding the fact that the Guaranteed Obligations of each Brazilian Guarantor under this Agreement are governed by the Laws of the State of New York, each Brazilian Guarantor hereby irrevocably and unconditionally waives the benefits of Articles 827, 829, 830, 834, 835, 837, 838 and 839 of Law No. 10,406, of January 10, 2002 and Articles 130 and 794 of Law No. 10,105, of March 16, 2015.
13.05Reinstatement. The obligations of the Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is at any time rescinded, annulled, avoided, set aside, invalidated, declared to be fraudulent or must be otherwise restored or repaid by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization, equitable cause or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission, repayment or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any state or federal bankruptcy, insolvency or similar law. The provisions of this Section 13.05 shall survive termination of this Guaranty.
13.06Subrogation. The Guarantors hereby jointly and severally agree that, until the prior and complete satisfaction of all Termination Conditions, they (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Secured Parties or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and each Guarantor waives any benefit of, and any right to participate in, any security or Collateral that may from time to time be given to the Secured Parties and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Secured Parties. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to complete satisfaction of the Termination Conditions, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set-off that such Guarantor may have prior to the complete satisfaction of the Termination Conditions, and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until all Termination Conditions are satisfied in full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.06.
13.07Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and the Administrative Agent and the Lenders, on the other hand, the obligations of the Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition, including any such stay upon an Insolvency Proceeding, preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 13.01.
13.08Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Administrative Agent and the Lenders, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.
13.09Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
13.10Contribution with Respect to Guaranteed Obligations.

(a)To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s Allocable Amount (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the prior and complete satisfaction of the Termination Conditions, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Agreement without rendering such claim voidable or avoidable under any state or federal bankruptcy, insolvency or similar law or other applicable Law.

(c)This Section 13.10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 13.10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Guarantors against other Guarantors under this Section 13.10 shall be exercisable only upon the prior and complete satisfaction of the Termination Conditions.

13.11General Limitations on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 13.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Administrative Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
13.12Limitations Applicable to Belgian Obligors.
(a)The total liability of a Belgian Obligor for the Obligations of any other Obligor (other than its Subsidiaries) under the Loan Documents shall at all times be limited to an amount (without double counting) not exceeding the sum of:

(i)the aggregate of all principal amounts, either directly or through one or more other Obligors (through intra-group loans or otherwise and whether retained for its own purposes or on-lent) made available to such Belgian Obligor (or its direct or indirect Subsidiaries) under any intra-group arrangement (including through the subscription of debt instruments) using proceeds made available pursuant to this Agreement; plus

(ii)ninety-five percent (95%) of such Belgian Obligor’s own net assets (netto actief/actif net) (as determined in accordance with article 5:142 or 7:212 of the Belgian Code of Companies and Associations (as applicable) and accounting principles generally accepted in Belgium and ignoring the Guaranty of such Belgian Obligor) as shown by its most recent audited unconsolidated annual financial statements at the date on which the demand is made on it.
(b)No Belgian Obligor shall be liable for the Obligations of any other Obligor under the Loan Documents to the extent that such liability would result in such guarantee constituting unlawful financial assistance within the meaning of article 5:152 or 7:227 of the Belgian Code of Companies and Associations (as applicable), or any equivalent and applicable provisions in any relevant jurisdiction.

13.13German Limitations on Guarantee Obligations.
(a)In this Section 13.13:
“Auditors’ Determination” shall have the meaning ascribed to that term in paragraph (e) below.
“Enforcement Notice” shall have the meaning ascribed to that term in paragraph (d) below.
“German Guarantor” means any Guarantor incorporated in Germany as (x) a limited liability company (Gesellschaft mit beschränkter Haftung - GmbH) (a “German GmbH Guarantor”) or (y) a limited partnership (Kommanditgesellschaft) with a limited liability company as general partner (a “German GmbH & Co. KG Guarantor”) in relation to whom the Secured Parties (or the Administrative Agent) intend to demand payment under the Guaranty.
“Guaranteed Obligor” shall have the meaning ascribed to that term in paragraph (b) below.
“Management Determination” shall have the meaning ascribed to that term in paragraph (d) below.
“Net Assets” means the relevant company’s assets (Section 266 para.(2) A, B, C, D and E German Commercial Code (Handelsgesetzbuch)), less the aggregate of its liabilities (Section 266 para. (3) B (but disregarding any accruals (Rückstellungen) in respect of a potential enforcement of the Guaranty), C, D and E German Commercial Code), the amount of profits (Gewinne) not available for distribution to its shareholders in accordance with sections 253 para. 6, 268 para. 8 and 272 para. 5 German Commercial Code and the amount of its stated share capital (Stammkapital).
(b)Each Secured Party agrees not to enforce the Guaranty if and to the extent that Guaranty secures any liability of an Obligor which is an Affiliate of a German Guarantor (other than that German Guarantor’s wholly-owned Subsidiaries) (the “Guaranteed Obligor”) and if and to the extent that a payment under the Guaranty would cause that German Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partners’) or any of its direct or indirect holding company’s (in form of a German GmbH or GmbH & Co. KG which is not a relevant Obligor) Net Assets (determined pursuant to paragraphs (c), (d) and/or (e) below) to be reduced below zero, or further reduced if already below zero.

(c)For the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:
(i)the amount of any increase of the stated share capital (Erhöhungen des Stammkapitals) of the relevant German Guarantor after the date hereof that has been effected without the prior written consent of the Administrative Agent, shall be deducted from the stated share capital; and
(ii)contractual liabilities incurred by the relevant German Guarantor in negligent or willful violation of the Loan Documents shall be disregarded.
(d)The relevant German Guarantor shall deliver to the Secured Parties (or the Administrative Agent), within 30 Business Days after receipt from the Administrative Agent of a notice stating that the Administrative Agent intends to demand payment under the Guaranty (the “Enforcement Notice”), its up-to-date balance sheet, or in the case of a German GmbH & Co. KG Guarantor its and its general partner’s balance sheet, together with a detailed calculation of the amount of its Net Assets taking into account the adjustments set forth in paragraph (c) above (the “Management Determination”). The Management Determination shall be prepared as of the date of receipt of the Enforcement Notice.
(e)Following the Administrative Agent’s receipt of the Management Determination, upon request by the Administrative Agent (acting reasonably), the relevant German Guarantor shall deliver to the Secured Parties (or the Administrative Agent) within 30 Business Days of such request its up-to-date balance sheet, or in the case of a German GmbH & Co. KG Guarantor its and its general partner’s balance sheet, drawn-up by its auditor together with a detailed calculation of the amount of the Net Assets taking into account the adjustments set forth in paragraph (c) above (the “Auditors’ Determination”). Such balance sheet and Auditors’ Determination shall be prepared in accordance with the accounting principles as consistently applied. The Auditors’ Determination shall be prepared as of the date of receipt of the Enforcement Notice.
(f)The Administrative Agent shall be entitled to demand payment under the Guaranty in an amount which would, in accordance with the Management Determination or, if applicable and taking into account any previous enforcement in accordance with the Management Determination, the Auditors’ Determination, not cause the German Guarantor’s Net Assets, or in the case of a German GmbH & Co. KG Guarantor, its general partner’s Net Assets, to be reduced below zero or further reduced if already below zero. If and to the extent that the Net Assets as determined by the Auditors’ Determination are lower than the amount enforced (i) in accordance with the Management Determination or (ii) without regard to the Management and/or Auditors’ Determination, the Administrative Agent shall release to the relevant German Guarantor (or in case of a German GmbH & Co. KG Guarantor to its general partner) such excess enforcement proceeds.
(g)The restriction under paragraph (b) above shall not apply:
(i)to the extent that the Guaranty secures (A) any Loans that are on-lent, actually disbursed to the relevant German Guarantor or any of its Subsidiaries and not repaid or (B) any guarantees issued under this Agreement for the benefit of the relevant German Guarantor or any of its Subsidiaries which are not returned, in each case if and to the extent that the relevant German Guarantor is able to set-off its recourse claims (if any) against the loan obligation in respect of the amounts on-lent to it;
(ii)if the relevant German Guarantor (as dominated entity) is subject to a domination and/or profit transfer agreement (Beherrschungs- und/oder

Gewinnabführungsvertrag) (a “DPTA”) with the Guaranteed Obligor, whether directly or indirectly through a chain of DPTAs between each company and its shareholder (or in case of a German GmbH & Co. KG Guarantor between its general partner and its shareholder) and has a fully recoverable compensation claim (Verlustausgleichsanspruch) pursuant to Section 302 German Stock Corporation Act against its dominating entity; or
(iii)if and to extent the relevant German Guarantor has on the date of enforcement of the Guaranty a fully recoverable indemnity or claim for refund (“vollwertiger Gegenleistungs- oder Rückgewähranspruch”) against its shareholder or the Guaranteed Obligor.
Section 14.
MISCELLANEOUS
14.01No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
14.02Notices.
(a)All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) or in the other Loan Documents shall be given or made in writing (including by telecopy or email) delivered, if to the Borrower, another Obligor, the Administrative Agent or any Lender, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).
(b)Notwithstanding anything in this Section 14.02 to the contrary, any notice, request, instruction, direction or other communication provided for herein and addressed to a QIA Lender (a “QIA Lender Notice”) shall be effective only if such QIA Lender Notice is (a) delivered either personally by hand or by an international courier service providing delivery service in Qatar to the address of such QIA Lender set forth in this Agreement under the signature pages hereto and, in each case (b) confirmed by email to such QIA Lender’s email addresses listed under the signature pages hereto; provided that (i) all such email addresses listed under the signature pages hereto for copy are copied and (ii) a “failed delivery” message is not received by the sender from such QIA Lender’s primary email addresses listed under the signature pages hereto. Delivery shall be deemed effective only if completed by 1:30 p.m. on a day in which banks are open for business in Qatar (a “Qatari Business Day”) or on the following Qatari Business Day if completed later.
14.03Expenses, Indemnification, Etc.
(a)Expenses. Each Obligor, jointly and severally, agrees to pay or reimburse within ten (10) Business Days of receipt of a reasonably detailed invoice (i) the Administrative Agent and the Lenders and their respective Affiliates for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees, expenses, charges and disbursements of Sullivan & Cromwell LLP, counsel to the Administrative Agent and the Lenders, the fees (if necessary) of a single firm of local counsel, a single firm of regulatory counsel, and any additional counsel necessary as a result of any conflicts for both of the Administrative Agent and the Lenders in each relevant material jurisdiction, and any sales, goods and services or other similar Taxes applicable thereto, and reasonable and documented printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs (including, without limitation, costs of the administration of this Agreement and the other Loan Documents) and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); provided, that, in the case of such expenses on the Closing Date, the amount of such expenses obligated to be paid by the Obligors shall be net of any amounts previously paid by the Borrower to the Administrative Agent or any Lender as a deposit against such fees, costs and expenses and (ii) each of the Administrative Agent and the Lenders for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of any legal counsel) in connection with the enforcement, exercise or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section 14.03, or in connection with the Loans made hereunder, including such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default.
(b)Indemnification. Each Obligor, jointly and severally, hereby indemnifies the Administrative Agent (and any sub-agent thereof), the Lenders and their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind including reasonable and documented out-of-pocket fees and disbursements of any counsel for each Indemnified Party (limited to, at most, two legal counsels in each relevant jurisdiction, one for each of (A) the Administrative Agent and the Lenders that are not QIA Lenders and (B) the QIA Lenders), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to (i) this Agreement or any of the other Loan Documents or the Transactions, (ii) any use made or proposed to be made with the proceeds of the Loans, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Obligor or any of its Subsidiaries, or (iv) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether or not such investigation, litigation or proceeding is brought by any Obligor, any of its Subsidiaries, shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is (i) found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or (ii) is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from a claim brought by any Obligor against an Indemnified Party for material breach in bad faith or reckless disregard of such Indemnified Party’s obligations hereunder or under any other Loan Document. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. None of the Administrative Agent and the Lenders shall assert any claim against any Obligor, their Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. Notwithstanding the foregoing in this Section 14.03(b), the Obligors shall not be liable for any settlement of any proceeding effected without the Obligors’ consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Obligors’ written consent, or if there is a judgment against an Indemnified Party in any such proceeding, the Obligors shall indemnify and hold harmless each Indemnified Party to the extent and in the manner set forth above. The Obligors shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding against such Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (a) such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of, or arise out of, such proceeding and (b) such settlement does not include any statement as to, or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnified Party. This Section shall not apply with respect to (x) Taxes other than Taxes relating to a non-Tax Claim or Loss governed by this Section 14.03(a) and (y) yield protection matters covered by Section 5.01, which shall be governed exclusively by Section 5.01.
14.04Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and any other Loan Document may be modified or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent, the Majority Lenders, and solely in the case of amendments to Section 13, the Subsidiary Guarantors; provided that:
(a)any such modification or supplement that is disproportionately adverse to any Lender as compared to other Lenders or subjects any Lender to any additional obligation shall not be effective without the consent of such affected Lender;
(b)the consent of all of the Lenders shall be required to:
(i)amend, modify, discharge, terminate or waive any of the terms of this Agreement or any other Loan Document (including by modifying any defined term used therein or any provision referenced therein) if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans or Commitment, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal (it being understood that the waiver of any prepayment of Loans shall not constitute an extension of any date fixed for payment of principal), interest or other amounts payable relating to the Loans, extend the repayment dates of the Loans, modify the Commitments, modify the definition of “Proportionate Share” or extend the Commitment Termination Date; provided, for the avoidance of doubt, that any waiver or amendment relating to an Event of Default or Default arising out of a breach or prospective breach of the Minimum Gross Sales Covenant shall only require the consent of the Majority Lenders;
(ii)amend, modify, discharge, terminate or waive any Security Document or Guarantee if the effect is to release all or substantially all of the Collateral, or to release all or substantially all of the value of the Guarantee, subject thereto other than pursuant to the terms hereof or thereof; or
(iii)amend this Section 14.04 or the definition of “Majority Lenders”.
Notwithstanding anything to the contrary herein, (A) the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document (1) to cure any factual or typographical error, omission, defect or inconsistency therein, (2) to grant a new Lien for the benefit of the Lenders, extend an additional Lien over additional property for the benefit of the Lenders or join additional Persons as Obligors, or (3) in connection with the implementation of the requirements of Section 8.17(g) and (B) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

14.05Successors and Assigns.
(a)General. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto or thereto and their respective successors and assigns permitted hereby or thereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder (except in connection with an event permitted under Section 9.03) without the prior written consent of each Lender. Any Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents to an assignee in accordance with the provisions of Section 14.05(b), (ii) by way of participation in accordance with the provisions of Section 14.05(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.05(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.05(e) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lender. Any Lender may at any time assign to any Person that is not a Disqualified Lender or Defaulting Lender (or, if an Event of Default has occurred and is continuing, to any Person that is not a Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) and the other Loan Documents; provided that no such assignment shall be made to any Obligor, any Affiliate of any Obligor, any employees or directors of any Obligor at any time and no such assignment shall be made without the prior written consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed; provided that no such assignment shall be made without the prior written consent of the Borrower, not to be unreasonably withheld, conditioned or delayed, unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to (A) a Lender or an Affiliate of a Lender or such Lender’s or Affiliate’s managed funds or accounts or (B) an Approved Lender; provided, further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof. Subject to the recording thereof by the Administrative Agent pursuant to Section 14.05(d), and to receipt by the Administrative Agent of a processing and recordation fee in the amount of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) from and after the date such Assignment and Assumption is recorded in the Register, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lender under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of

Section 5 and Section 14.03. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this Section 14.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.05(e). If an assignee is not a Lender, the assignee shall provide the Administrative Agent with all “know your customer” documents requested by the Administrative Agent pursuant to anti-money laundering rules and regulations.
(c)Amendments to Loan Documents. Each of the Administrative Agent, the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Administrative Agent, the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 14.05.
(d)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.
(e)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person, a Defaulting Lender or any Obligor or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection therewith. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment (it being understood and agreed that a waiver of any condition precedent set forth in Section 6.02 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered an increase of any Commitment), (ii) extend the date fixed for the payment of principal (excluding mandatory prepayments) of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest (other than a waiver of default interest). Subject to Section 14.05(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 or 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.05(b); provided that such Participant (i) shall not be entitled to such benefits unless such Participant agrees, for the benefit of the Borrower, to comply with the documentation requirements of Section 5.03(f)(v) as if it were a Lender and complies with such requirements, (ii) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under Section 14.05(b) and (iii) shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.03(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 5.01 or 5.03 than such Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(g)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Proportionate Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Proportionate Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(i)Preservation of Collateral. The benefit of the Collateral and of the Security Documents shall automatically transfer to any assignee or transferee (by way of novation or otherwise) of part or all of the obligations expressed to be secured by the Collateral. For the purpose of article 1278 and article 1281 of the Belgian Civil Code (and, to the extent applicable, any similar provisions of foreign law), the Administrative Agent, the other Secured Parties and each of the Obligors hereby expressly reserve the preservation of the Collateral and of the Security Documents in case of assignment, novation, amendment or any other transfer or change of the obligations expressed to be secured by the Collateral (including, without limitation, an extension of the term or an increase of the amount of such obligations or the granting of additional credit) or of any change of any of the parties to this Agreement or any other Loan Document.
(j)Waiver of priority. Any person who becomes a Lender expressly waives any priority of ranking that they may have in connection with the Loan Documents pursuant to article 4 of the Belgian Act of 3 August 2012 on various measures to facilitate the mobilisation of receivables in the financial sector.
14.06Survival. The obligations of the Borrower under Sections 5.01, 5.03, 14.03, 14.05, 14.06, 14.09, 14.10, 14.11, 14.12, 14.13 and 14.14 and the obligations of the Guarantors under Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of the Lenders’ assignment of any interest in the Commitments or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a Borrowing Notice, herein or pursuant hereto shall survive the making of such representation and warranty.
14.07Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
14.08Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts (including electronic imaging means), all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
14.09Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

14.10Jurisdiction, Service of Process and Venue.
(a)Submission to Jurisdiction. Each party hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against such other party in any way relating to this Agreement or any Loan Document (unless indicated otherwise in the relevant Loan Document) or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.02. As an alternative method of service, each Obligor (other than any Obligor organized or formed in the United States or Brazil) also irrevocably appoints Neeta Toprani, General Counsel (the “Process Agent”) with a mailing address on the date hereof at 1187 Coast Village Road Suite 1-402 Santa Barbara, CA 93108, as its agent to receive on behalf of such Obligor and its property service of copies of any process, summons, notice or document in any such action, litigation or proceeding. Such service may be made by mailing or delivering a copy of such process to such Obligor in care of the Process Agent (with a copy (which shall not constitute notice) to be delivered to O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, Attention: Jennifer Taylor, jtaylor@omm.com; provided that failure to deliver such copy shall not make any service under this Section 14.10(b) ineffective), and each Obligor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Obligor irrevocably consents and agrees that service of any process, summons, notice or document in any such action, litigation or proceeding shall automatically be deemed effective upon such Obligor upon the earlier of (x) in the case of a document sent by overnight mail, one Business Day following the mailing of such document to the foregoing address, (y) in the case of a document sent by first class mail, three Business Days following the mailing of such document to the foregoing address and (z) the receipt by the Process Agent of such document. Each Obligor covenants and agrees that it shall maintain its appointment of the Process Agent and shall keep the Administrative Agent advised of the identity and location of the Process Agent; provided, that if at any time the Process Agent is no longer employed by the Borrower, each Obligor shall appoint a successor Process Agent with the same mailing address, which Process Agent shall be an officer of the Borrower acceptable to the Administrative Agent. If no successor Process Agent is appointed in accordance herewith, each Obligor irrevocably consents and agrees that service sent to the above mailing address shall nonetheless be effective as set forth herein. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. With respect to the Brazilian Guarantors, service of process has to be made via letters rogatory, as provided for in Law No. 10,105, of March 16, 2015.
(c)Waiver of Venue, Etc. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.

14.11Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
14.12Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.
14.13Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements and any letters of intent. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH ADMINISTRATIVE AGENT OR THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
14.14Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof. Without limiting the foregoing provisions of this Section 14.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by the Bankruptcy Code, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, examinership, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
14.15No Fiduciary Relationship. The Borrower acknowledges that the Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.
14.16Confidentiality.
(a)The Administrative Agent and each Lender agree to keep confidential, and not disclose to any Person all non-public information provided to them by or on behalf of any Obligor pursuant to this Agreement that is designated by such Obligor as confidential in accordance with its customary procedures for handling its own confidential information; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) to the Administrative Agent, any other Lender, any Affiliate of a Lender or subject to an agreement to comply with the provisions of this Section, any assignee permitted under Section 14.05(b), (ii) subject to an agreement to comply with the provisions of this Section, to any actual or prospective direct or indirect counterparty to any Hedging Agreement (or any professional advisor to such counterparty), (iii) to its employees, officers, directors or agents (provided that such Persons were informed of the confidential nature of such confidential information and instructed to keep such information confidential), or its attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (provided that such Persons were informed of the confidential nature of such confidential information and instructed to keep such information confidential or are otherwise subject to professional obligations to maintain the confidentiality of such confidential information) (collectively, its “Related Parties”), (iv) upon the request or demand of any Governmental Authority or any Regulatory Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (vi) if requested or required to do so in connection with any litigation or similar proceeding, (vii) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 14.16), (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (ix) in connection with the exercise of any remedy hereunder or under any other Loan Document, (x) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Loans or (xi) to any other party hereto; provided that, in the case of disclosure pursuant to clause (iv), (v) and (vi) above, the Administrative Agent or applicable Lender, as applicable, shall promptly provide notice to the Borrower to the extent reasonable and not prohibited by Law or any applicable Governmental Authority.
(b)Notwithstanding any provision of this Agreement otherwise requiring any QIA Lender to provide any information or documents to any Loan Party or any third party, such QIA Lender shall be entitled to withhold, edit, redact and/or otherwise limit disclosure of any such information or documents on the grounds of national security and/or financial or economic sensitivity and such QIA Lender shall have no liability whatsoever and shall be free and harmless from any claims whatsoever for exercising its rights pursuant to this Section 14.16(b).
14.17Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Administrative Agent and the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.
14.18Judgment Currency.

(a)If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase Dollars with such other currency at the buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.
(b)The obligations of the Obligors in respect of any sum due to the Administrative Agent hereunder and under the other Loan Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss. If the amount of Dollars so purchased exceeds the sum originally due to the Administrative Agent in Dollars, the Administrative Agent shall remit such excess to the Borrower.
14.19USA PATRIOT Act. The Administrative Agent and the Lenders hereby notify the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), they are required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other information that will allow such Person to identify such Obligor in accordance with the Patriot Act.
14.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any the applicable Resolution Authority.

14.21Certain ERISA Matters.
(a)Each Person that becomes party hereto after the date hereof as a Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Employee Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Notes or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Notes and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Notes and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Notes and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Notes and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender making the representation in clause (a) or (2) a Lender making the representation in clause (a) has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent or its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Notes and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Documents or any documents related hereto or thereto).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ESTABLISHMENT LABS HOLDINGS INC., a BVI business company incorporated under the laws of the British Virgin Islands

By:	s/Juan José Chaćon Quirós
	Name:	Juan José Chaćon Quirós
	Title:	Chief Executive Officer

Address for Notices:

1187 Coast Village Road Suite 1-402
Santa Barbara, CA 93108

With a copy to (which shall not constitute notice):

Establishment Labs Holdings Inc.
Building B25
Coyol Free Zone
Alajuela, Costa Rica

Attn: Raj Denhoy and Neeta Toprani
Tel.: +506-2434-2400
Email: rdenhoy@establishmentlabs.com,
ntoprani@establishmentlabs.com,
legal@establishmentlabs.com

With a copy to (which shall not constitute notice):

O’Melveny & Myers LLP
610 Newport Center Drive
17th Floor
Newport Beach, CA 92660

Attn: Shelly Heyduk
Tel.: +1-949-823-6900
Email: sheyduk@omm.com

[Signature Page – Credit Agreement and Guaranty]

SUBSIDIARY GUARANTORS:

ESTABLISHMENT LABS SOCIEDAD ANONIMA, a company incorporated under the laws of Costa Rica

By:	s/ Juan José Chaćon Quirós
	Name:	Juan José Chaćon Quirós
	Title:	Secretary

EUROPEAN DISTRIBUTION CENTER MOTIVA BV, a Belgium besloten vennootschap

By:	s/	Juan José Chaćon Quirós
	Name:	Juan José Chaćon Quirós
	Title:	Director

ESTABLISHMENT LABS BRASIL PRODUTOS PARA SAUDE LTDA., a Brazil limited liability company

By:	s/ Mariana De Castro Bonatto
	Name:	Mariana De Castro Bonatto
	Title:	Director

JAMM TECHNOLOGIES, INC., a Delaware corporation

By:	s/ Juan José Chaćon Quirós
	Name:	Juan José Chaćon Quirós
	Title:	Director

[Signature Page – Credit Agreement and Guaranty]

MOTIVA USA LLC, a Delaware limited liability company

By:	s/ Juan José Chaćon Quirós
	Name:	Juan José Chaćon Quirós
	Title:	Director

[Signature Page – Credit Agreement and Guaranty]

Addresses for Notices for all Subsidiary Guarantors:

c/o Establishment Labs Holdings Inc.
1187 Coast Village Road Suite 1-402
Santa Barbara, CA 93108

With a copy to (which shall not constitute notice):

Establishment Labs Holdings Inc.
Building B25
Coyol Free Zone
Alajuela, Costa Rica
Attn: Raj Denhoy and Neeta Toprani
Tel.: +506-2434-2400
Email: rdenhoy@establishmentlabs.com,
ntoprani@establishmentlabs.com,
legal@establishmentlabs.com

With a copy to (which shall not constitute notice):

O’Melveny & Myers LLP
610 Newport Center Drive
17th Floor
Newport Beach, CA 92660
Attn: Shelly Heyduk and Jennifer Taylor
Tel.: +1-949-823-6900
Email: sheyduk@omm.com
jtaylor@omm.com

[Signature Page – Credit Agreement and Guaranty]

ADMINISTRATIVE AGENT:

OAKTREE FUND ADMINISTRATION, LLC

By:	Oaktree Capital Management, L.P.
Its:	Managing Member

By:	s/ Jessica Dombroff
	Name:	Jessica Dombroff
	Title:	Vice President

By:	s/ Maria Attaar
	Name:	Maria Attaar
	Title:	Vice President

Address for Notices:
Oaktree Fund Administration, LLC
333 S. Grand Avenue, 28th Fl.
Los Angeles, CA 90071
Attn:    Oaktree Agency
Email:    Oaktreeagency@alterdomus.com

With a copy (which shall not constitute notice) to:
Oaktree Capital Management, L.P.
333 S. Grand Avenue, 28th Fl.
Los Angeles, CA 90071
Attn: Aman Kumar
Email: AmKumar@oaktreecapital.com

With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn: Ari Blaut
Email: blauta@sullcrom.com

[Signature Page – Credit Agreement and Guaranty]

[Signature Page – Credit Agreement and Guaranty]

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [     ] (the “Assignor”) and [     ] (the “Assignee”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor[s]:

2.Assignee[s]:

[Assignee is an Affiliate of [identify Lender]]

3.Borrower: Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company
EXHIBIT A

number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands

4.Administrative Agent: Oaktree Fund Administration, LLC
5.Credit Agreement: Credit Agreement and Guaranty, dated as of April 26, 2022, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, among the Borrower, certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the Lenders from time to time party thereto and the Administrative Agent.

6.Assignee’s jurisdiction of tax residence:

7.Assigned Interest[s]:

Assignor[s] [1]	Assignee[s] [2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
		$	$	%
		$	$	%
		$	$	%

[Signature Page Follows]

Effective Date:          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

1     List each Assignor, as appropriate
2     List each Assignee, as appropriate
3     Set forth, to at last 9 decimals, as a percentage of the Loans of all Lenders thereunder.
EXHIBIT A

By:          Name:          Title:     .
ASSIGNEE

[NAME OF ASSIGNEE]

By:      Name:      Title:

Consented to and Accepted:

Oaktree Fund Administration, LLC,
as Administrative Agent
By:
Name:          Title:

[Consented to and Accepted:4

Establishment Labs Holdings Inc.,
as Borrower
By:
Name:          Title:     ]
4     The consent of the Borrower is required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to (A) a Lender or an Affiliate of a Lender or such Lender’s or Affiliate’s managed funds or accounts or (B) an Approved Lender; provided, that the Borrower shall be deemed to have consented to any assignment pursuant Section 14.05(b) of the Credit Agreement unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof.
EXHIBIT A

ANNEX 1
STANDARD TERMS AND CONDITIONS
1.Representations and Warranties.
1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or other Person of any of their respective obligations under any Loan Document.

1.2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 8.01(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment or Assumption directly between themselves.

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute
[Annex 1 to Assignment and Assumption]
EXHIBIT A-133

one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission (e.g., PDF format) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

[Annex 1 to Assignment and Assumption]
EXHIBIT A-134

EXHIBIT B
FORM OF BORROWING NOTICE
Date : [•]
To:    Oaktree Fund Administration, LLC,
as Administrative Agent
333 S. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attention: Aman Kumar
Attention: Oaktree Agency
Email: AmKumar@oaktreecapital.com
Email: oaktreeagency@alterdomus.com
    Re: Borrowing under the Credit Agreement
    Ladies and Gentlemen:
The undersigned, Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), refers to the Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you irrevocable notice, pursuant to Section 2.02 of the Credit Agreement, of the Tranche[s] [A][B][C][D] Borrowing of the Loan specified herein:
1.The Applicable Funding Date is [•].5
2.The amount of the proposed Borrowing is $[     ].6
3.The payment instructions with respect to the funds to be made available to the Borrower are as follows:

Bank name:
Bank Address:
Routing Number:
Account Number:

[Signature Page Follows]
5     Pursuant to Section 2.02 of the Credit Agreement, this Borrowing Notice must be delivered to the Administrative Agent prior to 11:00 am (Eastern time) at least five (5) Business Days prior to any Applicable Funding Date (or such shorter period agreed by the Lenders).
6     This amount should match the full commitment amount of the respective Tranche.

EXHIBIT B-1

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Notice to be duly executed and delivered as of the day and year first above written.

BORROWER:

ESTABLISHMENT LABS HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Borrowing Notice for Tranche [A][B][C][D]]
EXHIBIT B-2

EXHIBIT C
FORM OF FUNDING DATE CERTIFICATE
TRANCHE [A][B][C][D] FUNDING DATE CERTIFICATE
FOR
ESTABLISHMENT LABS HOLDINGS INC.
[•], 20[•]
Reference is made to that certain Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.
I, [•], am a duly elected or appointed Responsible Officer of the Borrower, and do hereby certify, on behalf of the Borrower, solely in my capacity as Responsible Officer of the Borrower and not in my individual capacity or with any personal liability, as follows:
1.Immediately before and after giving effect to the borrowing on the Applicable Funding Date, (i) the representations and warranties set forth in each Loan Document are true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties are true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties are true and correct in all respects) on and as of such earlier date and (ii) no event has occurred and is continuing[, or would result from the making of Loans or the consummation of any Transactions contemplated to occur on the Applicable Funding Date,]7 that would constitute a Default or an Event of Default.
2.Since December 31, 2021, no event, circumstance or change has occurred that has caused or would reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change, both before and after giving effect to the Loans to be made on the date hereof.
3.The [Tranche A][Tranche B][Tranche C][Tranche D] Funding Condition has been satisfied as set forth on the Loans Schedule.
[Signature Page Follows]
7     To be included for each Applicable Funding Date after the Closing Date.

EXHIBIT C-1

IN WITNESS WHEREOF, I have signed this certificate on behalf of the Borrower on the date first set forth above.

ESTABLISHMENT LABS HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Funding Date Certificate]
EXHIBIT C-2

EXHIBIT D8
FORM OF GUARANTEE ASSUMPTION AGREEMENT
    GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] (this “Agreement”) by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a      [corporation, partnership, limited liability company, etc.] (the “Additional Subsidiary Guarantor”), under that certain Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto (the “Lenders”) and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
PRELIMINARY STATEMENTS
    WHEREAS, pursuant to the Credit Agreement, the Lenders agreed to make an extension of credit to the Borrower upon the terms and conditions set forth in the Credit Agreement;
    WHEREAS, Section 8.11(a) of the Credit Agreement provides that any new Material Subsidiary of the Borrower shall become a Subsidiary Guarantor under the Credit Agreement and a Grantor under the Security Agreement by execution and delivery of an instrument in the form of this Agreement; and
WHEREAS, the undersigned Additional Subsidiary Guarantor is executing this Agreement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor as consideration for Loans previously made pursuant to Section 2.01 of the Credit Agreement;
    NOW, THEREFORE, the Additional Subsidiary Guarantor agrees as follows:
Section 1.Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
Section 2.The Guaranty. In accordance with Section 8.11(a) of the Credit Agreement, the Additional Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Guaranty with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the Additional Subsidiary Guarantor hereby (a) jointly and severally with the other Subsidiary Guarantors, guarantees to the Administrative Agent and the Lenders, and their respective successors and assigns, the full and punctual payment in full or performance (whether at stated maturity, by acceleration or otherwise), of all Guaranteed Obligations in the same manner and to the same extent as is provided in Section 13 of the Credit Agreement and (b) makes the representations and warranties set forth in Section 7 of the Credit Agreement and in Section 4 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof; provided that the Schedules to the Credit Agreement and the Schedules to the Security Agreement, as applicable, are
8     Form subject to the review of the applicable foreign counsel(s) to the extent the Additional Subsidiary Guarantor is not an entity organized in the US.

EXHIBIT D-1

hereby supplemented to include the items set forth on the corresponding schedules to this Agreement.9 Each reference to a “Subsidiary Guarantor” in the Loan Documents shall be deemed to include the Additional Subsidiary Guarantor as if originally named therein as a Subsidiary Guarantor. The Guaranty is hereby incorporated herein by reference.
Section 3.Representations and Warranties. The Additional Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 4.Counterparts; Integration. This Agreement may be executed in counterparts (including electronic imaging means), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 5.Effect on Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
Section 6.Governing Law; Jurisdiction.
(a)Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)Jurisdiction. The Additional Subsidiary Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; and irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. The Additional Subsidiary Guarantor hereto agrees that a final judgment in any such action, litigation or proceeding
9     If any Schedules set forth in Section 7 of the Credit Agreement or Section 4 of the Security Agreement need to be updated, include such updates as a schedule to this Agreement.

EXHIBIT D-2

shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)Waiver of Venue. The Additional Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 6. The Additional Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.
(d)Service of Process. The Additional Subsidiary Guarantor irrevocably consents to service of process in the manner provided for notices in Section 14.02 (Notices) of the Credit Agreement. Nothing in this Agreement will affect the right of the Administrative Agent to serve process in any other manner permitted by applicable law. As an alternative method of service, the Additional Subsidiary Guarantor also irrevocably appoints [CT Corporation System] (the “Process Agent”) with an office on the date hereof at [28 Liberty Street, New York, NY 10005], as its agent to receive on behalf of such Additional Subsidiary Guarantor and its property service of copies of any process, summons, notice or document in any such action, litigation or proceeding. Such service may be made by mailing or delivering a copy of such process to such Additional Subsidiary Guarantor in care of the Process Agent, and the Additional Subsidiary Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Additional Subsidiary Guarantor covenants and agrees that it shall maintain its appointment of the Process Agent and shall keep the Administrative Agent advised of the identity and location of the Process Agent. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 7.Waiver of Jury Trial.
THE ADDITIONAL SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
Section 9.Notices. All communications and notices hereunder shall be in writing and given as provided in Section 14.02 (Notices) of the Credit Agreement.
Section 10.Administrative Agent’s Expenses. The Additional Subsidiary Guarantor agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Agreement as provided in Section 14.03(a) (Expenses) of the Credit Agreement.
[Signature Page Follows]

EXHIBIT D-3

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By:      Name:
Title:
Address for Notices:
[     ]
[     ]
Attn:    [     ]
Tel.:    [     ]
Fax:    [     ]
Email: [     ]

[Signature Page to Guarantee Assumption Agreement]
EXHIBIT D-4

EXHIBIT E
FORM OF INTERCOMPANY SUBORDINATION AGREEMENT
This Intercompany Subordination Agreement, dated as of April 26, 2022 (as subsequently amended or otherwise modified, this “Subordination Agreement”), is entered into by and among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), certain Subsidiaries of the Borrower that are parties hereto, and certain other Subsidiaries of the Borrower that may, from time to time in the future, become parties hereto by executing and delivering a joinder agreement in substantially the form of Exhibit A hereto (any such Subsidiary (other than the Borrower) being herein, individually, a “Subsidiary Party” and collectively the “Subsidiary Parties”) and Oaktree Fund Administration, LLC in its capacity as Administrative Agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Reference is made to that certain Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower that may be required to provide Guarantees from time to time thereunder, the Lenders from time to time party thereto and the Administrative Agent. Unless otherwise defined, capitalized terms used herein have the meanings set forth in the Credit Agreement.
This Subordination Agreement is being executed and delivered by the parties hereto pursuant to Sections 6.01(i)(v), 8.11(a) or 9.01 of the Credit Agreement.
One or more of the Borrower and the Subsidiary Parties (each individually, an “Establishment Labs Party” and collectively, the “Establishment Labs Parties”), in their capacities as lenders (each such entity, together with its successors, assigns and transferees in such capacity, individually, a “Junior Creditor”, and, collectively, “Junior Creditors”) has made, or may from time to time make, loans or extend other financings to [either (i)] one or more of the Establishment Labs Parties that is an Obligor (each such Obligor, in its capacity as a borrower from any Junior Creditor (together with its successors, assigns and transferees) being herein, individually, [a “Loan Party Obligor”, and, collectively, “Loan Party Obligors”) or (ii) if such Junior Creditor is an Obligor, one or more of the Subsidiary Parties that is not an Obligor (each such entity, in its capacity as a borrower from any such Junior Creditor that is an Obligor (together with its successors, assigns and transferees) being herein, individually, a “Subsidiary Obligor”, and collectively, “Subsidiary Obligors”, and together with the Loan Party Obligors, individually,] a “Debtor Obligor”, and, collectively, “Debtor Obligors”) to the extent permitted pursuant to Section 9.01 of the Credit Agreement. All such Indebtedness resulting from the making of any such loan or financing, together with all principal, interest, premiums, fees, costs, expenses, liabilities, indemnification amounts, obligations and other amounts of any type or nature owing or arising in respect thereof, is herein collectively referred to as the “Junior Obligations”.
Each of the Junior Creditors and each of the Debtor Obligors, for the benefit of the Secured Parties and each of their permitted successors, transferees and assigns, hereby irrevocably and unconditionally agree as follows:
1.All payment obligations and other monetary obligations of any Debtor Obligor arising from time to time under or in connection with any Junior Obligations to any Junior Creditor are, and shall be, subordinated in right of payment and performance to the extent and in the manner set forth herein, to the prior Payment in Full (as defined below) of all
EXHIBIT E-1

Obligations (other than contingent or inchoate indemnification and reimbursement obligations for which no claim has been made) owing under the Credit Agreement and the Loan Documents, whether in respect of principal, interest, fees or other monetary obligations or liabilities of any type or nature, including costs and expenses of enforcement, if any, and, where applicable, such Debtor Obligor’s Guaranty thereof (collectively the “Senior Obligations”), notwithstanding the maturity date or amortization date of any Junior Obligations or any acceleration of the maturity date related thereto, any default by or insolvency of any Debtor Obligor or any other Person, or otherwise.

2.This Subordination Agreement is for the benefit of, and shall be enforceable by the Administrative Agent on behalf of, the Secured Parties.

3.In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Debtor Obligor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any bankruptcy, insolvency or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Debtor Obligor or otherwise, the Administrative Agent shall be entitled to receive Payment in Full of the Senior Obligations before any Junior Creditor is entitled to receive any payment of all or any of the Junior Obligations, and any payment or distribution of any kind (whether in cash, property or securities, but other than (i) equity securities or (ii) debt securities of such Obligor that are subordinated, to at least the same extent as the Junior Obligations hereunder, to the payment of all Senior Obligations then outstanding) that otherwise would be payable or deliverable upon or with respect to the Junior Obligations in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of such Obligor being subordinated to payment of the Junior Obligations) shall be paid or delivered in accordance with the Credit Agreement for the account of the applicable Lenders for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations until the Payment in Full of the Senior Obligations.

4.If any proceeding referred to in Section 3 above is commenced by or against any Debtor Obligor,

a.the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Junior Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 3 above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Junior Obligations or enforcing any security interest or other lien securing payment of the Junior Obligations) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent or Lenders hereunder; and

b.each Junior Creditor shall duly and promptly take such action as the Administrative Agent may reasonably request (A) to collect the Junior Obligations for the account of the Lenders and to file appropriate claims or proofs or claim in respect of the Junior Obligations, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as either may reasonably request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Junior Obligations,
EXHIBIT E-2

and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Junior Obligations.

5.At all times during a Subordination Triggering Event (as defined below) and until Payment in Full of all Senior Obligations, (i) no Debtor Obligor shall make, and no Junior Creditor shall accept, receive or collect from or on behalf of any Debtor Obligor, any direct or indirect payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Junior Creditor, from or by way of collateral, or otherwise) on account of any of the Junior Obligations, and (ii) under no circumstance shall any payment of any of the Junior Obligations be accelerated, or any other remedy, enforcement action or other action be taken by any Junior Creditor against any Debtor Obligor or any property of any Debtor Obligor or of any other Person, in each case with respect to any of the Junior Obligations (including to assert, enforce or collect any of the Junior Obligations), in each case, without the prior written consent of the Administrative Agent. For the avoidance of doubt, so long as no Subordination Triggering Event has occurred and is continuing, a Debtor Obligor may make, and a Junior Creditor may accept, receive or collect from or on behalf of any Debtor Obligor, any direct or indirect payments or distributions on account of any Junior Obligations, and (ii) payments of any Junior Obligations may be accelerated, or any other remedy, enforcement action or other action may be taken by any Junior Creditor against any Debtor Obligor or any property of any Debtor Obligor, in each case with respect to any of the Junior Obligations, in each case, without the prior written consent of the Administrative Agent.

6.No Junior Creditor shall, directly or indirectly, independently or with any other Person, take any action that would be in violation of, or inconsistent with, or result in a breach of this Subordination Agreement or challenge or contest (i) the validity, perfection, priority or enforceability of this Subordination Agreement, any Senior Obligations or any Liens securing the Senior Obligations (“Senior Liens”), (ii) any of the rights of any Secured Party set forth in the Credit Agreement or any other Loan Document (including with respect to the Senior Liens), or (iii) the validity or enforceability of the Credit Agreement or any other Loan Document or any portion thereof.

7.In the event that, during a proceeding referred to in Section 3 above or Subordination Triggering Event and prior to Payment in Full of the Senior Obligations, any Junior Creditor shall receive any payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Junior Creditor, or otherwise) on or in respect of all or any portion of the Junior Obligations in violation of any of the provisions of this Subordination Agreement, then such payment or distribution shall be held in trust by such Junior Creditor for the benefit of, and promptly (and in any event within five (5) Business Days) paid over by such Junior Creditor to the Administrative Agent for application of such payment or distribution to repay the Senior Obligations in accordance with the terms thereof, until Payment in Full of the Senior Obligations as confirmed in writing by the Administrative Agent to the Borrower.

8.For purposes of this Subordination Agreement, (a) “Payment in Full” means, with respect to the Senior Obligations, that all such obligations (other than contingent indemnification and/or unasserted expense reimbursement obligations) constituting Senior Obligations have been indefeasibly paid in full in cash and (b) “Subordination Triggering Event” shall mean the occurrence and continuation of any Default or Event of Default under the Credit Agreement and, other than in respect of an Event of Default described in Section 11.01(h) of the Credit Agreement, delivery to the Borrower by the
EXHIBIT E-3

Administrative Agent of notice that such Default or Event of Default shall constitute a Subordination Triggering Event.

9.Neither any Junior Creditor nor any Debtor Obligor may, except as permitted under the Credit Agreement:

a.sell, assign, pledge, encumber, transfer or otherwise dispose of any of its rights or obligations hereunder unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Subordination Agreement; or

b.permit the terms of any of the Junior Obligations to be changed in such a manner as to have a material adverse effect upon the rights and remedies of the Administrative Agent or any of the Secured Parties pursuant to the Loan Documents.

10.All rights and interests of the Administrative Agent and the other Secured Parties hereunder, and all agreements and obligations of each Junior Creditor and each Debtor Obligor under this Subordination Agreement, shall remain in full force and effect until Payment in Full of the Senior Obligations irrespective of:

a.any amendment, extension, renewal, compromise, discharge, acceleration or other change in the time for payment or the terms of the Senior Obligations or any part thereof, which does not result in Payment in Full of the Senior Obligations;

b.any taking, holding, exchange, enforcement, waiver, release, failure to perfect, sell or otherwise dispose of any security for payment of any Guarantee or any Senior Obligations;

c.the application of security and directing the order or manner of sale thereof as the Administrative Agent and the Secured Parties in their sole discretion may determine;

d.the release or substitution of one or more of any endorsers or other guarantors of any of the Senior Obligations;

e.the taking of, or failure to take any action which, but for this Section 10, might operate as a discharge of such Debtor Obligor;

f.any defense arising by reason of any disability, change in corporate existence or structure or other defense of any Debtor Obligor or a Junior Creditor, the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of such Debtor Obligor or a Junior Creditor;

g.any defense based on any claim that such Debtor Obligor’s or Junior Creditor’s obligations exceed or are more burdensome than those of any other Debtor Obligor or any other Junior Creditor, as applicable;

h.any right to proceed against any Debtor Obligor, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party, whatsoever;

EXHIBIT E-4

i.any benefit of and any right to participate in any security now or hereafter held by any Secured Party, and

j.to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.

This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

11.The Administrative Agent and the Lenders are hereby authorized to demand specific performance of this Subordination Agreement, whether or not such Debtor Obligor shall have complied with any of the provisions hereof applicable to it, at any time when such Junior Creditor shall have failed to comply with any of the provisions of this Subordination Agreement applicable to it. Each Junior Creditor hereby irrevocably waives any defense based on the adequacy of remedy at law, which might be asserted as a bar to such remedy of specific performance.

12.Each Junior Creditor agrees that no payment or distribution to the Administrative Agent or the other Lenders pursuant to the provisions of this Subordination Agreement shall entitle such Junior Creditor to exercise any right of subrogation in respect thereof until the Payment in Full of the Senior Obligations.

13.Each Junior Creditor and each Debtor Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request in writing, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent or any other Lenders to exercise and enforce their respective rights and remedies hereunder.

14.This Subordination Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Section 14 thereof. The provisions of this Subordination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

15.This Subordination Agreement may be executed in any number of counterparts (including electronic imaging means), all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Subordination Agreement by signing any such counterpart. Delivery of an executed signature page of this Subordination Agreement by electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Subordination Agreement and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic
EXHIBIT E-5

Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

16.This Subordination Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

17.Any Subsidiary of the Borrower may, without the consent of any other party to this agreement, become an Establishment Labs Party under this Subordination Agreement by executing and delivering to the Administrative Agent a Subordination Agreement Joinder in substantially the form of the attached Exhibit A.

18.Except as modified in accordance with Section 17 to add any Subsidiary of the Borrower as an additional Establishment Labs Party to this Subordination Agreement, this Subordination Agreement may not be amended, waived or otherwise modified without the prior written consent of the Administrative Agent and the Borrower.

19.Upon the consummation of any transaction permitted under the Credit Agreement as a result of which an Establishment Labs Party ceases to be a Subsidiary of the Borrower, such Establishment Labs Party shall be automatically released from its obligations hereunder without further action by the Administrative Agent, the Borrower, or any other party.

[SIGNATURE PAGE FOLLOWS]
EXHIBIT E-6

IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.

ESTABLISHMENT LABS HOLDINGS INC.

By:
Name:
Title:

ESTABLISHMENT LABS SOCIEDAD ANONIMA

By:
Name:
Title:

EUROPEAN DISTRIBUTION CENTER MOTIVA BV

By:
Name:
Title:

ESTABLISHMENT LABS BRASIL PRODUTOS PARA SAUDE LTDA.

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]
EXHIBIT E-7

JAMM TECHNOLOGIES, INC.

By:
Name:
Title:

MOTIVA USA LLC

By:
Name:
Title:

MOTIVA GERMANY GMBH

By:
Name:
Title:

MOTIVA IMPLANTS UK LIMITED

By:
Name:
Title:

MOTIVA ITALY S.R.L.

By:
Name:
Title:

MOTIVA IMPLANTS FRANCE SAS

By:
Name:
Title:
MOTIVA IMPLANTS SPAIN, S.L.

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]
EXHIBIT E-8

MOTIVA AUSTRIA GMBH

By:
Name:
Title:

JEN-VAULT AG

By:
Name:
Title:

MOTIVA ARGENTINA SRL

By:
Name:
Title:

MOTIVA NORDICA AB

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]
EXHIBIT E-9

Oaktree Fund Administration, LLC, as
the Administrative Agent

By:
Name:
Title:
Exhibit A
Form of Intercompany Subordination Agreement Joinder
INTERCOMPANY SUBORDINATION AGREEMENT JOINDER, dated as of [DATE] (this “Joinder”) by [NAME OF ADDITIONAL SUBSIDIARY], a [•] [corporation, partnership, limited liability company, etc.] (the “Additional Establishment Labs Party”), under that certain Intercompany Subordination Agreement, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto and Oaktree Fund Administration, LLC, in its capacity as Administrative Agent for the Lenders under the Credit Agreement (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Subordination Agreement.
Pursuant to Section 17 of the Subordination Agreement, the Additional Establishment Labs Party hereby agrees to become an “Establishment Labs Party” for all purposes of the Subordination Agreement, assumes and agrees to perform all of the obligations of a [Debtor Obligor] [and] [Junior Creditor] thereunder and agrees that it shall comply with and be bound by the terms of the Subordination Agreement as if it had been a signatory thereto as of the date thereof.
The Additional Establishment Labs Party acknowledges that its obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties. The Additional Establishment Labs Party further agrees that it has joined and is fully obligated as a [Debtor Obligor] [and] [Junior Creditor] under the Subordination Agreement.
The Additional Establishment Labs Party represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
All terms and conditions of the Subordination Agreement are hereby incorporated by reference to this Joinder as if set forth in full.
IN WITNESS WHEREOF, the Additional Establishment Labs Party has caused this Joinder to be duly executed and delivered as of the date first above written.
[ADDITIONAL ESTABLISHMENT LABS PARTY]
By     Name:

[Signature Page to Intercompany Subordination Agreement]
EXHIBIT E-10

Title:
EXHIBIT F-11
US-DOCS\127974836.3

US-DOCS\127974836.7
4894-1408-3865 v.4.3

EXHIBIT F
FORM OF LANDLORD CONSENT
This CONSENT AGREEMENT (this “Agreement”) is entered into as of [•], 20[•], by and between [INSERT NAME OF LANDLORD] (“Landlord”), [INSERT NAME OF TENANT] (“Tenant”) and Oaktree Fund Administration, LLC (in such capacity, together with its successors and assigns, the “Administrative Agent”), with reference to the following facts:
WHEREAS, Landlord and Tenant have entered into that certain lease, dated as of [•], 20[•] and attached hereto as Annex A (the “Lease”) for certain premises described in the Lease;
WHEREAS, Tenant has entered into (i) that certain Credit Agreement and Guaranty, dated as of April 26, 2022, among [Tenant/Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands] (the “Borrower”), as borrower, the Subsidiary Guarantors from time to time party thereto [including Tenant], the Lenders from time to time party thereto, and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) that certain Security Agreement, dated as of April 26, 2022, among [Tenant/Establishment Labs Holdings Inc.], the other Grantors from time to time party thereto [including Tenant], and the Administrative Agent (as amended or otherwise modified from time to time, the “Security Agreement”); and
WHEREAS, pursuant to the Security Agreement, the Administrative Agent has obtained a continuing security interest in, among other things, substantially all assets of Tenant, whether now owned or hereafter acquired (the “Collateral”), including any equipment, tools, machinery, inventory, stock, goods, furniture, accounts receivable, trade fixtures and other property (together with all additions, substitutions, replacements, improvements and proceeds thereof, “Tenant’s Property”) that are now or in the future may become located or stored at the location(s) described in the Lease (the “Premises”), until all Obligations (other than the inchoate indemnification and reimbursement obligations for which no claim has been made) have been paid in full and the Commitment under the Credit Agreement has been terminated (the capitalized terms used above but not defined shall have the definitions provided in the Credit Agreement).
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.(a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect, (c) Landlord has no actual knowledge of any defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease and (d) Landlord has no knowledge of the occurrence of any default under or in connection with the Lease.

2.Tenant’s granting of a security interest in or lien upon the Collateral in favor of the Administrative Agent shall not constitute a default under the Lease or permit Landlord to terminate the Lease or otherwise be the basis for the exercise of any remedy by Landlord. Tenant’s obligations under the Loan Documents, and any of the terms and conditions thereof, may be amended, modified or extended without consent of or notice to Landlord.

3.Landlord shall send to the Administrative Agent a concurrent copy of any notice of default or acceleration of rent payments under the Lease sent to Tenant. Failure by Landlord to send any such notice shall not affect the rights or obligations of Landlord or Tenant
EXHIBIT F-1

under the Lease and Landlord shall not incur any liability for failure to do so. Landlord shall allow the Administrative Agent the same rights to cure a default under the Lease as Tenant has under the Lease during the same cure period afforded to Tenant (provided that the Administrative Agent shall have no obligation to cure). Landlord shall also send to the Administrative Agent notice of any termination of the Lease within five business days thereof. No action by Administrative Agent pursuant to this Agreement shall be deemed to be an assumption by Administrative Agent of any obligation under the Lease, and, except as explicitly provided in Sections 7 and 10 below, the Administrative Agent shall not have any obligation to Landlord.

4.Landlord waives and releases in favor of the Administrative Agent: (a) each and every right which Landlord now has under applicable law or by virtue of the Lease, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to Tenant’s Property that is located on the Premises and (b) any and all other interests or claims of every nature whatsoever which Landlord may now or hereafter have in or against Tenant’s Property for any rent, storage charges, or other sums due, or to become due, to Landlord by Tenant.

5.As between Landlord and Tenant, Tenant’s Property is and will remain personal property and shall not be considered fixtures or otherwise part of the Premises regardless of whether or by what means it is or may become attached or affixed to the Premises. Landlord shall provide prompt written notice to the Administrative Agent at the address set forth in its signature block of any early termination or expiration of the lease or any abandonment of the Premises by Tenant.

6.Landlord hereby agrees to not exercise any of Landlord’s rights, remedies, powers, privileges, or discretions with respect to Tenant’s Property, or Landlord’s liens or security interests in Tenant’s Property, unless and until Landlord receives written notice from the Administrative Agent that Tenant’s obligations under the Loan Documents have been paid in full. The foregoing waiver is for the benefit of the Administrative Agent only and does not affect the obligations of Tenant to Landlord under the Lease.

7.During the term of the Lease, Landlord grants to the Administrative Agent a license to enter upon and into the Premises upon reasonable prior written notice to each of Landlord and the Borrower at reasonable times during regular business hours to take possession of, sell or otherwise enforce its security interest in Tenant’s Property, subject to the limitations set forth in the Credit Agreement and the Security Agreement. Landlord shall cooperate with the Administrative Agent’s enforcement of its security interest and rights in Tenant’s Property, at no cost to Landlord. The Administrative Agent will comply with any security or escort requirements or other reasonable requirements imposed by Landlord. The Administrative Agent shall promptly repair, at the Administrative Agent’s expense, or reimburse Landlord for any physical damage to the Premises caused by the conduct of such sale and any removal of Tenant’s Property by or through the Administrative Agent (normal wear and tear excluded); provided that the Administrative Agent shall not be liable for any diminution in value of the Premises caused by the absence of any of Tenant’s Property or any other property left on the Premises by Landlord or Tenant.

8.So long as Tenant remains in possession of the Premises, Landlord will not dispose of any of Tenant’s Property nor assert any right or interest therein. If any of Tenant’s Property remains on the Premises after Tenant has vacated the Premises and an Event of Default has occurred and is continuing, Landlord (i) will promptly inform the Administrative Agent of the vacancy and not dispose of any of Tenant’s Property nor assert any right or interest therein, unless the Administrative Agent has had a reasonable period of time (in any case, not less than ninety (90) days after the Administrative Agent has actual knowledge that Tenant has vacated the Premises) to exercise the Administrative Agent’s rights in and to Tenant’s Property, and (ii) will permit the Administrative Agent, or its agents or representatives, upon two (2) business days’ prior written notice by the Administrative Agent to Landlord at the address set forth in its signature block, to enter upon the Premises during such ninety (90) day period for the purpose of exercising any right
EXHIBIT F-2

the Administrative Agent may have under the terms of the Credit Agreement or Security Agreement, at law, or in equity, including, without limitation, the right to remove the Collateral and the right to conduct a public auction or private sale of Tenant’s Property at the Premises, provided that the Administrative Agent shall use reasonable best efforts to notify Landlord first and hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises.

9.If any order or injunction is issued or stay granted which prohibits the Administrative Agent from exercising any of its rights hereunder, then, at the Administrative Agent’s option, the period set forth in Section 8 shall be stayed during the period of such prohibition and shall continue thereafter for the greater of (i) the number of days remaining for the Administrative Agent to perform under Section 8 or (ii) thirty (30) days.

10.The Administrative Agent agrees promptly10 to repair any damage to the Premises caused by the Administrative Agent’s or its agent’s removal of Tenant’s Property following the occurrence and continuance of an Event of Default or, if Landlord, in its sole discretion, shall elect to make such repairs, to pay to Landlord promptly the reasonable costs and expenses incurred in connection therewith. The Administrative Agent hereby indemnifies Landlord for any claim, liability or expense (including reasonable attorneys’ fees) arising out of or in connection with the Administrative Agent’s or its agent’s entry upon the Premises and removal of the Collateral. Notwithstanding the foregoing, the Administrative Agent shall not (i) be liable for any diminution in value of the Premises caused by the absence of any Collateral so removed or (ii) have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Tenant.

11.All notices hereunder to Landlord or to the Administrative Agent shall be in writing and sent to Landlord or to the Administrative Agent at its address set forth on the signature page hereof by email, United States mail or overnight delivery service.

12.The agreements contained herein shall continue in effect until all amounts advanced under the Credit Agreement have been paid in full in cash. Upon payment in full in cash (other than contingent or inchoate indemnification and reimbursement obligations for which no claim has been made) of Tenant’s obligations under the Credit Agreement, all agreements herein shall automatically terminate without the further action of any of the parties party hereto.

13.This Agreement and any right, remedy, obligation, claim, controversy, dispute or cause of action based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the laws of the State of New York, provided that Section 5-1401 of the New York General Obligations Law shall apply.

14.Landlord irrevocably and unconditionally (a) agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or in equity, whether in contract, tort or otherwise, against the Administrative Agent arising out of or relating to this Agreement in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, (b) submits to the jurisdiction of such courts and agrees that all claims in respect of such action, litigation or proceeding may be heard and determined in
10    NTD: Admin Agent’s costs and expenses in connection with its enforcement or collection proceedings resulting from an occurrence of an EOD should be, and is, governed by Section 14 of the Security Agreement, in addition to any reimbursement obligations in Section 14.03(a)(ii) of the Credit Agreement during an EOD. The point of the landlord waiver is to obtain the landlord’s consent ahead of any potential EOD scenario so that the Admin Agent is able to access the Collateral without delay upon an EOD. Any agreement over fees/expenses between the Company and the Admin Agent should be addressed in the loan documents.
EXHIBIT F-3

such New York State court or, to the fullest extent permitted by applicable law, in such federal court, (c) agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 14, (e) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (f) consents to the service of any process, summons, notice or document in any such action, litigation or proceeding by registered mail addressed to Landlord at its address set forth on the signature page hereof. Nothing herein will affect the right of the Administrative Agent to serve legal process in any other manner permitted by law or affect the Administrative Agent’s right to bring any action, litigation or proceeding against Landlord or its property in the courts of other jurisdictions. To the extent that Landlord has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Landlord irrevocably waives such immunity in respect of its obligations under this Agreement.

15.Sub-Agent. All rights of the Administrative Agent hereunder may be exercised by any other person acting on the Administrative Agent’s behalf as its sub-agent and designated by the Administrative Agent in writing as such.

16.WAIVER OF JURY TRIAL. LANDLORD IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR AGENT’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.

17.This Agreement may be executed in any number of counterparts (including electronic imaging means), all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

18.This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

[Signature Page Follows]
EXHIBIT F-4

IN WITNESS WHEREOF, the undersigned have executed this instrument at     , this     day of     , 20     .

[LANDLORD’S NAME], as Landlord

By:
Name:
Title:

Address for Notices:
[     ]
[     ]
Attn:    [     ]
Tel.:    [     ]
Fax:    [     ]
Email: [     ]

Oaktree Fund Administration, LLC, as the
Administrative Agent

By:
Name:
Title:

Address for Notices:
Oaktree Fund Administration, LLC,
as Administrative Agent
333 S. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attention: Oaktree Agency
Email: oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P.
333 S. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attention: Aman Kumar
Email: AmKumar@oaktreecapital.com
Acknowledged and Agreed to:

[TENANT’S NAME], as Tenant

By:      Name:
Title:
[Signature Page to Landlord Consent]
EXHIBIT F-5

ANNEX A
Lease
[Annex A to Landlord Consent]
EXHIBIT F-6

EXHIBIT G
FORM OF NOTE
TRANCHE [A][B][C][D] TERM LOAN NOTE
U.S. $[•]    [•], 20[•]
FOR VALUE RECEIVED, the undersigned, Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), hereby promises to pay to [     ] (the “Lender”), in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of the Tranche [A][B][C][D] Term Loan (the “Loan”) made by the Lender pursuant to Section 2.01 of the Credit Agreement and Guaranty, dated as of April 26, 2022, among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oaktree Fund Administration, LLC, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on the dates and at the times set forth in the Credit Agreement. Capitalized terms used in this Note and not otherwise defined herein shall have the meanings attributable to such terms in the Credit Agreement.
The Borrower also promises to pay interest on the unpaid principal amount of the Loan on the dates and at the rate or rates provided for in the Credit Agreement. All payments of principal and interest shall be made in lawful money of the United States in immediately available funds to the Administrative Agent at such place and to such account or accounts as the Administrative Agent may direct from time to time by notice to the Borrower in accordance with the Credit Agreement, for the benefit of the Lender on the date or dates and times specified in the Credit Agreement.
This Note is one of the Notes referred to in and is issued pursuant to the terms of the Credit Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein. Reference is hereby made to the Credit Agreement for a statement of the terms and conditions governing this Note, including those related to voluntary and mandatory prepayment of this Note and acceleration of the maturity hereof upon the happening of certain stated events.
This Note is secured, on a parity basis with the other Notes, by the Security Documents. Reference is hereby made to the Security Documents for a description of the collateral thereby mortgaged, warranted, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note and the rights of the holder of this Note and the Administrative Agent in respect of such security and otherwise.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.
EXHIBIT G-1

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

[Signature Page Follows]
EXHIBIT G-2

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note as of the date first above written.
ESTABLISHMENT LABS HOLDINGS INC.

By:      Name:
Title:

[Signature Page to Note]
EXHIBIT G-3

EXHIBIT H
FORM OF COSTA RICAN NOTE
[See attached]
EXHIBIT H-1

EXHIBIT I
EXHIBIT I-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
    Reference is made to the Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
    Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
    The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _________________________
Name:
Title:

Date:      , 20[ ]
EXHIBIT I-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT I-1-1

    Reference is made to the Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
    Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
    The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name:
Title:

Date:      , 20[ ]

Exhibit D-1-1
\\DC - 761996/000013 - 16137057 v4
US-DOCS\127974836.7
4894-1408-3865 v.4.3

EXHIBIT I-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

    Reference is made to the Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
    Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
    The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name:
Title:

Date:      , 20[ ]
EXHIBIT I-3-1

EXHIBIT I-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

    Reference is made to the Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
    Pursuant to the provisions of Section 5.03(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
    The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: ________________________
Name:
Title:

Date:      , 20[ ]
EXHIBIT I-4-1

Exhibit J
FORM OF SOLVENCY CERTIFICATE [     ], 20[__]

This Solvency Certificate (this “Certificate”) is delivered pursuant to [Section 6.01(h)]11[Section 6.02(c)]12 of that certain Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time , the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned, a director of the Borrower, in such capacity only and not in my individual capacity (and without personal liability) hereby certifies on behalf of the Borrower as of the date hereof as follows:
1.I am a director of the Borrower and am knowledgeable of the financial and accounting matters of the Borrower and its Subsidiaries and as such, I am authorized to execute and deliver this Certificate on behalf of the Borrower.
2.I have carefully reviewed the contents of this Certificate and have knowledge of and have reviewed to my satisfaction the Credit Agreement.
3.The Obligors and their Subsidiaries, on a consolidated basis, immediately before and after giving effect to the Borrowing being made on the date hereof and the use of proceeds thereof, and the consummation of the Transactions, are, and will be, Solvent.
4.No transfer of property is being made by the Borrower or any of its Subsidiaries and no obligation is being incurred by the Borrower individually and together with its Subsidiaries, on a consolidated basis, in connection with the transactions contemplated by the Credit Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Borrower or any of its Subsidiaries.
The undersigned understands that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate[ and that the delivery of this Certificate is a material inducement for the Administrative Agent and the Lenders to enter into the Credit Agreement and consummate the transactions contemplated thereby,]13 and the undersigned hereby consents to such reliance.
[Signature Page Follows]
11     For Closing.
12     For Tranche B, C, and D Term Loans.
13     For Closing.
EXHIBIT J-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first written above.

ESTABLISHMENT LABS HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Solvency Certificate]
EXHIBIT J-2

EXHIBIT K
FORM OF COMPLIANCE CERTIFICATE
[DATE]
This certificate is delivered pursuant to Section 8.01(c) of the Credit Agreement and Guaranty, dated as of April 26, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Establishment Labs Holdings Inc., a BVI business company limited by shares incorporated under the BVI Business Companies Act, 2004 (as amended) with company number 1794254 and with its registered office address at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and Oaktree Fund Administration, LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned, a duly authorized Responsible Officer of the Borrower having the name and title set forth below under his, her or their signature, hereby certifies (in his, her or their capacity as [a director][an officer] of the Borrower and not in his, her or their individual capacity or with any personal liability), on behalf of the Borrower for the benefit of the Lenders and pursuant to Section 8.01(c) of the Credit Agreement, that such Responsible Officer of the Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true on the date hereof:
1.[In accordance with Section 8.01[(a)/(b)] of the Credit Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [•] required to be delivered.]/[The financial statements for the [fiscal quarter/fiscal year] ended [•] required to furnished pursuant to Section 8.01[(a)/(b)] of the Credit Agreement are publicly available on “EDGAR” or on the Borrower’s website.] [Such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at the dates indicated therein and the results of operations of the Borrower and its Subsidiaries for the periods indicated therein and have been prepared in accordance with GAAP consistently applied (subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes)].14

2.[The Borrower has complied with the covenants contained in Section 10.02 of the Credit Agreement as of the last day of the [fiscal quarter/fiscal year], covered by the financial statements referred to in Section 1 above.]15

3.No Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex B attached hereto, which describes in detail the nature of the condition or event, the period during which it has existed and the action which any Obligor or any of its Subsidiaries has taken, is taking, or proposes to take with respect to each such condition or event].

4.[Attached hereto as Annex C is a list of any Claims made during the fiscal quarter ended as of the date referred to in Section 1 related to any Product or inventory involving more than $2,000,000 (or the Equivalent Amount in other currencies), including a statement setting forth details of each such Claim.]

5.[Any Loss in an amount exceeding $2,000,000 as a result of any event with respect to the property or assets of the Borrower or any of its Subsidiaries during the period covered by this Compliance Certificate, are described in Annex D attached hereto.]
14     Insert language in brackets only for quarterly certifications delivered pursuant to Section 8.01(a).
15     Insert language in brackets only for quarterly or annual certifications delivered for the fiscal quarter ending September 30, 2022, and thereafter.
EXHIBIT K-1

6.[Annex E hereto sets forth: (i) A description of any intention of any ERISA Affiliate to file any notice of intent to terminate any Title IV Plan, together with a copy of any such notice and (ii) a description of any filing by any ERISA Affiliate of a request for a minimum funding waiver under Section 412 of the Code with respect to any Title IV Plan, in reasonable detail (including a description of any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto), in each case involving an amount exceeding $2,000,000 and during the period covered by this Compliance Certificate.]

7.[Annex F hereto sets forth a description of any Contract entered into by the Borrower or any of its Subsidiaries during the period covered by this Compliance Certificate in connection with any material Claim in an amount exceeding $2,000,000 of actual alleged violation, infringement or misappropriation of any Intellectual Property by or against the Borrower or any of its Subsidiaries.]

8.[Attached hereto as Annex G is a list of all newly created, developed or acquired Intellectual Property Collateral (as defined in the Security Agreement) of any Grantor (as defined in the Security Agreement) which is Registered (as defined in the Security Agreement) required to be updated pursuant to Section 3(e)(i) of the Security Agreement.][Since [the Closing Date][the date of the last Compliance Certificate delivered by the Borrower pursuant to Section 8.01(c) of the Credit Agreement], the Company has no newly created, developed or acquired Intellectual Property Collateral (as defined in the Security Agreement) of any Grantor (as defined in the Security Agreement) which is Registered (as defined in the Security Agreement).]

9.[Insert any details of any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries (other than as required under GAAP).]

10.[Attached hereto as Annex H is a list of all new Material Agreements entered into during the period covered by this Compliance Certificate by any Obligor and all material amendments during the period covered by this Compliance Certificate to any Material Agreement, along with copies thereof.]

11.[Attached hereto as Annex I is a list of any product of any Obligor satisfying the criteria set forth in clause (b) of the definition of “Product” in the Credit Agreement.]

[Signature Page Follows]
EXHIBIT K-2

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.
ESTABLISHMENT LABS HOLDINGS INC.

By:
Name:
Title:
[Signature Page to Compliance Certificate]
EXHIBIT K-3

ANNEX A TO COMPLIANCE CERTIFICATE
FINANCIAL STATEMENTS
[IF NEEDED]
[Annex A to Compliance Certificate]
EXHIBIT K-4

ANNEX B TO COMPLIANCE CERTIFICATE
DEFAULTS OR EVENTS OF DEFAULT
[IF NEEDED]

[Annex B to Compliance Certificate]
EXHIBIT K-5

ANNEX C TO COMPLIANCE CERTIFICATE
CLAIMS
[IF NEEDED]

[Annex C to Compliance Certificate]
EXHIBIT K-6

ANNEX D TO COMPLIANCE CERTIFICATE
LOSSES
[IF NEEDED]
[Annex D to Compliance Certificate]
EXHIBIT K-7

ANNEX E TO COMPLIANCE CERTIFICATE
ERISA
[IF NEEDED]
[Annex E to Compliance Certificate]
EXHIBIT K-8

ANNEX F TO COMPLIANCE CERTIFICATE
INTELLECTUAL PROPERTY CLAIMS
[IF NEEDED]
[Annex F to Compliance Certificate]
EXHIBIT K-9

ANNEX G TO COMPLIANCE CERTIFICATE

INTELLECTUAL PROPERTY COLLATERAL
[IF NEEDED]
[Annex G to Compliance Certificate]
EXHIBIT K-10

ANNEX H TO COMPLIANCE CERTIFICATE
MATERIAL AGREEMENTS
[IF NEEDED]

[Annex H to Compliance Certificate]
EXHIBIT K-11

ANNEX I TO COMPLIANCE CERTIFICATE
PRODUCTS
[IF NEEDED]

[Annex I to Compliance Certificate]
EXHIBIT K-12